UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

COMMAND SECURITY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[X]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

COMMAND SECURITY CORPORATION

512 Herndon Parkway, Suite A

Herndon, VA 20170

November 2, 2018

Dear Fellow Shareholder:

On September 18, 2018, Command Security Corporation (which we refer to as “Command,” “we,” “us” or “our”), Prosegur SIS (USA) Inc. (which we refer to as “Parent”) and its wholly owned subsidiary, Crescent Merger Sub, Inc. (which we refer to as “Merger Sub”), entered into a merger agreement pursuant to which Parent will acquire Command in a merger of Merger Sub with and into Command, with Command surviving as a wholly owned subsidiary of Parent (which we refer to as the “merger”). In connection with the merger, Command is calling a special meeting of its shareholders on December 4, 2018, at 1:00 p.m., Eastern Time, to enable Command’s shareholders to consider and vote on a proposal to approve the merger agreement and certain other related matters. The special meeting is scheduled to be held online, and you can vote your shares electronically by visiting www.virtualshareholdermeeting.com/moc2018sm (you will need the 16-digit control number included on your proxy card to enter the meeting).

Upon completion of the merger, each Command shareholder will receive, for each share of Command common stock, par value $0.0001 per share, owned as of immediately prior to the merger, $2.85 in cash. At a meeting on September 16, 2018, the board of directors of Command unanimously determined that the merger agreement and the merger are advisable, fair to, and in the best interests of, Command and its shareholders, and has authorized, approved and adopted the merger agreement and the transactions contemplated by the merger agreement. Our board of directors recommends that the Command shareholders vote “FOR” the approval of the merger agreement.

Concurrently with the execution of the merger agreement, Parent entered into a voting agreement (which we refer to as the “voting agreement”) with Craig P. Coy, Thomas P. Kikis, Wax Asset Management, LLC, Norman H. Pessin, Sandra F. Pessin and Brian L. Pessin, who, as of the date of the voting agreement, collectively beneficially owned 6,154,468 shares of Command common stock, or approximately 60.7% of the outstanding shares of Command common stock. The voting agreement generally requires the shareholders party to the voting agreement to, among other things, vote their shares of Command common stock in favor of the proposal to approve the merger agreement and certain related matters, as applicable, and against alternative transactions.

Your vote is very important. The merger cannot be completed unless holders of two-thirds of the outstanding shares of Command common stock entitled to vote on the proposal at the special meeting vote in favor of the approval of the merger agreement. If you fail to vote on the approval of the merger agreement, the effect will be the same as a vote “AGAINST” the approval of the merger agreement. Whether or not you plan to attend the special meeting, we urge you to read our proxy statement and vote.

If your shares of Command common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Command common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of Command common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Command common stock “FOR” the proposal to adopt the merger agreement will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

The accompanying proxy statement provides you with more detailed information about the special meeting, the merger agreement and the transactions contemplated thereby, including the merger, as well as the voting agreement. Copies of the merger agreement and the voting agreement are attached as Annex A and Annex B, respectively, to the proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the merger agreement, the voting agreement and the documents referred to or incorporated by reference in this proxy statement. You may also obtain additional information about Command from other documents we have filed with the Securities and Exchange Commission. At the special meeting, we will also respond to your questions.

If you have any questions or need assistance voting your shares of Command common stock, please contact Command Security Corporation, Attention: Investor Relations, 512 Herndon Parkway, Suite A, Herndon, Virginia 20170, telephone: (703) 464-4735.

Thank you in advance for your cooperation and continued support.

Sincerely,

/s/ Craig P. Coy

Craig P. Coy

Chief Executive Officer

The accompanying proxy statement is dated November 2, 2018, and is first being mailed to Command’s shareholders on or about November 2, 2018.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying document or determined that the accompanying document is accurate or complete. Any representation to the contrary is a criminal offense.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 4, 2018

WHAT:	The Special Meeting of Shareholders (which we refer to as the “special meeting”) of Command Security Corporation, a New York corporation (which we refer to as “Command,” “we,” “us” or “our”).

WHEN:	1:00 p.m. Eastern Time, on December 4, 2018

WHERE:	You will be able to attend the special meeting online, and you can vote your shares electronically by visiting www.virtualshareholdermeeting.com/moc2018sm. You will need the 16-digit control number included on your proxy card to enter the meeting.

ITEMS OF BUSINESS:	1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of September 18, 2018 (which we refer to as the “merger agreement”), by and among Command, Prosegur SIS (USA) Inc. (which we refer to as “Parent”) and its wholly owned subsidiary, Crescent Merger Sub, Inc. (which we refer to as “Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into Command, with Command surviving the merger as a wholly owned subsidiary of Parent (which we refer to as the “merger”);

2. To consider and cast an advisory (non-binding) vote on specified compensation that may be received by Command’s named executive officers in connection with the merger;

3. To consider and vote on any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement; and

4. To transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.

WHO MAY VOTE:	You may vote if you are a shareholder of record as of the close of business on October 31, 2018.

DATE OF MAILING OR AVAILABILITY:	This Notice of Special Meeting of Shareholders and this proxy statement will first be mailed to shareholders on or about November 2, 2018.

Your vote is very important. The merger cannot be completed unless holders of two-thirds of the outstanding shares of Command common stock entitled to vote on the proposal at the special meeting vote in favor of the approval of the merger agreement. If you fail to vote on the approval of the merger agreement, the effect will be the same as a vote “AGAINST” the approval of the merger agreement. Whether or not you plan to attend the special meeting online, please vote electronically or by telephone or, if you have received a paper copy of the proxy, please sign and date the enclosed proxy card and return it promptly.

If your shares of Command common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Command common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of Command common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Command common stock “FOR” the proposal to adopt the merger agreement will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

Concurrently with the execution of the merger agreement, Parent entered into a voting agreement with Craig P. Coy, Thomas P. Kikis, Wax Asset Management, LLC, Norman H. Pessin, Sandra F. Pessin and Brian L. Pessin, who, as of the date of the voting agreement, collectively beneficially owned 6,154,468 shares of Command common stock, or approximately 60.7% of the outstanding shares of Command common stock. The voting agreement generally requires the shareholders party to the voting agreement to, among other things, vote their shares of Command common stock in favor of the proposal to approve the merger agreement and certain related matters, as applicable, and against alternative transactions.

The Command board of directors has unanimously determined that the merger is advisable, fair to, and in the best interests of, Command and its shareholders, and has authorized, approved and adopted the merger agreement and the transactions contemplated by the merger agreement and recommends that the Command shareholders vote “FOR” the approval of the merger agreement.

The Command board of directors recommends that the Command shareholders vote:

1.	“FOR” the proposal to approve the merger agreement;

2.	“FOR” the proposal to approve, on an advisory (non-binding) basis, specified compensation that may be received by Command’s named executive officers in connection with the merger; and

3.	“FOR” any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement.

The accompanying proxy statement provides a detailed description of the merger and the merger agreement. We urge you to read the accompanying proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety. If you have any questions concerning the merger agreement, the merger or the proxy statement of which this notice forms a part, would like additional copies of the proxy statement or need help voting your shares of Command common stock, please contact Command Security Corporation, Attention: Investor Relations, 512 Herndon Parkway, Suite A, Herndon, Virginia 20170, telephone: (703) 464-4735.

By Order of the Board of Directors

/s/ Craig P. Coy
Craig P. Coy
Chief Executive Officer

Herndon, Virginia

November 2, 2018

SUMMARY

This summary highlights selected information from this document. You are urged to carefully read the entire document and the other documents referred to in this document because the information in this section does not provide all the information that might be important to you with respect to the merger agreement, the merger and the other matters being considered at the meeting. See “Where You Can Find More Information.” Each item in this summary refers to the page of this document on which that subject is discussed in more detail.

Information About Command and the Other Parties to the Merger (see page 14)

Command Security Corporation, a New York corporation (which we refer to as “Command,” “we,” “us” or “our”), together with our subsidiaries, is a security services company which principally provides uniformed security officers and aviation security services to commercial, financial, industrial, aviation and governmental customers throughout the United States. We provide our security services to our customers through Command Security, our security division, and our aviation security services through our Aviation Safeguards division. Command common stock, par value $0.0001 per share (which we refer to as “Command common stock”), is publicly traded on NYSE American LLC (which we refer to as “NYSE American”) under the symbol “MOC.”

Our principal executive offices are located at 512 Herndon Parkway, Suite A, Herndon, Virginia 20170 and our telephone number is (703) 464-4735. For more information about Command, please visit our website at www.commandsecurity.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission (which we refer to as the “SEC”). See “Where You Can Find More Information.”

Prosegur SIS (USA) Inc., a Florida corporation (which we refer to as “Parent”), is a holding company and a wholly owned subsidiary of Prosegur Compañía de Seguridad, S.A., a corporation incorporated under the laws of the Kingdom of Spain, which, together with its subsidiaries, operates in Spain, Brazil, Argentina, Colombia, Chile, Costa Rica, El Salvador, Guatemala, Honduras, Mexico, Nicaragua, Paraguay, Peru, Uruguay, Germany, France, Portugal, Turkey, Australia, China, the Philippines, India, Singapore and South Africa. Prosegur Compañía de Seguridad, S.A., is organized around three primary activity lines: security, cash and alarms.

The principal executive offices of Parent are located at c/o Prosegur Compañía de Seguridad, S.A., 24 Pajaritos Street, 28007, Madrid, Spain and its telephone number is +34 91 558 5124.

Crescent Merger Sub, Inc. is a New York corporation (which we refer to as “Merger Sub”) and a wholly owned subsidiary of Parent. Merger Sub has not carried on any activities to date, other than activities incidental to its formation or undertaken in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist.

The principal executive offices of Merger Sub are located at c/o Prosegur Compañía de Seguridad, S.A., 24 Pajaritos Street, 28007, Madrid, Spain and its telephone number is +34 91 558 5124.

The Merger (see page 15)

Command, Parent and Merger Sub entered into a merger agreement, pursuant to which they agreed that Parent would acquire Command pursuant to a merger of Merger Sub with and into Command, with Command surviving the merger as a wholly owned subsidiary of Parent. As a result of the merger, Command will cease to be a separate, publicly held company.

The merger agreement is attached as Annex A and is incorporated into this proxy statement by reference. You are encouraged to read it carefully and in its entirety because it is the legal document that governs the merger.

Merger Consideration (see page 36)

In the merger, each share of Command common stock issued and outstanding as of immediately prior to the merger (other than shares owned by Command’s subsidiaries, Parent, Merger Sub or any of their subsidiaries) will be converted into the right to receive $2.85 in cash.

Treatment of Command Equity Awards (see page 37)

Stock Options. At the effective time of the merger, each outstanding option to purchase shares under Command’s stock plans, vested or unvested, will be cancelled and will entitle the holders of the options to receive an amount in cash (less applicable taxes required to be withheld) equal to (i) the total number of shares subject to the option, whether vested or unvested, immediately prior to the effective time multiplied by (ii) the excess, if any, of (1) the merger consideration over (2) the exercise price per share under the stock option. Any outstanding stock option that has an exercise price per share equal to or in excess of the merger consideration will be canceled at the effective time of the merger for no consideration.

Restricted Shares and Restricted Stock Units. At the effective time of the merger, each outstanding share of Command common stock subject to vesting, repurchase or other lapse restrictions (which we refer to as a “restricted share”) and each outstanding restricted stock unit granted under Command’s stock plans, whether vested or unvested, will, by virtue of the merger, be cancelled and entitle the holder to receive an amount in cash (less applicable taxes required to be withheld) equal to (i) the total number of such restricted shares and restricted stock units, whether vested or unvested, immediately prior to the effective time multiplied by (ii) the merger consideration.

Special Meeting of Command Shareholders (see page 48)

Where and when: The special meeting is scheduled to be held online, and you can vote your shares electronically by visiting www.virtualshareholdermeeting.com/moc2018sm (you will need the 16-digit control number included on your proxy card to enter the meeting). The special meeting is scheduled to be held on December 4, 2018 at 1:00 PM Eastern Time.

Proposals being considered: Command shareholders are being asked to consider and vote on the following proposals:

●	to approve the merger agreement (attached as Annex A to this document);

●	to approve, on an advisory (non-binding) basis, specified compensation that may be received by Command’s named executive officers in connection with the merger;

●	any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement; and

●	to transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.

Who may vote: You may vote if you are a shareholder of record as of the close of business on the record date, October 31, 2018. You may cast one vote for each share of Command common stock that you owned on the record date.

How to vote: If you are a record holder of Command common stock, please complete and submit the enclosed proxy card as soon as possible or transmit your voting instructions by using the telephone or internet procedures described on your proxy card. If your Command common stock are held in street name by your bank, broker or other nominee, please follow the instructions your bank, broker or other nominee provides to vote your shares.

Vote needed to approve the merger agreement: The merger agreement must be approved by the affirmative vote of holders of two-thirds of the outstanding shares of Command common stock entitled to vote thereon at the special meeting. Abstentions and broker non-votes will have the effect of a vote against the merger agreement.

Vote needed to approve, on an advisory (non-binding) basis, specified compensation that may be received by Command’s named executive officers in connection with the merger: Approval of the advisory vote on specified compensation that may be received by Command’s named executive officers in connection with the merger requires that the number of votes cast “FOR” the proposal by Command shareholders present in person or by proxy and entitled to vote at the special meeting exceeds the number of votes cast “AGAINST” the proposal. The vote to approve specified compensation is not a condition to completion of the merger. The vote of Command shareholders on specified compensation that may be received by Command’s named executive officers in connection with the merger is advisory in nature and will not be binding on Parent or Command. Accordingly, regardless of the outcome of the advisory vote, if the merger is approved and completed, specified compensation may be paid. Abstentions and broker non-votes will have no effect on the outcome of the advisory vote.

Vote needed to approve any adjournment of the special meeting: Any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement requires that the number of votes cast “FOR” the proposal by Command shareholders present in person or by proxy and entitled to vote at the special meeting exceeds the number of votes cast “AGAINST” the proposal. Unless the board of directors of Command (which we refer to as the “Command board”) fixes a new record date for the adjourned special meeting, or law otherwise requires, no notice of the adjourned special meeting will be given so long as the time and place to which the special meeting is adjourned are announced at the special meeting adjourning and, at the adjourned special meeting, only such business is transacted as might have been transacted at the original special meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote to adjourn the meeting.

We currently expect that all proposals being considered at the special meeting, other than the proposal to approve the merger agreement, will be approved without need for any additional votes of minority shareholders of Command.

Voting Agreement (see page 48). Concurrently with the execution of the merger agreement, Parent entered into a voting agreement with Craig P. Coy, Thomas P. Kikis, Wax Asset Management, LLC, Norman H. Pessin, Sandra F. Pessin and Brian L. Pessin, who, as of the date of the voting agreement, collectively beneficially owned 6,154,468 shares of Command common stock, or approximately 60.7% of the outstanding shares of Command common stock. The voting agreement generally requires the shareholders party to the voting agreement to, among other things, vote their shares of Command common stock in favor of the proposal to approve the merger agreement and certain related matters, as applicable, and against alternative transactions. The voting agreement is attached as Annex B and is incorporated into this proxy statement by reference. See also “The Voting Agreement.”

Command Reasons for the Merger; Recommendation of the Command Board of Directors (see page 19)

After careful consideration of the numerous factors described in “The Merger (Proposal 1)—Reasons for the Merger and Recommendation of Command’s Board of Directors,” the Command board has unanimously determined that the merger is advisable, fair to, and in the best interests of Command and its shareholders, and has authorized, approved and adopted the merger agreement and the transactions contemplated by the merger agreement and recommends that the Command shareholders vote “FOR” the approval of the merger agreement.

In addition, the Command board recommends that you vote “FOR” the proposal to approve, on an advisory (non-binding) basis, specified compensation that may be received by Command’s named executive officers in connection with the merger. Finally, the Command board recommends that you vote “FOR” any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement.

Opinion of Command’s Financial Advisor (see page 22)

On September 16, 2018, Nomura Securities International, Inc. (which we refer to as the “Financial Advisor” or “Nomura”), exclusive financial advisor to Command, rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion, dated September 16, 2018, to the board of directors of Command, that, as of such date, and based on and subject to the various assumptions, qualifications, matters considered and limitations described in the opinion, the $2.85 per share merger consideration to be received in the merger by holders of shares of Command common stock (other than shares of Command common stock owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary or Parent, or by the Company or any direct or indirect wholly owned subsidiary of Command (which we refer to as “excluded shares”)) was fair, from a financial point of view, to such holders.

The full text of Nomura’s written opinion, dated September 16, 2018, which sets forth among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Nomura in connection with its opinion, is attached as Annex C to this proxy statement. The description of Nomura’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Nomura’s written opinion attached as Annex C. You are encouraged to read Nomura’s opinion and the section entitled ‘‘The Merger—Opinion of Command’s Financial Advisor’’ carefully and in their entirety.

Nomura’s opinion was for the benefit of the Command board (in its capacity as such) in connection with, and for the purposes of, its evaluation of the merger. Nomura’s opinion addressed only the fairness to the holders of shares of Command common stock (other than holders of excluded shares), from a financial point of view and as of the date of such opinion, of the per share merger consideration and did not address any other aspect of the merger. Nomura’s opinion did not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to Command or Command’s underlying business decision to effect the merger. Nomura does not express any opinion and does not make any recommendation to any holder of shares of Command common stock as to how such holder should vote or act with respect to the merger or any other matter.

Interests of Command’s Directors and Executive Officers in the Merger (see page 30)

Command’s directors and executive officers have interests in the merger that are different from, or in addition to, their interests as Command shareholders. The members of the Command board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to Command shareholders that they vote to approve the merger agreement. Certain of Command’s directors and executive officers hold outstanding unvested equity awards, which will be cancelled in exchange for the holder’s right to receive the merger consideration (less any applicable exercise price) upon the effective date of the merger. Further, certain of Command’s executive officers are party to severance arrangements that entitle the officer to receive certain payments upon qualifying terminations of employment that may occur upon or following the merger. Command’s directors and executive officers are also entitled to continued indemnification and insurance coverage under the merger agreement.

Command currently expects that Command’s directors and executive officers will vote their shares in favor of the proposal to approve the merger agreement, the proposal to approve, by a non-binding advisory vote, the merger-related compensation and any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum

For additional information, see “The Merger (Proposal 1)—Interests of Command’s Directors and Executive Officers in the Merger” and “The Merger (Proposal 1)—Intent to Vote in Favor of the Merger.”

No Appraisal Rights (see page 58)

Pursuant to the New York Business Corporation Law, no Command shareholder may dissent as to any shares of a security which, as of the date of effectuation of the transaction that would otherwise give rise to dissenters’ rights, is listed on a national securities exchange. Since Command common stock is and, through the closing of the transaction, will be listed on NYSE American, dissenters’ rights are not available in connection with the merger. If Command common stock ceases to be listed on NYSE American prior to the closing of the merger, dissenters’ rights may become available.

Regulatory Approvals Required for the Merger (see page 35)

The main governmental and regulatory approval required to complete the transactions contemplated by the merger agreement is the approval from the Committee on Foreign Investment in the United States and its member agencies (which we refer to as “CFIUS”).

Delisting and Deregistration of Command Common Stock After the Transactions (see page 35)

If the merger is completed, Command common stock will cease to be listed on NYSE American and will be deregistered under the Securities Exchange Act of 1934, as amended.

Conditions to the Completion of the Merger (see page 44)

The obligations of Parent and Command to complete the merger are subject to the fulfillment (or waiver) of the following conditions:

●	Command Shareholder Approval. Approval of the merger agreement by holders of two-thirds of the outstanding shares of Command common stock entitled to vote at the special meeting.

●	Regulatory Approvals. Approval from CFIUS obtained.

●	No Order. No court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law that shall be in effect that restrains, enjoins or otherwise prohibits consummation of the merger.

●	Accuracy of Representations. Accuracy of the other party’s representations and warranties, except with certain exceptions, where the failure to be accurate would not, in the aggregate, result in a material adverse change affecting Command or have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated in the merger agreement.

●	No Material Adverse Change. The absence of a material adverse change affecting Command.

●	Compliance with Covenants. Compliance by the other party in all material respects with its covenants.

Neither Parent nor Command can give any assurance that all of the conditions to the merger will either be satisfied or waived or that the merger will occur.

Non-Solicitation by Command (see page 42)

Under the terms of the merger agreement, Command has agreed not to solicit, encourage or facilitate any competing acquisition proposals for Command, enter into discussions or negotiations with any third parties regarding any actual or potential competing acquisition proposals for Command or enter into any agreements with a third party regarding any actual or potential competing acquisition proposals for Command.

Notwithstanding the foregoing restrictions, if Command receives an unsolicited competing acquisition proposal, prior to Command shareholders adopting the merger agreement at the special meeting, that the Command board determines in good faith that (i) failure to engage in discussions and negotiations with the party that sent the competing acquisition proposal would be inconsistent with the directors’ fiduciary duties and (ii) such proposal is superior to the merger or reasonably be expected to lead to a proposal that is superior to the merger, subject to certain conditions set forth in the merger agreement, Command is permitted to engage in discussions and negotiations with the party that sent the competing acquisition proposal.

Under the terms of the merger agreement and subject to certain conditions set forth therein (including the payment of a termination fee of approximately $1.2 million), Command may terminate the merger agreement to accept a competing acquisition proposal that the Command board has determined to be superior to the merger from a financial point of view.

Termination of the Merger Agreement (see page 45)

Command and Parent may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger, notwithstanding any approval of the merger agreement by our shareholders.

The merger agreement may be terminated at any time prior to the effective time of the merger by either Command or Parent if:

●	the merger has not been consummated by March 18, 2019 (which we refer to as the “outside date”), provided that if all conditions to the consummation of the merger, other than with respect to certain required regulatory approvals (including CFIUS approval), have been satisfied as of March 18, 2019 (except those conditions which by their nature are to be satisfied at the consummation of the merger), then the outside date shall be automatically extended to June 18, 2019;

●	our shareholders do not approve the merger agreement; and

●	any order permanently restraining, enjoining or otherwise prohibiting consummation of the merger becomes final and non-appealable, subject to certain exceptions.

The merger agreement may be terminated at any time prior to the effective time of the merger by Command:

●	at any time after the occurrence of the special meeting but prior to the approval by Command shareholders of the merger agreement, if the Command board authorizes Command to enter into, and Command enters into, an alternative acquisition agreement in compliance with the terms of the merger agreement;

●	if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in the merger agreement or if any representation or warranty of Parent or Merger Sub becomes untrue after the date of the merger agreement, and such breach or failure to be true gives rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of Parent and Merger Sub or compliance by Parent and Merger Sub with their respective obligations under the merger agreement, and such breach or failure to be true cannot be cured or, if curable, is not cured prior to the earlier of (i) 30 days after Command provides notice of such breach or failure to be true or (ii) the outside date; provided that Command is not in breach of any representation, warranty, covenant or agreement under the merger agreement such that a condition to the consummation of the merger would not be satisfied; or

●	at any time after the occurrence of the special meeting but prior to the approval by our shareholders of the merger agreement, if the Command board changes its recommendation with respect to the merger to withdraw or modify such recommendation in a manner adverse to Parent.

The merger agreement may be terminated at any time prior to the effective time of the merger by Parent if:

●	the Command board makes a change of recommendation; or

●	there has been a breach of any representation, warranty, covenant or agreement made by Command in the merger agreement or if any representation or warranty of Command becomes untrue after the date of the merger agreement, and such breach or failure to be true gives rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of Command or compliance by Command with its obligations under the merger agreement, and such breach or failure to be true cannot be cured or, if curable, is not cured prior to the earlier of (i) 30 days after Parent provides notice of such breach or failure to be true or (ii) the outside date; provided that Parent or Merger Sub is not in breach of any representation, warranty, covenant or agreement under the merger agreement such that a condition to the consummation of the merger would not be satisfied.

Expenses and Termination Fee (see page 46)

Expenses

Except as otherwise expressly provided in the merger agreement (including the termination fee described below), all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring the cost or expense.

Termination Fee

The merger agreement provides that Command will pay Parent a termination fee of approximately $1.2 million under certain circumstances described in “The Merger Agreement—Termination Fee.”

Material U.S. Federal Income Tax Considerations (see page 33)

For U.S. holders (as such term is defined below under “Material U.S. Federal Income Tax Considerations”), the receipt of the merger consideration in exchange for shares of Command common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. Command shareholders should consult their own tax advisors regarding the particular tax consequences of the exchange of shares of common stock for the merger consideration pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws and tax treaties). For a more detailed discussion of the material U.S. federal income tax consequences of the merger to Command shareholders that are U.S. holders, please see the section titled “Material U.S. Federal Income Tax Considerations.”

Expected Timing of the Merger (see page 32)

Parent and Command currently expect to complete the merger in the fourth quarter of 2018, subject to the receipt of required Command shareholder and regulatory approval and the satisfaction or waiver of the other conditions to completion of the merger. Because many of the conditions to completion of the merger are beyond the control of Parent and Command, exact timing for completion of the merger cannot be predicted with any amount of certainty.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND SPECIAL MEETING

Set forth below are questions that you, as a shareholder of Command, may have regarding the merger and the special meeting of Command shareholders and brief answers to those questions. For a more complete description of the legal and other terms of the merger, please read this entire document, including the merger agreement, which is attached as Annex A to this proxy statement, and the documents incorporated by reference into this document. You may obtain a list of the documents incorporated by reference into this document in the section “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:	Command and Parent entered into a merger agreement, pursuant to which they have agreed that Parent will acquire Command through a merger of Merger Sub, a wholly owned subsidiary of Parent with and into Command, with Command surviving as a wholly owned subsidiary of Parent. As a result of the merger, Command will cease to be a separate publicly traded company. In the merger, each Command shareholder will receive, for each share of Command common stock owned as of immediately prior to the merger, $2.85 in cash (which we refer to as the “merger consideration”).

In order to complete the merger, Command shareholders must vote to approve the merger agreement. This document is being delivered to you as a proxy statement of Command by which the board of directors of Command (which we refer to as the “Command board”) is soliciting proxies from you to vote in favor of the proposal to approve the merger agreement at the special meeting or at any adjournment or postponement of the special meeting.

Q:	What am I being asked to consider and vote on?

A:	Command shareholders are being asked to consider and vote on the following proposals:

	●	to approve the merger agreement (attached as Annex A to this document);

	●	to approve, on an advisory (non-binding) basis, specified compensation that may be received by Command’s named executive officers in connection with the merger;

	●	any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement; and

	●	to transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.

Q:	How does the Command board of directors recommend that I vote on the matters to be considered at the special meeting?

A:	The Command board recommends that the shareholders of Command vote:

	●	“FOR” the proposal to approve the merger agreement;

	●	“FOR” the proposal to approve, on an advisory (non-binding) basis, specified compensation that may be received by Command’s named executive officers in connection with the merger; and

	●	“FOR” any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement.

See “The Merger (Proposal 1)—Reasons for the Merger and Recommendation of Command’s Board of Directors.”

In considering the recommendation of the Command board with respect to the merger agreement, you should be aware that some of Command’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Command shareholders generally. See “The Merger (Proposal 1)—Interests of Command’s Directors and Executive Officers in the Merger.”

Q:	What will happen in the merger?

A:	If the merger is completed, Merger Sub will be merged with and into Command, with Command surviving the merger as a wholly owned subsidiary of Parent. As soon as practicable following the closing, Parent and Command will cause the certificate of merger to be executed, acknowledged and filed with the Secretary of State of the State of New York. The merger will become effective on the effective date of the New York Certificate of Merger (which we refer to as the “effective time” of the merger).

Q:	What effects will the merger have on Command’s corporate structure?

A:

Command common stock is currently registered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”) and is quoted on NYSE American LLC which we refer to as the (which we refer to as “NYSE American”) under, the symbol “MOC.” As a result of the merger, Command will be the surviving entity for operating purposes (which we refer to as the “surviving corporation”), cease to be a publicly traded company and will become a wholly owned subsidiary of Parent. Following the consummation of the merger, Command common stock will be delisted from NYSE American and deregistered under the Exchange Act, and Command will no longer be required to file periodic reports with the Securities and Exchange Commission (which we refer to as the “SEC”) with respect to its common stock.

Q:	What happens if the merger is not consummated?

A:	If the merger agreement is not approved by Command’s shareholders, or if the merger is not consummated for any other reason, Command’s shareholders will not receive any payment for their shares in connection with the merger. Instead, Command will remain a public company, and shares of its common stock will continue to be listed and traded on NYSE American. Under specified circumstances, Command may be required to pay Parent a termination fee of approximately $1.2 million to reimburse Parent’s fees and expenses incurred in connection with the merger agreement and related transactions. See “The Merger Agreement—Termination Fee.”

Q:	What is the amount of cash that I will be entitled to receive in the merger for my Command common stock?

A:	In the merger, each Command shareholder will receive, for each share of Command common stock owned as of immediately prior to the merger, $2.85 in cash.

Q:	What will happen to Command equity awards in the merger?

A:	Stock Options. At the effective time of the merger, each outstanding option to purchase shares under Command’s stock plans, vested or unvested, will be cancelled and will entitle the holders of the options to receive an amount in cash (less applicable taxes required to be withheld) equal to (i) the total number of shares subject to the option, whether vested or unvested, immediately prior to the effective time multiplied by (ii) the excess, if any, of (1) the merger consideration over (2) the exercise price per share under the stock option. Any outstanding stock option that has an exercise price per share equal to or in excess of the merger consideration will be canceled at the effective time of the merger for no consideration.

Restricted Shares and Restricted Stock Units. At the effective time of the merger, each outstanding share of Command common stock subject to vesting, repurchase or other lapse restrictions (which we refer to as a “restricted share”) and each outstanding restricted stock unit granted under Command’s stock plans, whether vested or unvested, will, by virtue of the merger, be cancelled and entitle the holder to receive an amount in cash (less applicable taxes required to be withheld) equal to (i) the total number of such restricted shares and restricted stock units, whether vested or unvested, immediately prior to the effective time multiplied by (ii) the merger consideration.

Q:	What vote of shareholders is required to approve the merger agreement?

A:	The merger agreement proposal must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Command common stock entitled to vote thereon at the special meeting. Abstentions and broker non-votes will have the effect of a vote against the merger agreement proposal.

Q:	What vote of shareholders is required to approve the other matters to be considered at the special meeting?

A:	Approval of the advisory vote on specified compensation that may be received by Command’s named executive officers in connection with the merger requires that the number of votes cast “FOR” the proposal by Command shareholders present in person or by proxy and entitled to vote at the special meeting exceeds the votes cast “AGAINST” the proposal. The vote of Command shareholders on specified compensation that may be received by Command’s named executive officers in connection with the merger is advisory in nature and will not be binding on Parent or the Command board and will not affect whether the compensation is paid. Abstentions and broker non-votes will have no effect on the outcome of the advisory vote.

Any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement requires that the number of votes cast “FOR” the proposal by Command shareholders present in person or by proxy and entitled to vote at the special meeting exceeds the votes cast “AGAINST” the proposal. Unless the Command board fixes a new record date for the adjourned special meeting, or law otherwise requires, no notice of the adjourned special meeting will be given so long as the time and place to which the special meeting is adjourned are announced at the special meeting adjourning and, at the adjourned special meeting, only such business is transacted as might have been transacted at the original special meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote to adjourn the meeting.

We currently expect that all proposals being considered at the special meeting, other than the proposal to approve the merger agreement, will be approved without need for any additional votes of minority shareholders of Command.

Q.	How do Command’s directors and officers intend to vote?

A.	We currently expect that Command’s directors and executive officers will vote their shares in favor of the proposal to approve the merger agreement, the proposal to approve, by a non-binding advisory vote, the merger-related compensation and any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum. See “The Merger (Proposal 1)—Intent to Vote in Favor of the Merger.”

The voting agreement generally requires Craig P. Coy and Thomas P. Kikis, as well as certain other shareholders of Command, who, as of the date of the voting agreement, collectively beneficially owned 6,154,468 shares of Command common stock, or approximately 60.7% of the outstanding shares of Command common stock, to, among other things, vote their shares of common stock in favor of the proposal to approve the merger agreement and certain related matters, as applicable, and against alternative transactions. See “The Voting Agreement.”

Q:	What constitutes a quorum for the special meeting?

A:	A quorum is the presence in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the meeting.

Q:	When and where will the special meeting be held?

A:	Command will be hosting the special meeting live online. Any shareholder can attend the special meeting live online at www.virtualshareholdermeeting.com/moc2018sm. You will need the 16-digit control number included in your proxy card in order to be able to enter the special meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/moc2018sm. The special meeting is scheduled to be held on December 4, 2018 at 1:00 PM Eastern Time.

Q.	Who is entitled to vote at the special meeting?

A:

All Command shareholders who hold shares at the close of business on the record date, October 31, 2018, are entitled to receive notice of and to vote at the special meeting and any adjournment or postponement thereof, provided that such shares remain outstanding on the date of the special meeting.

Shareholders are entitled to one vote for each share of common stock held. The stock transfer books will not be closed between the record date and the date of the meeting.

The SEC rules permit us to deliver a single Notice of Special Meeting or set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Special Meeting to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date or availability date, as the case may be. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of a Special Meeting and, if applicable, proxy materials, as requested, to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice of Special Meeting, proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a shareholder who shares an address with another shareholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered shareholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

Q:	What are the expected U.S. federal income tax consequences to a Command shareholder as a result of the merger?

A:	If you are a U.S. holder (as such term is defined below under “Material U.S. Federal Income Tax Considerations”), the receipt of the merger consideration in exchange for shares of Command common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for the merger consideration pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For a more detailed discussion of the material U.S. federal income tax consequences of the merger to Command shareholders, please see the section titled “Material U.S. Federal Income Tax Considerations.”

Q:	If my Command common stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares without instructions from me?

A:	No. Your bank, broker or other nominee will not be able to vote your Command common stock without instructions from you. Please follow the procedure your bank, broker or other nominee provides to vote your shares. The instructions set forth in this proxy statement apply to shareholders of record (which we refer to as “registered holders”) only and not those whose shares are held in the name of a nominee.

Q:	How do I vote by proxy if I am a registered holder?

A:	If on October 31, 2018, your shares are registered directly in your name with our transfer agent, Computershare Investor Services, then you are a registered holder. If you are a registered holder, you may vote by granting a proxy. The proxy holders will vote your shares as you instruct. If you grant a proxy but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote in the manner set forth below:

1.	“FOR” the proposal to approve the merger agreement;

2.	“FOR” the proposal to approve, on an advisory (non-binding) basis, specified compensation that may be received by Command’s named executive officers in connection with the merger; and

3.	“FOR” any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement.

You can vote by proxy electronically or by telephone or by mail by following the instructions set forth below:

Voting Electronically

You can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card.

Voting By Telephone

You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card.

The online and telephone voting procedures, which comply with New York law, are designed to authenticate shareholder’s identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting By Mail

If you have received a printed copy of the proxy materials by mail, you may complete, sign and return by mail the proxy card sent to you together with the printed copies of the proxy materials. The proxy card should be mailed to Command Security Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

Q:	Is there a deadline for submitting proxies electronically or by telephone or mail?
A:

Proxies submitted electronically or by telephone as described above must be received by 11:59 p.m. Eastern Time on December 3, 2018.

Proxies submitted by mail should be received before 1:00 p.m. Eastern Time on December 4, 2018.

Q:	Can I change my vote after I return my proxy card?
A:

Yes. At any time before the vote on a proposal, you can change your vote either by giving our Chief Executive Officer a written notice revoking your proxy, by attending the special meeting online, by signing, dating and returning to us a new proxy or by voting again electronically or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on December 3, 2018. We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the special meeting. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy.

Q:	Can I vote at the special meeting rather than by completing a proxy?
A:

Although we encourage you to complete and return a proxy prior to the special meeting, you can attend the special meeting and vote your shares online by visiting www.virtualshareholdermeeting.com/moc2018sm. You will need the 16-digit control number included on your proxy card in order to be able to vote during the special meeting. If you vote by proxy and also attend the special meeting, there is no need to vote again at the special meeting unless you wish to change your vote.

Q:	What should I do if I receive more than one set of voting materials for the special meeting?
A:

You may receive more than one set of voting materials for the special meeting and the materials may include multiple proxy cards or voting instruction cards. For example, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive according to the instructions on it to ensure that all of your shares are voted.

Q:	What is a “broker non-vote”?
A:

NYSE American has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (which we refer to as “discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (which we refer to as “non-discretionary matters”). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting on non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters with respect to which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Under current NYSE American interpretations, Proposal 1 and Proposal 2 are considered non-discretionary matters. Broker non-votes will have no effect on the outcome of Proposal 1 or Proposal 2.

Q:	Who will count the votes?
A:	Broadridge Financial Solutions, Inc. will tabulate and certify the votes and N. Paul Brost, the Chief Financial Officer of Command will serve as the inspector of election.
Q:	Is my vote confidential?
A:	Proxy cards and voting tabulations that identify individual shareholders are mailed or returned directly to Broadridge Financial Solutions, Inc. and handled in a manner that protects your voting privacy. Your vote will not be disclosed EXCEPT:

1.	as needed to permit Broadridge Financial Solutions, Inc. to tabulate and certify the vote;

2.	as required by law; or

3.	in limited circumstances such as a proxy contest in opposition to the Board.

Q:	How do I exchange my Command common stock for merger consideration?

A:	Promptly after the effective time (and in any event within three business days following the effective time), the surviving corporation will cause the paying agent to disseminate and/or mail the appropriate materials to each record holder of Command common stock as of immediately before the effective time. These materials include (i) a letter of transmittal and (ii) instructions for surrendering the certificates (or affidavits of loss in lieu thereof) or book-entry shares in exchange for the merger consideration. You should read these instructions carefully. Assuming that you complete and submit the letter of transmittal in accordance with their respective instructions and surrender your Command common stock for cancellation, you will not need to take any further action in order to receive the merger consideration.

Q:	How will I receive the merger consideration to which I am entitled?

A.	You will be paid the merger consideration to which you are entitled upon the surrender to the paying agent of your Command common stock and a duly completed and validly executed letter of transmittal. More information on the documentation you are required to deliver to the paying agent may be found under the section titled “The Merger (Proposal 1)—Payment of Shares.” No interest will be paid or will accrue on any cash amounts received as merger consideration.

Q:	I do not know where my stock certificate is—how will I get the merger consideration for my shares?

A.	If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. Parent may also require that you provide a customary indemnity agreement to Parent in order to cover any potential loss.

Q:	What happens if I sell my Command common stock after the record date but before the special meeting?

A:	The record date of the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you transfer your Command common stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting (provided that such shares remain outstanding on the date of the special meeting), but you will not have the right to receive the merger consideration to be received by Command shareholders in the merger. In order to receive the merger consideration, you must hold your shares through the completion of the merger.

Q:	Am I entitled to exercise dissenters’ or appraisal rights instead of receiving the merger consideration for my shares of common stock?

A:	No. Under the New York Business Corporation Law, which is the law under which Command and Merger Sub are incorporated, no shareholder may dissent as to any shares of a security which, as of the date of effectuation of the transaction would otherwise give rise to dissenters’ rights is listed on an exchange registered under Section 6 of the Exchange Act. Since Command common stock is and, through the closing, will be listed on NYSE American, dissenters’ rights are not available in connection with the merger. If Command common stock ceases to be listed on NYSE American prior to the closing of the merger, dissenters’ rights may become available.

Q:	Is completion of the merger subject to any conditions?

A:	Yes. In addition to the approval of the merger agreement by Command shareholders, completion of the merger requires the receipt of the necessary regulatory approvals, the absence of a material adverse change affecting Command or Parent, no injunction or law prohibiting the merger and the satisfaction or, to the extent permitted by applicable law, waiver of the other conditions specified in the merger agreement. See “The Merger Agreement—Conditions to the Completion of the Merger.”

Q:	When do you expect to complete the merger?

A:

Parent and Command are working to complete the merger as promptly as practicable. Parent and Command currently expect to complete the merger in the fourth quarter of 2018, subject to the receipt of Command shareholder approval, regulatory approvals and other usual and customary closing conditions. However, no assurance can be given as to when, or whether, the merger will occur.

Q:	Whom can I contact with questions about the special meeting or the merger and related matters?

A:	If you have any questions about the merger and the other matters contemplated by this document or how to submit your proxy or voting instruction card or if you need additional copies of this document or the enclosed proxy card or voting instruction card, you should contact Command Security Corporation, Attention: Investor Relations, 512 Herndon Parkway, Suite A, Herndon, Virginia 20170, telephone: (703) 464-4735.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or our representatives from time to time, may contain forward-looking statements that are based on our assumptions, expectations and projections about us and the security industry. These include statements regarding our expectations about revenues, our liquidity, or expenses and our continued growth, among others. You can identify these statements by forward-looking words such as “may,” “expect,” anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; and

●	state other “forward-looking” information.

Such forward-looking statements by their nature involve a degree of risk and uncertainty. We caution you to not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. In addition to the specific risk factors described in Command’s annual report on Form 10-K for the fiscal year ended March 31, 2018, the following are among the important factors, risks and uncertainties that could cause actual results to differ materially from the forward-looking statements:

●	our shareholders may not adopt the merger agreement;

●	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and risk that the circumstances of such termination could require us to pay Parent the termination fee of approximately $1.2 million;

●	litigation in respect of the merger could delay or prevent the closing of the merger;

●	the parties may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger;

●	the proposed transaction may be delayed or may not close;

●	our announcement and pursuit of the merger may disrupt our business and make it more difficult to maintain our business and operational relationships and the restrictions imposed on us prior to the closing of the merger or termination of the merger agreement may prevent us from growing our business or operating outside of the ordinary course of business without the consent of Parent and/or Merger Sub;

●	developments beyond the parties’ control, including but not limited to, changes in economic and employment conditions, competitive conditions and health care reform;

●	we may not be able to incur additional debt; or

●	the possibility that alternative acquisition proposals will or will not be made.

Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement. We have based the forward-looking statements included in this proxy statement on information available to us on the date of this proxy statement and, except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we make directly to you or through reports that we in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors including, but not limited to, those risk factors described in in Command’s annual report on Form 10-K for the fiscal year ended March 31, 2018.

Information About the Parties to the Merger

Command Security Corporation, a New York corporation (which we refer to as “Command,” “we” or “us”), together with our subsidiaries, is a security services company which principally provides uniformed security officers and aviation security services to commercial, financial, industrial, aviation and governmental customers throughout the United States. We provide our security services to our customers through Command Security, our security division, and our aviation security services through our Aviation Safeguards division. Command common stock, par value $0.0001 per share (which we refer to as “Command common stock”), is publicly traded on NYSE American LLC (which we refer to as “NYSE American”) under the symbol “MOC.”

Our principal executive offices are located at 512 Herndon Parkway, Suite A, Herndon, Virginia 20170 and our telephone number is (703) 464-4735. For more information about Command, please visit our website at www.commandsecurity.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. See also “Where You Can Find More Information.”

Prosegur SIS (USA) Inc., a Florida corporation (which we refer to as “Parent”), is a holding company and a wholly owned subsidiary of Prosegur Compañía de Seguridad, S.A., a corporation incorporated under the laws of the Kingdom of Spain, which, together with its subsidiaries, operates in Spain, Brazil, Argentina, Colombia, Chile, Costa Rica, El Salvador, Guatemala, Honduras, Mexico, Nicaragua, Paraguay, Peru, Uruguay, Germany, France, Portugal, Turkey, Australia, China, the Philippines, India, Singapore and South Africa. Prosegur Compañía de Seguridad, S.A., is organized around three primary activity lines: security, cash and alarms.

The principal executive offices of Parent are located at c/o Prosegur Compañía de Seguridad, S.A., 24 Pajaritos Street, 28007, Madrid, Spain and the telephone number is +34 91 558 5124.

Crescent Merger Sub, Inc. is a New York corporation (which we refer to as “Merger Sub”) and a wholly owned subsidiary of Parent. Merger Sub has not carried on any activities to date, other than activities incidental to its formation or undertaken in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist.

The principal executive offices of Merger Sub are located at c/o Prosegur Compañía de Seguridad, S.A., 24 Pajaritos Street, 28007, Madrid, Spain and the telephone number is +34 91 558 5124.

THE MERGER (PROPOSAL 1)

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

General

Command, Parent and Merger Sub entered into a merger agreement, pursuant to which they agreed that Parent would acquire Command pursuant to a merger of Merger Sub with and into Command, with Command surviving the merger as a wholly owned subsidiary of Parent. As a result of the merger, Command will cease to be a separate, publicly held company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

In the merger, each share of Command common stock issued and outstanding as of immediately prior to the merger (other than shares owned by Command’s subsidiaries, Parent, Merger Sub or any of their subsidiaries) will be converted into the right to receive $2.85 in cash.

The merger agreement must be approved by the affirmative vote of holders of two-thirds of the outstanding shares of Command common stock entitled to vote on the proposal at the special meeting. Abstentions and broker non-votes will have the effect of a vote against the merger agreement.

Background of the Merger

The following discussion summarizes the key events that culminated in the signing of the merger agreement. This discussion does not purport to describe every conversation among Command or the representatives of Command and Parent and other parties.

As part of their periodic strategic evaluation of Command’s business and efforts to enhance shareholder value, Command’s board of directors (which we refer to as the “Command board”) and members of Command’s senior management regularly review and assess Command’s business plan and strategy, including a review of a variety of potential strategic alternatives. As part of that review, the Command board and senior management of Command considered alternatives to improve Command’s competitive position by pursuing larger national and international business opportunities, identifying strategic acquisitions and strengthening Command’s balance sheet. Command’s ability to utilize its equity was limited by its concentration of ownership and its ability to utilize additional long-term debt was limited by its narrow operating margins. As a result, the Command board believed that Command’s most advantageous path for growth and to create shareholder value was to pursue large contracts that could add additional revenue and earnings similar to an acquisition or the sale of the entire business.

In May 2016, the Command board and senior management, after interviewing other investment banking firms, engaged Nomura Securities International, Inc. (which we refer to as the “Financial Advisor” or “Nomura”) as exclusive financial advisor in connection with a potential sale of Command.

At the direction of the Command board, in the summer of 2016, the Financial Advisor contacted a group of potential purchasers. Command and the Financial Advisor interacted with 25 potential purchasers, including Prosegur Compañía de Seguridad, S.A. (“Prosegur”), which is the ultimate parent of Parent and Merger Sub, and a privately held contract security services company (which we refer to as “Party A”), to assess their interest in pursuing a transaction with Command. In response, Command received three first-round, non-binding proposals, including Party A. Command entered into a non-disclosure agreement with Party A on September 16, 2016. Prosegur did not submit an indication of interest at that time. Of such three bidders, only one bidder, which is a privately held security and facility services company (which we refer to as “Party B”), conducted extensive due diligence regarding Command. However, in November 2016, Command decided not to proceed with a transaction due to untenable conditions imposed by Party B. The Financial Advisor continued to monitor and to identify potential strategic partners for Command.

On July 10, 2017, Craig Coy, Command’s Chief Executive Officer, and Paul Brost, Command’s Chief Financial Officer, met with senior management of Party A to review a high level summary of Command’s current business situation. Intermittent contact occurred between Messrs. Coy and Brost and senior management of Party A from July 2017 through December 2017 but no detailed discussions or negotiations occurred during this time.

On September 20, 2017, Prosegur contacted Messrs. Coy and Brost with respect to a potential acquisition of Command by Prosegur. On November 14, 2017, Prosegur executed a non-disclosure agreement which was countersigned by Command on November 30, 2017, for the purposes of conducting due diligence and Messrs. Coy and Brost met with Ryan Tucker, the U.S. Corporate Development Director of Prosegur, on November 30, 2017 for a preliminary discussion. On January 24, 2018, Mr. Tucker met with Messrs. Coy and Brost and conducted additional preliminary discussions.

On February 7, 2018, Messrs. Coy and Brost held a preliminary call with the senior management of Party A to discuss Party A’s potential interest in acquiring Command. At the meeting, Messrs. Coy and Brost confirmed that the non-disclosure agreement between Command and Party A that was previously entered into on September 16, 2016 remained in effect and provided summary financial information about Command but requested that Party A deliver a letter of intent demonstrating Party A’s intent to acquire Command in order to further discussions.

Messrs. Coy and Brost held a meeting on February 21, 2018 with Mr. Tucker to discuss Prosegur’s interest in acquiring Command and held a follow-up meeting on March 12, 2018 with Mr. Tucker and Javier Tabernero, a Managing Director of Prosegur’s security business, to further discuss Prosegur’s strategic plans and interest in acquiring Command. At the March 14, 2018 meeting, Messrs. Coy and Brost agreed to respond to a few questions from Prosegur as preliminary due diligence, and such questions were provided by Prosegur on March 19, 2018. On March 26, 2018, Messrs. Coy and Brost met with Mr. Tucker and Miguel Igualada, a Corporate Development Manager of Prosegur, and responded to the preliminary due diligence questions.

On April 9, 2018, Mr. Coy met with Messrs. Tucker and Tabernero to discuss Prosegur’s interest in Command and potential future steps. Following this meeting, Command and Prosegur exchanged additional communications electronically and by conference call to further discuss future steps and to provide summary financial information about Command. At the regularly scheduled meetings of the Command board held on April 10, 2018 and April 11, 2018, Messrs. Coy and Brost updated the Command board on the discussions with Party A and Prosegur to date.

On May 2, 2018, Command publicly disclosed the loss of a significant portion of Command’s scope of work with one of its existing customers, a major internet retailer, and Mr. Coy called Mr. Tucker to advise him of such fact.

On May 7, 2018, Party A provided to Command a preliminary, non-binding letter of interest relating to the acquisition of Command (which we refer to as the “Initial Party A LOI”). The Initial Party A LOI proposed an all-cash transaction with an initial non-binding purchase price of $2.30 per share and an initial exclusivity period of 90 days.

On May 8, 2018, Messrs. Coy and Brost held a call with representatives of the Financial Advisor to discuss potential timelines for a transaction with Party A or Prosegur.

On May 11, 2018, the Command board held a telephonic meeting at which Mr. Coy and the Command board discussed whether there would be a viable deal for the sale of Command given Command’s loss of a significant portion of Command’s scope of work with one of its existing customers. On the same day, Messrs. Coy and Brost held a conference call with representatives of Prosegur, including Messrs. Tucker, Tabernero and Igualada and Manuel Núñez, the Head of Expansion of Prosegur, to discuss whether Prosegur remained interested in acquiring Command given such recent development. Additional calls between Messrs. Coy and Brost and representatives of Prosegur occurred on May 14, 2018 and May 15, 2018, during which Mr. Brost provided an updated financial summary of Command that took into effect such recent development.

On May 16, 2018, Prosegur provided Command with a preliminary, non-binding letter of interest relating to the acquisition of Command (which we refer to as the “Initial Prosegur LOI” and together with the Initial Party A LOI, the “Initial LOIs”). The Initial Prosegur LOI proposed an all-cash transaction with an initial non-binding purchase price range of $1.85 to $2.35 per share and an initial exclusivity period ending on October 16, 2018.

On May 17, 2018, the Command board held a telephonic meeting with Messrs. Coy and Brost as well as representatives of the Financial Advisor and representatives of Command’s outside legal advisor, Winston & Strawn LLP (which we refer to as “Winston”), to discuss the Initial LOIs. On the call, the representatives of the Financial Advisor provided company overviews of Party A and Prosegur and a summary and analysis of proposed purchase prices contained in the Initial LOIs. The Command board then discussed the need for both Party A and Prosegur to re-evaluate and revise their respective Initial LOIs, including by increasing the proposed purchase price and/or shortening the exclusivity periods.

On May 18, 2018, Messrs. Coy and Brost conducted a call with representatives of Prosegur, including Messrs. Núñez, Tabernero and Tucker, to discuss the Initial Prosegur LOI. On the call, the parties discussed whether the initial non-binding purchase price range in the Initial Prosegur LOI accurately reflected the value of Command and its business, including Command’s plan to address the loss of the major contract with commensurate reductions in operating costs to partially offset the effects of the decline of revenue and income.

On May 23, 2018, Messrs. Coy and Brost met with senior management of Party A to discuss the Initial Party A LOI and present to senior management of Party A the updated summary level financial information that takes into effect the loss of a significant portion of Command’s scope of work with one of its existing customers, including Command’s plan to address the loss of the major contract with commensurate reductions in operating costs to partially offset the effects of the decline of revenue and income. In the meeting, the parties discussed whether the initial non-binding purchase price in the Initial Party A LOI accurately reflected the value of Command and its business. Messrs. Coy and Brost discussed Command’s strategic interest in pursuing a potential transaction with Party A, and representatives of Party A described their strategic interest in aligning themselves with Command. Messrs. Coy and Brost also advised Party A that another party was potentially interested in pursuing the acquisition of Command and that the Command board was mindful of its fiduciary obligations to obtain a fair value for Command and its shareholders.

On May 25, 2018, Messrs. Coy and Brost conducted a follow-up call with representatives of Prosegur, including Messrs. Núñez, Tabernero and Igualada, to further discuss the Initial Prosegur LOI. On the call, the parties also discussed Command’s strategic interests in pursuing a transaction with Prosegur based on Command’s understanding of Prosegur’s global business strategy. Messrs. Coy and Brost also advised Prosegur that another party was potentially interested in pursuing the acquisition of Command and that the Command board was mindful of its fiduciary obligations to obtain a fair value for Command and its shareholders.

On May 29, 2018, the Command board held a telephonic meeting at which representatives of the Financial Advisor and Winston were present. On the call, the Command board discussed the terms of the Initial LOIs and the recent discussions with Party A and Prosegur, including Prosegur’s desire to have a breakup fee, as well as the merits of the Initial LOIs and Party A’s and Prosegur’s respective ability to complete a potential transaction. In addition, there was a discussion about how to obtain sufficient Command shareholder support to approve a potential transaction. The Command board instructed Messrs. Coy and Brost to continue the discussions with both parties and report back to the Command board.

On May 30, 2018, Messrs. Coy and Brost held a call with representatives of Prosegur, including Messrs. Núñez, Tabernero and Igualada, to discuss the instructions Messrs. Coy and Brost received from the Command board and to advise them that Prosegur should consider revising the Initial Prosegur LOI. On the same day, Mr. Coy held a call with the Chairman of Party A to also discuss the instructions Messrs. Coy and Brost received from the Command board and to advise Party A that it should consider revising the Initial Party A LOI. Following such discussions with Prosegur and Party A, Messrs. Coy and Brost held a call with representatives of the Financial Advisor and Winston, on May 31, 2018 to discuss the discussions held with representatives of Prosegur and the Chairman of Party A on the prior day.

On May 31, 2018, Party A delivered to Command a revised non-binding letter of interest relating to the acquisition of Command (which we refer to as the “Revised Party A LOI”). The Revised Party A LOI provided an updated non-binding purchase price of $2.50 per share and proposed an initial exclusivity period of 90 days. Subsequently, Messrs. Coy and Brost held several calls and meetings from June 1, 2018 through June 4, 2018 with representatives of the Financial Advisor and Winston to discuss the terms of the Revised Party A LOI.

On June 7, 2018, Messrs. Coy and Brost conducted a follow-up call with representatives of Prosegur, including Messrs. Núñez, Tabernero and Igualada, during which representatives of Prosegur indicated that Prosegur would deliver a revised non-binding letter of intent to offer a non-binding purchase price range of $2.54 to $2.90 per share, subject to completion of a two-stage due diligence process, an expense mitigation condition that would come into effect if the Command board did not accept a final offer at or above $2.75 per share as well as a break-up fee condition if Command rejected Prosegur’s final offer because Prosegur was interested in receiving assurances that a transaction would indeed be concluded. Messrs. Coy and Brost held a call with representatives of the Financial Advisor and Winston on June 8, 2018 to discuss the latest call with Prosegur.

On June 15, 2018, the Command board held a telephonic meeting at which representatives of the Financial Advisor and Winston also were present. At the meeting, Mr. Coy reviewed the terms of the Revised Party A LOI and the terms of the latest non-binding revised offer from Prosegur, including the higher purchase price range of $2.54 to $2.90 per share that was offered by Prosegur as well as the related conditions. Representatives of Winston provided the Command board with a review of its fiduciary obligations and a summary of how the Command board may consider both offers. In addition, the Command board discussed how to proceed with Party A. After reviewing and discussing the relevant facts, the Command board unanimously determined that (i) the latest offer from Prosegur was superior to the offer from Party A primarily based on the higher non-binding purchase price range offered by Prosegur, (ii) Party A’s offer would be placed on hold, and (iii) Mr. Coy would carry out the Command board’s determination.

On June 18, 2018, Mr. Coy called the Chairman of Party A to communicate that the Command board had decided to place Party A’s offer on hold.

On June 19, 2018, Prosegur delivered to Command a revised non-binding letter of interest relating to the acquisition of Command that reflected the terms that were discussed on June 7, 2018 (which we refer to as the “Revised Prosegur LOI”). Command accepted the Revised Prosegur LOI on the same day and granted an initial exclusivity period of 45 days at the end of which the exclusivity would be extended should Prosegur reaffirm its intention to transact at a purchase price range of $2.75 to $2.90 per share and should the parties agree on a transaction structure term sheet. Also on June 19, 2018, Command and Prosegur entered into a standstill and non-disclosure agreement for purposes of conducting due diligence.

On June 21, 2018, to facilitate Prosegur’s due diligence, Command gave representatives of Prosegur access to an electronic data room containing documents and information with respect to Command.

During the period from June 21, 2018 through August 2, 2018, representatives of Prosegur conducted the first phase of their due diligence with respect to Command and Messrs. Coy and Brost had frequent discussions with representatives of Prosegur, the Financial Advisor and Winston regarding the potential transaction and confirmatory due diligence matters. Winston began preparing a draft of the merger agreement in July 2018 with the input of Messrs. Coy and Brost.

On August 3, 2018, after conducting the first phase of its due diligence, Prosegur submitted to Command a supplement to the Revised Prosegur LOI (which we refer to as the “Supplemental Prosegur LOI”), which provided for a revised non-binding purchase price range of $2.75 to $2.90 per share and the extension of the exclusivity period for an additional 45 days. Command accepted the Supplemental Prosegur LOI on the same day and extended the exclusivity period for an additional 45 days.

During the period from August 3, 2018 through September 13, 2018, representatives of Prosegur conducted the second phase of due diligence with respect to Command and Messrs. Coy and Brost and other members of Command’s management had frequent discussions with representatives of Prosegur, the Financial Advisor and Winston regarding confirmatory due diligence matters and the potential transaction, including the drafting and negotiation of the merger agreement, a draft of which was first sent to Prosegur by Mr. Coy on August 9, 2018. Winston also prepared a draft of the voting agreement during August 2018, which was contemplated by the merger agreement to be executed concurrently with the merger agreement. An initial draft of the voting agreement was sent by the outside legal counsel to Prosegur, Gibson, Dunn & Crutcher LLP (which we refer to as “Gibson”) to Winston on August 28, 2018.

On August 28, 2018, Gibson sent a revised draft of the merger agreement to Winston. The draft reflected Prosegur’s responses to certain issues raised by Command’s proposed merger agreement draft regarding among other things, Command’s representations and warranties, the termination provisions and Command’s ability to consider and pursue a superior offer after the signing of the merger agreement.

On August 29, 2018, the Command board held a special meeting at which Mr. Brost and representatives of the Financial Advisor and Winston were present. At the meeting, Mr. Coy provided a status update, including an update on the status of the merger agreement, recent discussions with representatives of Prosegur and a possible timeline for a public announcement.

On August 31, 2018, Winston provided to Gibson its comments on the draft voting agreement.

On September 4, 2018, the Command board held a telephonic meeting at which Mr. Brost and representatives of the Financial Advisor and Winston were present. At the meeting, Mr. Coy provided a status update, indicating that Command had not yet received an updated price per share proposal from Prosegur. The Command board determined that it needed to receive the updated final purchase price prior to being able to analyze the proposed transaction.

On September 10, 2018, Prosegur communicated to Command a revised price of $2.84 per share, which was further revised on September 12, 2018 to $2.87 per share.

On September 11, 2018, the Command board held a telephonic meeting at which Mr. Brost and representatives of the Financial Advisor and Winston were present. At the meeting, representatives of the Financial Advisor provided a status update regarding the Financial Advisor’s financial analysis. In addition, representatives of Winston provided a status update regarding the merger agreement and discussed the fiduciary duties of the Command board. Also on September 11, 2018, Gibson sent a revised draft of the voting agreement to Winston.

On September 12, 2018, Mr. Coy contacted Norman Pessin and Evan Wax of Wax Asset Management LLC, who are the two largest shareholders of Command and hold approximately 15.7% and 19.1%, respectively, of the outstanding shares of Command common stock. After entering into non-disclosure agreements with each of Messrs. Pessin and Wax, Mr. Coy informed Messrs. Pessin and Wax of the proposed transaction and the proposed purchase price of $2.87 per share, provided a draft of the voting agreement for their review and requested that they sign the voting agreement. On these calls, Messrs. Pessin and Wax indicated that they would be willing to sign the voting agreement.

Also on September 12, 2018, Command extended the exclusivity period granted to Prosegur for an additional week.

On September 13, 2018, upon completion of Prosegur’s due diligence, Prosegur submitted a revised price of $2.85 per share.

On the same day, Messrs. Coy and Brost held several calls with representatives of Prosegur, including Messrs. Núñez, Tabernero, Igualada and Tucker, to discuss outstanding issues relating to the merger agreement. These issues included, among other things, the final purchase price offer of $2.85 per share and the termination fee.

On September 14, 2018, Mr. Coy called Messrs. Pessin and Wax to inform them of the final purchase price of $2.85 per share. Messrs. Pessin and Wax confirmed that they remained willing to sign the voting agreement.

On September 16, 2018, the Command board held a telephonic meeting at which Mr. Brost and representatives of the Financial Advisor and Winston were present. All members of the Command board other than Thomas P. Kikis, who was traveling and could not join the call but had expressed his support of the transaction and the final purchase price of $2.85 per share to Mr. Coy and James P. Heffernan, a director of Command, were present. After introductory remarks, Mr. Coy provided an update of the status of the transaction, including the merger agreement and timing of future steps. A representative of Winston led a discussion of the legal aspects of the Command board’s responsibilities in connection with the proposed transaction, noting that the Command board had a fiduciary responsibility to seek the best outcome possible for the shareholders. The Command board also was advised to consider the merger agreement and whether the proposed price and terms were in the best interest of the shareholders of Command. The representative of Winston then provided a review of the structure and key terms of the transaction and responded to questions from the Command board on matters including, among other things, approval from the Committee on Foreign Investment in the United States and its member agencies (which we refer to as “CFIUS”) and the termination fee of approximately $1.2 million, which reflected approximately 4% of the aggregate merger consideration. The Command board then reviewed the voting agreement with the representative of Winston, who explained the terms of the voting agreement. Thereafter, a representative of the Financial Advisor reviewed with the Command board Nomura’s financial analysis of the merger consideration and rendered Nomura’s oral opinion to the Command board, subsequently confirmed in writing, that as of that date and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth in its written opinion, the $2.85 per share purchase price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of Command common stock (other than holders of excluded shares), is fair, from a financial point of view, to such holders. For more information about the Financial Advisor’s opinion, see “—Opinion of Command’s Financial Advisor.”

Following such discussion and the receipt of the Financial Advisor’s opinion, all of the members of the Command board in attendance unanimously (i) determined that the terms of the merger agreement, including the merger, were advisable, fair to, and in the best interests of, Command and its shareholders, (ii) approved the merger agreement and (iii) resolved to recommend that Command’s shareholders adopt the merger agreement. Mr. Kikis, who did not attend the September 16, 2018 meeting but was informed throughout the negotiations with Prosegur and Party A and subsequently reviewed the materials presented to the Command board at the September 16, 2018 meeting (including the Financial Advisor’s fairness analyses), advised Messrs. Heffernan and Coy independently to inform the Command board that he concurred with the Command board’s approval and adoption of the merger agreement and approval of the merger and its recommendation to Command’s shareholders.

On September 18, 2018, the merger agreement was executed by Command, Parent and Merger Sub. Concurrently with the execution of the merger agreement, Parent also entered into the voting agreement with Craig P. Coy, Thomas P. Kikis, Wax Asset Management, LLC, Norman H. Pessin, Sandra F. Pessin and Brian L. Pessin, who, as of the date of the voting agreement, collectively beneficially owned 6,154,468 shares of Command common stock, or approximately 60.7% of the outstanding shares of Command common stock. In addition, immediately prior to the execution of the merger agreement, Messrs. Coy and Brost, at the direction of Prosegur, signed letters that acknowledge that the merger does not constitute “Good Reason” (as such term is defined in their respective employment agreements) for them to resign from Command and receive specified severance benefits.

Also on September 18, 2018, Command issued a press release announcing the execution of the merger agreement after the closing of the U.S. financial markets on that day.

Reasons for the Merger and Recommendation of Command’s Board of Directors

In reaching its conclusion that the merger agreement is advisable, fair to, and in the best interests of Command and its shareholders, the Command board consulted with the senior management of Command, as well as Command’s legal and financial advisors, and considered the following material factors and benefits of the merger:

●	Merger Consideration. The Command board considered a number of factors related to the merger consideration. In particular, the Command board considered the following:

●	Value; Historical Trading Prices. The Command board concluded that the merger consideration of $2.85 per share represented an attractive value for Command. The merger consideration represents a premium of approximately 54.9% over the per share closing price of Command common stock on September 14, 2018 (which is the last trading day prior to the date of the Command board meeting held on September 16, 2018 at which the Command board approved the merger) and 71.6% over Command’s three month average closing price.

●	Merger Consideration in Cash. The Command board considered that the merger consideration in cash gives Command shareholders an opportunity to realize certain value for their investment immediately upon the completion of the merger.
●	Opinion of Financial Advisor. The opinion of the Financial Advisor rendered to the Command board on September 16, 2018 to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by the Financial Advisor, as set forth in its opinion, the merger consideration to be received by the holders of shares of Command common stock (other than holders of excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described below in “—Opinion of Command’s Financial Advisor.” The full text of the Financial Advisor’s opinion is attached as Annex C to this proxy statement.

●	Process. The Command board considered a number of factors related to the process it undertook in determining to move forward with a sale of Command. In particular, the Command board considered the following:

●	Review of Strategic Alternatives. Following a thorough review of strategic alternatives, including input and analysis from Command’s senior management and the Financial Advisor, the value offered to shareholders in the merger is, in the view of the Command board, more favorable than the potential value that might have resulted from other strategic opportunities reasonably available to Command, including a share buyback, a special or regular dividend, growth through acquisitions, or continued efforts to execute on Command’s long-term strategic plan as a stand-alone company.

●	Sale Process. The Command board, with the assistance of senior management and its legal and financial advisors, conducted a thorough market check that dates back to 2016, including (i) having the Financial Advisor contact 25 potential buyers, (ii) reviewing offers from three bidders in 2016 based on factors including previous industry investment expertise, perceived ability to recognize the value of Command’s business and potential synergies and (iii) executing a confidentiality agreement with and providing Command’s confidential information package to one of the parties to which it initially reached out that expressed preliminary interest in exploring a potential transaction. In addition, in 2018, during the initial discussions with Prosegur prior to Command’s acceptance of the Revised Prosegur LOI, the Command board permitted senior management to engage with a competing bidder that had previously expressed interest in Command in 2016 and from which Command had received preliminary non-binding purchase price offers. See “—Background of the Merger.”

●	Financial Condition and Stand-Alone Prospects of Command. The Command board considered Command’s business, financial condition and results of operations, as well as Command’s long-term strategic plan and its prospects as a stand-alone company. In particular, the Command board considered the following:

●	Market and Execution Risks: The Command board considered the risks associated with continuing as an independent company. In particular, the Command board considered potential market and execution risks associated with Command’s long-term strategic plan and the fact that Command’s operating performance could be affected by, among other things, certain risks and uncertainties described in the “Risk Factors” section of Command’s Form 10-K for the fiscal year ended March 31, 2018, as updated by any subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference in this proxy statement.

●	Uncertainty of Forecasts. The Command board was aware of the inherent uncertainty of attaining management’s internal projections and that, as a result, Command’s actual financial results in future periods could differ materially from management’s forecasted results, including those set forth in “—Certain Financial Projections.” As a result of such uncertainty, the Command board requested that Command’s senior management prepare, and the Command board considered, the projections set forth in “—Certain Financial Projections.”

●	Terms and Conditions of the Merger Agreement. The Command board reviewed and considered the terms and conditions of the merger agreement, including the parties’ respective representations, warranties and covenants, the conditions to their respective obligations to complete the merger and their ability to terminate the merger agreement. In particular, the Command board considered the following:

●	Conditions to Completion of the Merger; Likelihood of Closing; Absence of a Financing Condition. The Command board considered the reasonable likelihood of the completion of the merger, including the absence of a financing condition or any condition requiring third-party consents (other than related to CFIUS approval and approval of Command’s shareholders) and Parent’s extensive experience in completing acquisitions of other companies. The Command board also considered Command’s unconditional right to seek specific performance under the merger agreement and its ability to seek damages without any express limit for willful and material breaches by Parent of the merger agreement.

●	Unsolicited Acquisition Proposals and the Ability to Change Recommendation. The Command board considered the provisions in the merger agreement that provide for the ability of the Command board, subject to the terms and conditions of the merger agreement, to enter into negotiations with or provide information to a person that has made an unsolicited acquisition proposal, to terminate the merger agreement to accept certain unsolicited acquisition proposals that are deemed superior to the Parent merger and/or to withdraw or modify, in certain circumstances, the Command board’s recommendation to Command shareholders that they adopt the merger agreement.

●	Extensive Negotiations. The Command board considered that the merger agreement was the product of extensive arm’s-length negotiations, and that members of Command’s senior management, as well as its legal and financial advisors, were involved throughout the negotiations and updated the Command board regularly with respect thereto. The Command board also considered that the merger consideration represented the highest proposal that Command received for shares of Command common stock after a thorough process and the highest price per share to which the Command board believed Parent was willing to agree to after such negotiations.

In addition, the Command board considered a variety of risks and other potentially negative factors concerning the merger. These factors included the following:

●	Lack of Direct Ongoing Participation in Command’s Potential Upside. The Command board considered that Command shareholders would not have the opportunity to continue participating in Command’s future successes or benefit from any increases in the value of Command.

●	Potential Risk of Failure to Complete the Merger. The Command board considered the possibility that the merger may not be completed and the potential adverse consequences to Command if the merger is not completed, including the potential impact on Command’s stock price, the potential loss of customers and employees and the potential erosion of third-party confidence in Command. The Command board considered that such risks were mitigated by certain terms in the merger agreement, including: the absence of significant required third-party approvals (other than CFIUS approval and the approval of the Command shareholders); the absence of any financing condition to Parent’s obligations to complete the merger; and Command’s ability to specifically enforce the merger agreement.

●	Interim Operating Covenants. The Command board considered the limitations imposed by the merger agreement on the conduct of Command’s business during the pendency of the merger and the fact that these covenants may limit Command’s ability to pursue business opportunities that may arise or take other actions it would otherwise take with respect to the operations of Command during the pendency of the merger.

●	Limitations on Alternative Transactions. The Command board considered the limitations imposed by the merger agreement that, either individually or in combination, could discourage potential acquirors from making a competing bid to acquire Command, including: (i) the fact that, during the pendency of the merger, Command may not solicit, initiate or knowingly encourage or facilitate any competing acquisition proposals for Command, and Command may only engage in discussions and negotiations with a third party from whom Command receives an unsolicited acquisition proposal under certain circumstances; (ii) the fact that Command will be required to pay Parent a termination fee of approximately $1.2 million if the merger agreement is terminated under certain circumstances; and (iii) the voting agreement, pursuant to which Command shareholders that collectively beneficially own approximately 60.7% of the outstanding shares of Command common stock irrevocably appointed Parent as their proxy to vote their shares of Command common stock in favor of the proposal to approve the merger agreement and certain related matters, as applicable, and against alternative transactions. See “The Merger Agreement—Agreement Not to Solicit Other Offers,” “The Merger Agreement—Termination Fee” and “The Voting Agreement.”

●	Interests of Directors and Executive Officers. The Command board considered the fact that some of Command’s directors and executive officers may have interests in the merger that are different from, or in addition to, those of Command shareholders generally. See “The Merger (Proposal 1)—Interests of Command’s Directors and Executive Officers in the Merger.”

●	Merger Consideration Taxable. The merger is expected to be a taxable transaction for U.S. federal income tax purposes, and the receipt of cash in exchange for Command common stock in the merger will therefore generally be taxable to Command shareholders for U.S. federal income tax purposes.

●	Diversion of Management and Employees. The Command board considered the possible diversion of management and employee time and attention from Command’s ongoing business due to the substantial time and effort necessary to complete the merger and plan for the integration of the operations of Command and Parent and the potential effect on Command’s business and relations with customers, vendors and other stakeholders, whether or not the merger is completed.

The preceding discussion of the information and factors considered by the Command board is not intended to be exhaustive but includes the material factors considered by the Command board. In view of the complexity and wide variety of factors considered by the Command board in connection with its evaluation of the merger, the Command board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the different factors that it considered in reaching its decision. In addition, in considering the factors described above, individual members of the Command board may have given different weight to different factors.

This explanation of Command’s reasons for the merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The Command board has unanimously determined that the terms of the merger are advisable, fair to, and in the best interests of Command and its shareholders, has approved the terms of the merger agreement and the merger, and unanimously recommends that the shareholders of Command vote “FOR” the proposal to adopt the merger agreement.

Opinion of Command’s Financial Advisor

Command engaged Nomura as its exclusive financial advisor in connection with the merger. As part of this engagement, Nomura delivered an opinion, dated September 16, 2018, to the Command board to the effect that, as of that date and based on and subject to various assumptions, qualifications, matters considered and limitations described in the opinion, the $2.85 per share merger consideration to be received in the merger by holders of shares of Command common stock (other than holders of excluded shares) was fair, from a financial point of view, to such holders. The full text of Nomura’s written opinion, dated September 16, 2018, is attached as Annex C to this proxy statement and sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Nomura in connection with its opinion.

Nomura’s opinion was provided for the benefit of the Command board (in its capacity as such) in connection with, and for the purposes of, its evaluation of the merger. Nomura’s opinion addressed only the fairness to the holders of shares of Command common stock (other than holders of excluded shares), from a financial point of view and as of the date of such opinion, of the per share merger consideration and did not address any other aspect of the merger. Nomura’s opinion did not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to Command or Command’s underlying business decision to effect the merger. Nomura does not express any opinion and does not make any recommendation to any holder of shares of Command common stock as to how such holder should vote or act with respect to the merger or any other matter.

In arriving at its opinion, Nomura, among other things:

●	reviewed certain publicly available business and financial information relating to Command;

●	reviewed certain internal financial information and other data relating to the businesses and financial prospects of Command that were provided to Nomura by the management of Command and not publicly available, including financial forecasts and estimates prepared by management of Command;

●	conducted discussions with members of the senior management of Command concerning the businesses and financial prospects of Command;

●	performed a discounted cash flow analysis of Command in which Nomura analyzed the future cash flows of Command using financial forecasts and estimates prepared by the management of Command;

●	reviewed publicly available financial and stock market data with respect to certain other companies that Nomura believed to be generally relevant;

●	compared the financial terms of the merger with the publicly available financial terms of certain other transactions that Nomura believed to be generally relevant;

●	reviewed current and historical market prices of Command common stock;

●	reviewed a draft, dated as of September 15, 2018, of the merger agreement; and

●	conducted such other financial studies, analyses and investigations, and considered such other information, as Nomura deemed necessary or appropriate.

In connection with its review, with the consent of the Command board, Nomura did not independently verify, nor did it assume any responsibility for independent verification of, any of the information provided to or reviewed by it for the purpose of its opinion and, with the consent of the Command board, Nomura relied on such information being complete and accurate in all material respects. In addition, with the consent of the Command board, Nomura did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Command, nor was Nomura furnished with any such evaluation or appraisal. Nomura also did not evaluate, and did not express an opinion as to the impact of the merger on, the solvency, viability or fair value of Command under any state or federal law relating to bankruptcy, insolvency or similar matters or the ability of Command to pay its obligations when they become due. With respect to the financial forecasts and estimates referred to above, Nomura assumed, at the direction of the Command board, that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Command as to the future financial performance of Command, including the fact that such forecasts attributed no value to Command’s investment in Ocean Protection Services LLC. Nomura expressed no opinion regarding the fairness of the amount or nature of the compensation to any of Command’s officers, directors or employees, or class of such persons, relative to the compensation to the public shareholders of Command, in connection with the merger. Nomura’s opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to Nomura as of, the date of its opinion. It should be understood that subsequent developments may affect Nomura’s opinion, and Nomura does not have any obligation to update, revise or reaffirm its opinion.

Although Nomura’s opinion was approved by its Fairness Opinion Committee, Nomura’s opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available to Command or Command’s underlying business decision to effect the merger. Nomura’s opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the merger. At the Command board’s direction, Nomura has not been asked to, nor has Nomura, offered any opinion as to the terms, other than the merger consideration to the extent expressly specified in its opinion, of the merger agreement or any related documents or the form of the merger. In rendering its opinion, Nomura assumed, with the consent of the Command board, that (i) the final executed form of the merger agreement would not differ in any material respect from the draft that Nomura reviewed, (ii) Command, Parent and Merger Sub would comply with all material terms of the merger agreement, and (iii) the merger would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition thereof. Nomura also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on Command, Parent or the expected benefits of the merger in any way meaningful to Nomura’s analysis. Nomura is not legal, regulatory, tax or accounting experts and relied on the assessments made by Command and its advisors with respect to such issues.

At the request of the Command board, in 2016, Nomura contacted third parties, including Parent, to solicit indications of interest in a potential strategic transaction with Command. The Command board and its senior management remained involved with third parties contacted in 2016 on a continuing basis in connection with a possible strategic transaction with Command.

Financial Analyses

In connection with rendering its opinion to the Command board, Nomura performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by Nomura in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected companies analysis, the selected transactions analysis and the premiums paid analysis summarized below, no company or transaction used as a comparison was identical to Command or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

In arriving at its opinion, Nomura employed several analytical methodologies and no one method of analysis should be regarded as critical to the overall conclusion reached by Nomura. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusion reached by Nomura was based on all analyses and factors presented, taken as a whole, and also on application of Nomura’s experience and judgment. Such conclusion may have involved significant elements of subjective judgment and qualitative analysis and no opinion was given as to the value or merit standing alone of any one or more portions of such analyses or factors.

Nomura believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Nomura’s analyses and opinion. Nomura did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole.

In performing its analyses, Nomura considered industry factors, general business and economic conditions and other matters, many of which are beyond the control of Command. The estimates of the future performance of Command in or underlying Nomura’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Nomura’s analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company or business might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Nomura’s view of the actual value of Command.

The merger consideration to be paid by Parent pursuant to the merger agreement was determined through negotiations between Command and Parent and was approved by the Command board. The decision to enter into the merger agreement and any related agreements was solely that of the Command board. Nomura’s opinion and analyses were only one of many factors considered by the Command board in its evaluation of the merger and should not be viewed as determinative of the views of the Command board, management or any other party with respect to the merger or related transactions or the consideration payable in the merger or related transactions.

Set forth below is a summary of the material financial analyses provided by Nomura to the Command board in connection with Nomura’s opinion, dated September 16, 2018. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Nomura, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Selecting portions of Nomura’s financial analyses or factors considered or focusing on the data set forth in the tables below without considering all analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Nomura’s financial analyses.

52 Week Share Price Performance of Command

Nomura reviewed the historical trading performance of the Command common stock in the 52 weeks ended September 14, 2018. Nomura observed that the price of the Command common stock as of the close of market on September 14, 2018, which was the last trading day prior to the date of its opinion, was $1.84 per share, that the low and high prices of shares of Command common stock for the 52 week period ended September 14, 2018 were $1.32 and $3.26 per share, respectively, and that the low and high prices of the Command common stock following the announcement by Command on May 2, 2018, of the loss of the Amazon, Inc. contract related to fulfillment centers, were $1.32 and $2.11, respectively, compared with the merger consideration of $2.85 per share.

Comparable Companies Analyses

Nomura reviewed and analyzed certain publicly available financial information, valuation multiples and market trading data relating to the following publicly traded companies with operations in the security services industry, which is the industry in which Command operates:

●	Securities AB

●	G4S plc

●	Prosegur Compañía de Seguridad

●	The Brink’s Company

●	Loomis AB

Although none of the companies listed above are directly comparable to Command, the companies were selected by Nomura for this analysis because they are publicly traded companies with operations and/or other criteria, such as lines of business, markets and business risks, which Nomura considered similar to Command for purposes of analysis. Nomura reviewed total enterprise values (“TEV”) of these companies, calculated as market value, based on reported fully-diluted shares of Command common stock outstanding and closing stock prices on September 14, 2018, plus debt outstanding, preferred equity, and minority interest, less cash, cash equivalents and investments in affiliates, as multiples of last 12 months and estimated one fiscal year forward earnings before interest, taxes, depreciation and amortization, as adjusted for certain items (“Adjusted EBITDA”) converted to a fiscal year ended March 31, 2019. Nomura then applied a range of selected multiples of last 12 months and one fiscal year forward EBITDA derived from the selected companies to Command’s last 12 months (as of June 30, 2018) and forecast fiscal year ending March 31, 2019 adjusted EBITDA. Nomura also reviewed closing stock prices on September 14, 2018 of the selected companies as multiples of last 12 months and estimated one fiscal year forward earnings per share, as adjusted for certain items (“P/E multiples”). Nomura then applied a range of selected P/E multiples derived from the selected companies to Command’s projected earnings for the fiscal year ending March 31, 2019. Financial data for Command were based on internal latest 12 months data and the projections prepared by Command’s management. Financial data for the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information.

The table below illustrates the representative ranges of multiples selected by Nomura based on the above analysis and the implied value ranges for a share of Command common stock:

	Selected Range of Trading Multiples	Implied Per Share Value of Command Common Stock
Last Twelve Months Adjusted EBITDA	7.0x-9.0x	$0.81-$1.33
Fiscal Year Estimated 2019 Enterprise Value Adjusted EBITDA	6.5x-8.5x	$0.90-$1.43
Fiscal Year 2019 Estimated P/E Multiples	12.5x-15.5x	$1.87-$2.32

No company included in the selected company analysis is identical to Command. In evaluating the selected companies, Nomura made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Command, such as the impact of competition on the business of Command and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of Command or the industry or in the financial markets in general. Mathematical analysis, such as determining the arithmetic mean or median, or the high or low, is not in itself a meaningful method of using selected company data.

Discounted Cash Flow Analyses

Nomura performed a discounted cash flow analysis of Command to calculate the estimated present values of the unlevered free cash flows that Command was forecasted to generate during the period from July 31, 2018 to March 31, 2024 based on the financial projections prepared by Command’s management. Nomura discounted the unlevered free cash flow to present value as of July 31, 2018 using a selected discount rate range of 9.0% to 11.0% based on Nomura’s estimation of Command’s then current weighted average cost of capital. Nomura calculated a terminal value for Command as of March 31, 2024 using both a Terminal EBITDA Method of calculation and a Perpetuity Growth Method of calculation. For purposes of the Terminal EBITDA Method, Nomura used an exit multiple of 7.0x to 9.0x to calculate terminal value for Command. For purposes of the Perpetuity Growth Method, Nomura applied a range of perpetual growth rates of 2.5% to 4.5% to the unlevered free cash flow of Command for the fiscal year ended March 31, 2024. Nomura then discounted the terminal value using its selected discount rate range of 9.0% to 11.0%. For each method, Nomura then calculated the implied price per share of Command common stock by adding the present value of the adjusted unlevered free cash flows and the terminal value. This analysis indicated the following implied equity value ranges for a share of Command common stock:

Implied Per Share Value of Command Common Stock
Terminal EBITDA Method	$1.13-$1.69
Perpetuity Growth Method	$0.84-$1.92

Comparable Transaction Analysis

Nomura reviewed and analyzed certain publicly available financial information relating to selected publicly announced merger and acquisition transactions in the security services industry and in the other professional services industry generally. It was Nomura’s judgment that these transactions were most relevant, for comparative purposes, to the proposed acquisition of Command. In performing these analyses, Nomura analyzed certain financial information and transaction multiples relating to the target companies and compared such information to the corresponding information about Command.

Nomura reviewed the following Security Services Transactions, although financial information was only available for five of these transactions:

Date Announced	Acquirer	Target
July 2018	Allied Universal	U.S. Security Associates, Inc.
May 2018	The Brink’s Company	Dunbar Armored, Inc.
November 2016	Allied Universal	Source Security & Investigations
October 2016	Allied Universal	FJC Security Services
September 2016	Allied Universal	Apollo International
May 2016	Universal Services of America	AlliedBarton Security Services
March 2016	U.S. Security Associates, Inc.	McRoberts Protective Agency, Inc.
October 2015	Universal Services of America	ABM Security Business
July 2015	Universal Services of America	Guardsmark
July 2015	Warburg Pincus	Universal Services of America
June 2015	Wendel & Existing Management	AlliedBarton Security Services
September 2012	Apex & Existing Management	Garda World Security Corporation

Nomura reviewed the following other Professional Services Transactions:

Date Announced	Acquirer	Target
June 2018	Cerberus	Worldwide Flight Services
November 2017	Sodexo	Centerplate
October 2017	Aramark	AmeriPride Services Inc.
July 2017	ABM Industries Incorporated	GCA Services Group
July 2016	Apollo	Outerwall Inc.
April 2015	Elior Group	Areas
May 2015	DTZ	Cushman & Wakefield
March 2015	CBRE Group, Inc.	Global Workplace Solutions Business
August 2014	Court Square Capital Partners	Pike Corp.
June 2014	SNC-Lavalin Group	Kentz Corp.

For each of the transactions for which information was publicly available, Nomura calculated and compared the TEV of the target company as a multiple of the target company’s Adjusted EBITDA for the twelve months prior to the date that the relevant transaction was announced. The table set forth below shows the mean and median multiples observed:

	Mean		Median
Security Services Transactions	10.2	x	10.5	x
Other Professional Services Transactions	10.4	x	11.6	x
All Referenced Transactions	10.3	x	11.3	x

Based on the analysis of such metric for the transactions noted above, Nomura selected a representative range of multiples of the transactions of 9.0x to 11.0x and applied this range of multiples to Command’s reported Adjusted EBITDA for the 12-month period ended June 30, 2018. This analysis indicated implied equity value range of $1.33 to $1.82 for a share of Command common stock.

No company or transaction utilized in the selected transactions analysis is identical to Command or the merger. In evaluating the selected transactions, Nomura made judgments and assumptions with regard to general business, market and financial conditions and other matters, many of which are beyond the control of Command, such as the impact of competition on the business of Command or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Command or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Mathematical analysis, such as determining the arithmetic mean or median, or the high or low, is not in itself a meaningful method of using selected company data.

Premiums Paid Analysis

Nomura also looked at premiums paid since 2015 in transactions having a transaction value of between $25 million and $75 million involving the acquisition of 100% of the equity of a public U.S. target company. Nomura compared the range of premia paid in the 27 transactions that fell within Nomura’s search criteria to the volume weighted average price (“VWAP”) of the shares of Command common stock for the one-month period ended September 14, 2018. Based on these transactions, Nomura applied a premium range of 30%-45% to $1.83, which was the VWAP for the shares Command common stock for the one-month period ended September 14, 2018. This analysis indicated implied equity value range of $2.38 to $2.66 for a share of Command common stock. No company or transaction utilized in the premiums paid analysis is identical to Command or the merger.

Miscellaneous

Nomura’s opinion and its presentation to the Command board was one of many factors taken into consideration by the Command board in deciding to approve the merger agreement. Consequently, the analyses described above should not be viewed as determinative of the view of the Command board with respect to the merger consideration or of whether the Command board would have been willing to agree to different terms in the merger. The merger consideration and other terms of the merger were determined through arm’s-length negotiations between Command and Parent and were approved by the Command board. Nomura did not recommend any specific merger consideration to Command.

Under the terms of Nomura’s engagement, Command has agreed to pay Nomura for its financial advisory services in connection with the merger an aggregate fee of $1 million, of which $350,000 was payable upon issuance of Nomura’s opinion, and the balance of which is contingent upon consummation of the merger. In addition, Command has agreed to reimburse Nomura’s expenses and to indemnify Nomura and related parties against certain liabilities arising out of Nomura’s engagement.

Nomura and its affiliates are engaged in financial services, including, without limitation, investment banking, financial advisory, corporate finance, retail banking, securities and derivatives trading, asset finance, merchant banking and asset management. In the ordinary course of business, Nomura, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, the equity, debt or other securities or financial instruments (including bank loans and other obligations) of Command or Parent or their respective subsidiaries or any currency or commodity that may be involved in the merger and, accordingly, may at any time hold a long or short position in such securities, instruments, currencies or commodities (or in related derivatives).

Nomura, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with transactions including mergers and acquisitions, leveraged buyouts, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, valuations for corporate and other purposes, and other transactions. In the ordinary course of business, Nomura and/or certain of its affiliates may act as a market maker and broker in the publicly traded securities of Command and/or other entities involved in the merger or their respective affiliates and receive customary compensation in connection therewith. During the two years preceding the date of its opinion, Nomura and its affiliates had not provided investment banking or other financial services to Command or Parent unrelated to the proposed merger, for which Nomura and its affiliates had received compensation; provided, however, that Nomura and its affiliates may in the future provide investment banking and other financial services to Command or Parent for which Nomura and its affiliates may receive compensation.

The Command board selected Nomura as its exclusive financial advisor in connection with the merger because Nomura is an internationally recognized investment banking firm with substantial experience in similar transactions and because of Nomura’s familiarity with Command and its business.

Certain Financial Projections

Command does not as a matter of course issue public projections as to future performance or earnings beyond the current fiscal year or issue public projections for extended periods due to the unpredictability of the underlying assumptions and estimates. Our management prepared the below projections for Command for fiscal years 2019 through 2024 (which we refer to as the “projections”). Our management provided the projections based on its continued operations as an independent publicly traded company to the Command board and the Financial Advisor, which the Command board authorized for the Financial Advisor to rely on and use in performing its preliminary financial analyses as described in “—Opinion of Command’s Financial Advisor” above.

The following is a summary of the certain financial projections prepared by management and provided to the Command board and the Financial Advisor:

	Management Projections
	For Fiscal Year Ended March 31,
	2019	2020	2021	2022	2023	2024
	(US$ in millions)
Revenues	177.6	180.8	187.9	194.8	201.9	209.2
Net Income	1.6	1.7	1.8	2.0	2.1	2.3
Adjusted EBITDA(1)	3.0	2.8	3.0	3.1	3.3	3.4
Capital Expenditures	0.2	0.1	0.1	0.1	0.1	0.1

(1) Adjusted EBITDA is not a financial measure presented in accordance with generally accepted accounting principles in the United States (which we refer to as “GAAP”). Adjusted EBITDA consists of earnings before interest, taxes, depreciation and amortization and non-recurring items. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP and non-GAAP financial measures as used in the financial projections may not be comparable to similarly titled amounts used by other companies or persons.

A summary of the projections for Command is included in this proxy statement solely to give Command’s shareholders access to information that was made available to the Command board and the Financial Advisor in connection Command’s evaluation of Parent’s acquisition proposal. The projections were not prepared with a view toward public disclosure or complying with GAAP. In addition, the projections were not prepared with a view toward complying with the guidelines established by the SEC or by the American Institute of Certified Public Accountants with respect to prospective financial information. The projections are not fact and should not be relied upon as being necessarily indicative of future results. Readers of this proxy statement are cautioned not to place undue reliance on the projections.

The inclusion of the projections in this proxy statement should not be regarded as an indication that the Command board, the Financial Advisor, any of their affiliates, or any other recipient of this information considered, or now considers, such projections to be a reliable prediction of future results or any actual future events. None of Command, the Financial Advisor, Parent or any of their respective affiliates or any other person assumes any responsibility for the validity, reasonableness, accuracy or completeness of the projections included in this proxy statement.

The projections are forward-looking statements. For information on factors that may cause Command’s future results to differ materially from the projections, see “Cautionary Statement Regarding Forward-Looking Statement.” The projections were developed from historical financial statements and a series of assumptions and estimates by Command’s management related to future trends, including assumptions and estimates related to future business initiatives for which historical financial statements were not available, and did not give effect to any changes or expenses as a result of the merger or the other transactions contemplated by the merger agreement.

Command’s future financial results may materially differ from those expressed in the projections due to numerous factors, including many that are beyond Command’s ability to control or predict. We cannot assure you that any of the projections will be realized or that our future financial results will not materially vary from the projections. Furthermore, while presented with numerical specificity, the projections necessarily are based on numerous assumptions, many of which are beyond our control and difficult to predict, including with respect to industry performance, competitive factors, industry consolidation, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, including with respect to future business initiatives and changes to our business model for which we have no historical financial data, which assumptions may not prove to have been, or may no longer be, accurate. The projections do not take into account any circumstances or events occurring after the date they were prepared, including expenses, fees and related to the merger, the September 18, 2018 public announcement of the merger and any of the transactions contemplated by the merger agreement or subsequent integration planning activities, and have not been updated since their respective dates of preparation. In addition, the projections do not take into account any adverse effects that may arise out of the termination of the merger agreement, and should not be viewed as accurate or continuing in that context.

The projections were estimated in the context of the business, economic, regulatory, market and financial conditions that existed at the time the projections were prepared, and the projections have not been updated to reflect revised prospects for our business, changes in general business, economic, regulatory, market and financial conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared. The projections cover multiple years, and such information by its nature becomes less reliable with each successive year. The projections should not be utilized as public guidance and will not be provided in the ordinary course of our business in the future.

The inclusion of the projections in this proxy statement should not be deemed an admission or representation by Command, the Financial Advisor, Parent or any of their respective affiliates with respect to such projections or that the projections included in this proxy statement are viewed by Command, the Financial Advisor, Parent or any of their respective affiliates as material information regarding Command. In fact, we view the projections as non-material because of the inherent risks and uncertainties associated with such projections. The projections are not included in this proxy statement in order to induce any shareholder of Command to vote in favor of any proposal to be considered at the special meeting, but they are being included because such projections, or portions thereof, were provided to the Command board and/or the Financial Advisor.

The information from the projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Command contained in Command’s public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in the projections, Command’s shareholders are cautioned not to place undue, if any, reliance on the projections included in this proxy statement, including in making a decision as to whether to vote in favor of any proposal to be considered at the special meeting.

None of Command, the Command board, its advisors (including, but not limited to, the Financial Advisor), or any other person intends to, and each of them disclaims any obligations to, update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error or no longer appropriate, except as required by securities laws.

Interests of Command’s Directors and Executive Officers in the Merger

Details of the beneficial ownership of Command’s directors and executive officers of Command common stock are set out in “Securities Ownership of Certain Beneficial Owners and Management.” In addition to their interests in the merger as shareholders, certain of Command’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Command’s shareholders generally. In considering the recommendation of the Command board with respect to the merger, Command shareholders should be aware of these interests. The Command board was aware of these interests and considered them, among other matters, in reaching the determination to approve the merger agreement and the merger and making the recommendation that shareholders approve the proposal to adopt the merger agreement. These interests are described below.

Indemnification and Exculpation of Directors and Executive Officers

Command directors and executive officers are entitled to certain continued indemnification and insurance coverage under the merger agreement after the merger is completed. For a more complete description, please see “The Merger Agreement—Other Covenants and Agreements—D&O Indemnification and Insurance.”

Treatment of Outstanding Equity Awards

Under the terms of the merger agreement, Command equity awards held by directors and executive officers of Command that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment:

●	Stock Options. At the effective time of the merger, each outstanding option to purchase shares under Command’s stock plans, vested or unvested, will be cancelled and will entitle the holders of the options to receive an amount in cash (less applicable taxes required to be withheld) equal to (i) the total number of shares subject to the option, whether vested or unvested, immediately prior to the effective time multiplied by (ii) the excess, if any, of (1) the merger consideration over (2) the exercise price per share under the stock option. Any outstanding stock option that has an exercise price per share equal to or in excess of the merger consideration will be canceled at the effective time of the merger for no consideration.

●	Restricted Shares and Restricted Stock Units. At the effective time of the merger, each outstanding share of Command common stock subject to vesting, repurchase or other lapse restrictions (which we refer to as a “restricted share”) and each outstanding restricted stock unit granted under Command’s stock plans, whether vested or unvested, will, by virtue of the merger, be cancelled and entitle the holder to receive an amount in cash (less applicable taxes required to be withheld) equal to (i) the total number of such restricted shares and restricted stock units, whether vested or unvested, immediately prior to the effective time multiplied by (ii) the merger consideration.

In connection with the merger, Command’s executive officers and non-employee directors will only receive payments for settlement of their outstanding equity awards as described above. If the effective time of the merger were September 28, 2018, based on the number of equity awards outstanding as of such date and a price per share of Command common stock of $2.85 (i.e., the merger consideration), Command estimates the aggregate amount that would become payable to (i) executive officers to be approximately $911,748 and (ii) non-employee directors to be approximately $1,081,900.

Employment Agreements and Offer Letters with Executive Officers

Command previously entered into employment agreements with Messrs. Coy and Brost.

Pursuant to the employment agreement with Mr. Coy, if, within twelve months following a “Change in Control” (as defined in his employment agreement), Mr. Coy is terminated other than for “Cause” (as defined in his employment agreement) or Mr. Coy terminates his employment for “Good Reason” (as defined in his employment agreement), (i) all then outstanding options, restricted stock and other equity-based awards granted to Mr. Coy but which have not vested as of the date of termination, shall become fully vested and all options not yet exercisable shall become exercisable for a period of 60 days following such termination without Cause or resignation for Good Reason and (ii) Mr. Coy will be eligible to receive 18 months of base salary continuation and 150% of the bonus amount that would have been payable to him had his employment not been terminated, based on actual performance through the date of such termination.

Similarly, pursuant to the terms of Mr. Brost’s employment offer letter, in 2016, the Command board approved that Mr. Brost, as the Chief Financial Officer, will be entitled to the same provision as Mr. Coy and that he will be eligible to receive 18 months of base salary continuation and 150% of the bonus amount that would have been payable to him had his employment not been terminated, based on actual performance through the date of such termination.

Mr. Coy is subject to confidentiality, non-competition and non-solicitation covenants. Specifically, Mr. Coy may not at any time disclose (other than as may be required by law or order of a court or governmental body) or use for his or any other person’s benefit or purposes information regarding Command and its affiliates and must return all such information upon termination of employment. In addition, Mr. Coy: (i) for a period of one year following termination of his employment agreement for any reason, must not, in any location, engage in any business, whether as an employee, consultant, partner, principal, agent, representative or stockholder (other than as a beneficial owner of less than one percent (1%) of the outstanding equity interests of such business) or in any other corporate or representative capacity with any other business, whether in corporate, proprietorship, partnership form or otherwise, where such business is engaged in any activity which competes with the business of Command; (ii) for a period of two years following termination of his employment agreement for any reason, within the geographic territory the United States of America, directly or indirectly, approach, solicit, service or deal with any customer, potential customer or maturing business opportunity of Command in order to attempt to direct any such customer, potential customer or maturing business opportunity away from Command; and (iii) for a period of two years following termination of his employment agreement for any reason, directly or indirectly recruit, solicit or endeavor to entice away from Command any individual who is an employee of or service provider to Command. Such confidentiality, non-competition and non-solicitation covenants may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by a duly authorized officer of Command.

Mr. Brost is also subject to confidentiality and non-solicitation covenants. Mr. Brost must, at all times during his employment and thereafter, hold in strict confidence all confidential information of Command and must not directly or indirectly use, disclose or make accessible to any person any such confidential information, except with Command’s express written authorization or pursuant to the Defense of Trade Secrets Act of 2016 under certain circumstances. In addition, Mr. Brost, for a period of one year following his termination of employment with Command for any reason, must not, without the prior authorization of Command: (i) directly or indirectly, on behalf of any business or entity engaged in a competitive business to Command, solicit business from or service any customer of Command for which he directly or indirectly had responsibility within one year prior to his termination of employment; (ii) directly or indirectly solicit any prospective customer of Command at the time of his termination of employment; and (iii) except in good faith performance of his duties during his employment with Command, for himself or on the behalf of any business or entity engaged in a competitive business to Command, directly or indirectly, (A) solicit, induce, or encourage any person who is an employee of Command to terminate his or her employment or other contractual relationships with Command or (B) hire any person who is an employee of Command or who was such an employee at any time during the six-month period preceding such hiring.

On September 18, 2018, immediately prior to the execution of the merger agreement, Messrs. Coy and Brost, at the direction of Prosegur, signed letters that acknowledge that the merger does not constitute “Good Reason” (as such term is defined in their respective employment agreements) for them to resign from Command and receive those specified severance benefits. Other than such letters, neither Parent nor any of its affiliates have entered into any agreement or understanding, whether written or unwritten, with Messrs. Coy and Brost or any other executive officers of Command concerning any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the merger.

Golden Parachutes

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation and benefits that each named executive officer could receive that are based on or otherwise related to the merger.

The estimated potential payments in the table below are based on certain assumptions that, if changed, may impact the numbers presented in the table. These assumptions include the following: (i) per share merger consideration of $2.85; (ii) base salary, target bonus levels and equity award holdings as of September 28, 2018; (iii) the merger closing on September 28, 2018 (the assumed date of the closing of the merger solely for purposes of this golden parachute compensation disclosure); and (iv) a termination of each named executive officer by Command without “cause” or by the executive for “good reason” on the closing date.

Depending on when the merger occurs, certain equity awards that are now unvested and included in the table below may vest pursuant to the terms of the equity awards based on the completion of continued service with Command, independent of the merger. The amounts indicated below are reasonable estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before completion of the merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.

Golden Parachute Compensation

Name	Cash(1)	Equity(2)	Total
	($)	($)	($)
Craig P. Coy	787,500	673,525	1,461,025
N. Paul Brost	540,000	238,223	778,223

(1)	The amounts in this column are presented for illustrative purposes only and represent the estimated amount of severance to which the named executive officers would have become entitled under their respective employment agreements assuming that a termination of employment by Command without “cause” or by the executive for “good reason” had occurred as of September 28, 2018. The named executive officers’ entitlement to severance upon a termination of employment involves a highly fact-specific analysis and there can be no certainty that these amounts will ever be paid to the named executive officers. Pursuant to their respective employment agreements, each of Mr. Coy’s and Mr. Brost’s potential severance payment is equal to the sum of (i) 18 months of his base salary (Mr. Coy’s and Mr. Brost’s base salaries are $350,000 per year and $300,000 per year, respectively), which amount is payable in installments in accordance with Command’s normal payroll practices, and (ii) 150% of the bonus amount that would have been payable had their employment not been terminated, based on actual performance through the date of such termination. For purposes of the potential severance calculation, it is assumed for illustrative purposes only that the bonus amount payable to each named executive officer for the year of termination is equal to 50% of the named executive officer’s target bonus amount (i.e., for Mr. Coy, $175,000, and for Mr. Brost, $60,000). For further information regarding these employment agreements, please see above under “—Employment Agreements and Offer Letters with Executive Officers.”

(2)	The amounts in this column represent the estimated amount of the payments that each named executive officer will receive in respect of his (i) stock options with an exercise price equal to or lower than the merger consideration that, in accordance with the terms of the merger agreement, are canceled at the effective time of the merger in exchange for cash payments, and (ii) restricted stock units that, in accordance with the terms of the merger agreement, are canceled at the effective time in exchange for cash payments. All of the stock options held by the named executive officers have previously vested in accordance with their terms. The restricted stock units currently held by the named executive officers are unvested. No named executive officer owns restricted shares. For further information regarding treatment of equity awards in connection with the merger, please see above under “—Treatment of Outstanding Equity Awards.”

The total amounts do not reflect any reductions to “parachute payments” as defined by Section 280G of the U.S. Internal Revenue Code of 1986, as amended, in order to avoid any applicable excise tax. A definitive analysis of the need, if any, for such reductions will depend on the effective time, the date of termination (if any) of the named executive officer and certain other assumptions used in the applicable calculations.

Merger Expenses, Fees and Costs

Except as otherwise expressly provided in the merger agreement (including the termination fee described below), all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring the cost or expense.

In the event of a termination of the merger agreement under certain circumstances, Command may be required to pay Parent a termination fee of approximately $1.2 million to reimburse Parent’s fees and expenses incurred in connection with the merger agreement and related transactions. See “The Merger Agreement—Termination Fee.”

Expected Timing of the Merger

Command and Parent currently expect to complete the merger in the fourth quarter of 2018, subject to the receipt of required Command shareholder approval and regulatory approvals and the satisfaction or waiver of the other conditions to completion of the merger. Because many of the conditions to completion of the merger are beyond the control of Command and Parent, exact timing for completion of the merger cannot be predicted with any amount of certainty.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the merger to U.S. Holders (as defined below) of the shares of Command common stock. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of the shares of Command common stock in light of their particular circumstances. This discussion is based on the Code, the Treasury regulations promulgated under the Code, judicial authority, published administrative positions of the Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. This discussion does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation, nor does it address any aspects of the unearned income Medicare contribution tax. In addition, this discussion only applies to the shares of Command common stock that are held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code and does not address tax considerations applicable to any holder of the shares of Command common stock that may be subject to special treatment under U.S. federal income tax law, including:

●	a bank or other financial institution;

●	a tax-exempt organization;

●	a retirement plan or other tax-deferred account;

●	a partnership, S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);

●	a person holding a direct or indirect interest in Parent or Merger Sub;

●	an insurance company;

●	a mutual fund;

●	a real estate investment trust;

●	a dealer or broker in stocks and securities or in currencies;

●	a trader in securities that elects mark-to-market treatment;

●	a shareholder subject to the alternative minimum tax provisions of the Code;

●	a shareholder that received the shares of Command common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

●	a person that has a functional currency other than the U.S. dollar;

●	a person that holds the shares of Command common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; and

●	certain former U.S. citizens or long-term residents.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the shares of Command common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. Such holders should consult their own tax advisors regarding the tax consequences of exchanging the shares of Command common stock pursuant to the merger. In addition, holders of shares of Command common stock who are not U.S. Holders may be subject to different tax consequences than those described below and are urged to consult their tax advisors regarding their tax treatment under U.S. and non-U.S. tax laws.

The following summary is for general informational purposes only and is not a substitute for careful tax planning and advice. Holders are urged to consult their own tax advisor with respect to the specific tax consequences to them of the merger in light of their own particular circumstances, including U.S. federal estate, gift and other non-income tax consequences, and tax consequences under state, local and non-U.S. tax laws.

U.S. Holders

The following is a summary of the material U.S. federal income tax consequences of the merger that will apply to U.S. Holders. For purposes of this discussion, the term U.S. Holder refers to a beneficial owner of the shares of Command common stock that is, for U.S. federal income tax purposes:

● an individual who is a citizen or resident in the United States;

● a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia;

● an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

● a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a “United States person” under applicable Treasury regulations.

Exchange of the Shares for Cash Pursuant to the Merger Agreement. The exchange of the shares of Command common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the shares of Command common stock exchanged therefor. Gain or loss will be determined separately for each block of the shares of Command common stock (generally, the shares of Command common stock acquired at the same cost in a single transaction) held by such U.S. Holder. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period for the shares of Command common stock is more than one year at the time of the exchange. Long-term capital gains recognized by an individual U.S. Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding Tax. Proceeds from the exchange of the shares of Command common stock pursuant to the merger generally will be subject to information reporting. In addition, backup withholding tax at the applicable rate (currently 24%) generally will apply unless the applicable U.S. Holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establishes an exemption from backup withholding tax. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a U.S. Holder will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS. Each U.S. Holder should duly complete, sign and deliver to the paying agent an appropriate IRS Form W-9 to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Intent to Vote in Favor of the Merger

Command currently expects that Command’s directors and executive officers will vote their shares in favor of the proposal to approve the merger agreement, the proposal to approve, by a non-binding advisory vote, the merger-related compensation and any proposal to adjourn the special meeting, if necessary or appropriate, including if there are not holders of a sufficient number of shares of common stock present or represented by proxy at the special meeting to constitute a quorum. As of October 31, 2018, the record date for the special meeting, Command’s directors and executive officers directly owned, in the aggregate, 2,532,532 shares of common stock entitled to vote at the special meeting, or approximately 25% of the outstanding shares of Command common stock entitled to vote at the special meeting.

Financing of the Merger

The merger is not conditioned upon any financing arrangements or contingencies. We anticipate that the total funds needed to complete the merger, including amounts due to Command’s shareholders and holders of equity awards under the merger agreement and to pay fees, costs and expenses related to the foregoing, will be funded through cash on hand of Parent and its subsidiaries and/or new third party debt financing.

We believe, but cannot assure you, that the cash on hand of Parent and its subsidiaries, combined with any debt financing, will be sufficient to complete the merger.

Regulatory Approvals

Pursuant to the terms of the merger agreement, Parent and Command have agreed to use their respective reasonable best efforts to take, or cause their subsidiaries to take, all actions necessary to obtain all regulatory approvals required to consummate the merger.

Payment of Shares

Parent will appoint a paying agent for the purpose of exchanging the merger consideration for certificates formerly representing Command common stock or for Command common stock represented by book-entry notations.

Promptly after the effective time of the merger (and in any event within three business days), the surviving corporation will cause the paying agent to mail the appropriate materials to each record holder of Command common stock as of immediately before the effective time. These materials will include (i) a letter of transmittal specifying that delivery will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the shareholder’s certificates (or affidavits of loss in lieu thereof) to the paying agent, and (ii) instructions for surrendering the certificates (or affidavits of loss in lieu thereof) or book-entry shares in exchange for the merger consideration.

Those holders of Command common stock who properly surrender their certificates representing Command common stock to the paying agent in accordance with the letter of transmittal will receive a cash amount in immediately available funds equal to the number of shares represented by such certificate or book-entry shares, multiplied by the merger consideration.

In the event of a transfer of ownership of shares of Command common stock that is not registered in Command’s transfer records, a check for cash to be exchanged upon due surrender of the certificate may be issued to such transferee if the certificate formerly representing Command common stock is presented to the paying agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

Parent, Merger Sub, the surviving corporation and the paying agent will be entitled to deduct and withhold from any amount payable under the merger agreement the amounts it is required to deduct and withhold under any applicable federal, state, local or foreign tax law. If such amounts are withheld, they will be treated for all purposes of the merger agreement as having been paid to the shareholders from whom they were withheld.

If a certificate for any Command common stock has been lost, stolen or destroyed, the paying agent will pay the merger consideration only upon the claimant’s making of an affidavit of fact and, if required by Parent, the claimant’s posting of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against Parent or the surviving corporation with respect to such certificate.

Delisting and Deregistration of Command Common Stock After the Transactions

Upon completion of the merger, the Command common stock will cease to be listed on NYSE American and will subsequently be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following summary describes material provisions of the merger agreement. This summary is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. You are urged to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

The following summary of the merger agreement, and the copy of the merger agreement attached hereto as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to modify or supplement any factual disclosures about Command or Parent in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Command or Parent or any of their respective subsidiaries or affiliates. The merger agreement contains representations and warranties by the parties which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Command’s or Parent’s public disclosures. Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

Structure and Completion of the Merger

Subject to the terms and conditions of the merger agreement, at the effective time of the merger, and in accordance with the New York Business Corporation Law (which we refer to as the “NYBCL”), Merger Sub, a wholly owned subsidiary of Parent, will merge with and into Command, with Command surviving the merger and continuing as a wholly owned subsidiary of Parent.

Closing and Effective Time of Merger

The closing for the merger will occur on the third business day after the date on which the last of the conditions to completion of the merger (other than those conditions that are waived or by their nature are to be satisfied by actions taken at the closing of the merger) are satisfied or on such other date as Parent and Command may agree in writing. The certificate of merger will be filed as soon as practicable thereafter, at which time the merger shall become effective.

Merger Consideration

In the merger, each share of Command common stock issued and outstanding as of immediately prior to the merger (other than shares owned by Command’s wholly owned subsidiaries, Parent, Merger Sub or any of their subsidiaries) will be converted into the right to receive $2.85 in cash.

Excluded Shares

Command common stock owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and Command common stock owned by Command or any direct or indirect wholly owned subsidiary of Command will be cancelled without payment of any consideration therefor.

Surviving Corporation; Charter and Bylaws; Directors and Officers

At the effective time, Command’s charter shall be amended in a form as set forth in Exhibit A to the merger agreement, and become the charter of the surviving corporation. Command’s bylaws in effect immediately before the effective time shall become the bylaws of the surviving corporation, until thereafter amended in accordance with their terms or by applicable law.

Subject to applicable law, at the effective time the directors of Merger Sub will become the directors of the surviving corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the surviving corporation’s charter and bylaws. At the effective time, Merger Sub’s officers will become the officers of the surviving corporation until their successors have been appointed and qualified or elected or until their earlier death, resignation or removal in accordance with the charter and bylaws of the surviving corporation.

Treatment of Command Stock Options and Other Equity-Based Awards

Stock Options

At the effective time of the merger, each outstanding option to purchase shares under Command’s stock plans, vested or unvested, will be cancelled and will entitle the holders of the options to receive an amount in cash (less applicable taxes required to be withheld) equal to (i) the total number of shares subject to the option, whether vested or unvested, immediately prior to the effective time multiplied by (ii) the excess, if any, of (1) the merger consideration over (2) the exercise price per share under the stock option. Any outstanding stock option that has an exercise price per share equal to or in excess of the merger consideration will be canceled at the effective time of the merger for no consideration.

Restricted Shares and Restricted Stock Units

At the effective time of the merger, each outstanding restricted share and each outstanding restricted stock unit granted under Command’s stock plans, whether vested or unvested, will, by virtue of the merger, be cancelled and entitle the holder to receive an amount in cash (less applicable taxes required to be withheld) equal to (i) the total number of such restricted shares and restricted stock units, whether vested or unvested, immediately prior to the effective time multiplied by (ii) the merger consideration.

Payment of Command Common Stock in the Merger

Prior to the effective time of the merger, Parent will appoint a paying agent approved in advance by Command (such approval not to be unreasonably withheld or delayed), to exchange certificates or book-entry shares representing Command common stock for the merger consideration to be received pursuant to the terms of the merger agreement.

Exchange and Payment Procedures

Promptly after the effective time of the merger (and in any event within three business days), the surviving corporation will cause the paying agent to mail the appropriate materials to each record holder of Command common stock as of immediately before the effective time. These materials will include (i) a letter of transmittal in customary form specifying that delivery will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the shareholder’s certificates (or affidavits of loss in lieu thereof) to the paying agent, and (ii) instructions for surrendering the certificates (or affidavits of loss in lieu thereof) or book-entry shares in exchange for the merger consideration.

Those holders of Command common stock who properly surrender their certificates representing Command common stock to the paying agent in accordance with the letter of transmittal will receive a cash amount in immediately available funds equal to the number of shares represented by such certificate or book-entry shares, multiplied by the merger consideration.

In the event of a transfer of ownership of shares of Command common stock that is not registered in Command’s transfer records, a check for cash to be exchanged upon due surrender of the certificate may be issued to such transferee if the certificate formerly representing Command common stock is presented to the paying agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

Lost, Stolen or Destroyed Certificates

If a certificate for any Command common stock has been lost, stolen or destroyed, the paying agent will pay the merger consideration only upon the claimant’s making of an affidavit of fact and, if required by Parent, the claimant’s posting of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against Parent or the surviving corporation with respect to such certificate.

Closing of Transfer Books

After the effective time of the merger, Command will not register any transfers of Command common stock. Each certificate representing Command common stock that is presented to the surviving corporation, Parent or the paying agent for transfer shall be cancelled and exchanged for the cash amount to which the holder would be otherwise entitled.

Tax Withholding

Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold from any amount payable under the merger agreement the amounts it is required to deduct and withhold under any applicable tax law. If such amounts are withheld, they will be treated for all purposes of the merger agreement as having been paid to the shareholders from whom they were withheld.

Representations and Warranties

The merger agreement contains customary representations and warranties made by Command to Parent relating to a number of matters, including the following:

●	organization, good standing and qualification to do business;

●	subsidiaries;

●	capital structure;

●	corporate authority, approval and fairness;

●	government filings; no violations; and required consents and approvals;

●	reports and financial statements;

●	absence of certain changes;

●	litigation and liabilities;

●	employee benefits;

●	compliance with laws and licenses;

●	takeover statutes;

●	environmental matters;

●	tax matters;

●	labor matters;

●	intellectual property;

●	insurance matters;

●	material contracts;

●	real property;

●	brokers and finders; and

●	delivery of opinion of Financial Advisor.

The merger agreement contains customary representations and warranties made by Parent and Merger Sub to Command relating to a number of matters, including the following:

●	organization, good standing and qualification to do business;

●	corporate authority;

●	government filings; no violations; and required consents and approvals;

●	litigation;

●	availability of funds;

●	capitalization of Merger Sub;

●	brokers and finders;

●	solvency;

●	ownership of Command capital stock;

●	this proxy statement; and

●	management arrangements.

The representations and warranties in the merger agreement will not survive the consummation of the merger or the termination of the merger agreement.

Definition of Company Material Adverse Change

Certain representations and warranties of Command are qualified by a Company Material Adverse Change standard. For purposes of the merger agreement, a “Company Material Adverse Change” means any event, change, effect, development, or occurrence (each a “Change”) that, when considered individually or in the aggregate with all other Changes, is or would be reasonably likely to be materially adverse to (i) the ability of Command to timely perform its obligations under, and consummate the transactions contemplated by, the merger agreement or (ii) the business, financial condition or results of operations of Command and its subsidiaries taken as a whole. The merger agreement provides, however, that the following shall not be considered in determining whether a Company Material Adverse Change has occurred:

(a)	Changes generally affecting the securities, credit or financial markets in the United States or the European Union;

(b)	Changes generally affecting the industry or industries in which Command or any of its subsidiaries operates (including such Changes resulting from general economic conditions);

(c)	the announcement or pendency of the merger agreement and the transactions contemplated hereby (including the merger);

(d)	Changes arising out of acts of terrorism, war (whether or not declared), the commencement, continuation or escalation of a war or military action, acts of hostility, weather conditions or other acts of God (including storms, earthquakes, floods or other natural disasters) or force majeure events;

(e)	Changes in applicable laws or interpretations thereof;

(f)	Changes in GAAP or any non-U.S. equivalents thereof after the date hereof or the interpretations thereof;

(g)	any action or omission (i) taken by Parent or its affiliates, (ii) required pursuant to the terms of the merger agreement or (iii) pursuant to the request or with the consent of Parent or its affiliates;

(h)	any item set forth in the disclosure letter delivered to Parent by Command prior to entering into the merger agreement (which we refer to as the “Command Disclosure Letter”) to the extent such Change is reasonably foreseeable from such disclosure;

(i)	any failure by Command to meet any internal or public projections, forecasts or estimates of revenues or earnings for any period, provided that the exception in this clause shall not prevent or otherwise affect a determination that any Change underlying such failure has resulted in, or contributed to, a Company Material Adverse Change; and

(j)	a decline in the price or trading volume of Command common stock, provided that the exception in this clause shall not prevent or otherwise affect a determination that any Change underlying such decline has resulted in, or contributed to, a Company Material Adverse Change;

However, with respect to clauses (a) through (i), if the impact of such Change has had a disproportionately adverse impact to Command and its subsidiaries, taken as a whole, as compared to other participants in the industries in which Command and its subsidiaries operate, then the impact of such Change will be taken into account for the purpose of determining whether a “Company Material Adverse Effect” exists or has occurred or is reasonably expected to exist or occur.

Conduct of Business Pending Completion of the Merger

Each of Command and Parent has undertaken certain covenants in the merger agreement restricting the conduct of their respective businesses and the businesses of their subsidiaries between the date of the merger agreement and the effective time of the merger. Between the date of the merger agreement and the effective time of the merger, Parent has agreed to not knowingly take or permit any of its subsidiaries to take any action that could reasonably be likely to prevent or delay the consummation of the merger.

In general, Command has agreed to conduct the business of it and its subsidiaries in the ordinary course consistent with past practice, and to use reasonable best efforts to preserve intact its and their business organizations and maintain its and their existing relations and goodwill with governmental entities, customers, suppliers, employees and business associates. In addition, except as specifically permitted or required by the merger agreement, as required by applicable law or any governmental entity, as consented to in writing by Parent (which in certain cases may not be unreasonably withheld, conditioned or delayed) or as set forth in the Command Disclosure Letter, Command must not and must not permit any of its subsidiaries to:

●	adopt any amendments to its charter or by-laws or other applicable governing instruments;

●	merge or consolidate Command or any of its subsidiaries with any other person, sell or restructure, reorganize or completely or partially liquidate Command or any of its subsidiaries or directly or indirectly sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any lien or otherwise dispose of, in whole or in part, any of its material properties, assets or rights or any interest therein, except for any such transactions solely among subsidiaries of Command;

●	acquire assets outside of the ordinary course of business from any other person, other than acquisitions pursuant to contracts in effect as of the date of the merger agreement and disclosed to Parent;

●	issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of capital stock of Command or any of its subsidiaries (other than (A) the issuance of Command common stock upon the exercise of options and the settlement of restricted shares and restricted stock units (and dividend equivalents thereon, if applicable) outstanding on the date of the merger agreement in accordance with their terms or (B) the issuance of shares of capital stock by a subsidiary of Command to Command or another subsidiary of Command), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible, exchangeable or exercisable securities (including the grant or award of additional options, restricted shares or restricted stock units);

●	make any loans, advances or capital contributions to or investments in any person (other than Command or any direct or indirect subsidiary of Command);

●	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect subsidiary of Command to Command or to any other direct or indirect subsidiary of Command);

●	reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than the acquisition of any Command common stock tendered by current or former employees or directors in order to pay taxes in connection with the exercise of options or the settlement of restricted shares or restricted stock units);

●	incur any indebtedness for borrowed money or guarantee such indebtedness of another person (other than a subsidiary of Command), or issue or sell any debt securities or warrants or other rights to acquire any debt security of Command or any of its subsidiaries, except for indebtedness for borrowed money incurred in the ordinary and usual course of business (including for the avoidance of doubt borrowings and issuances of letters of credit under Command’s revolving credit facility and the financing of insurance premiums);

●	make or authorize any capital expenditure in excess of $250,000 in the aggregate;

●	make any material changes with respect to accounting policies or procedures, except as required by changes in GAAP or a governmental entity;

●	settle any litigation or other proceedings before a governmental entity unless the settlement solely consists of a cash payment by Command or any of its subsidiaries not in excess of $100,000;

●	(A) other than in the ordinary course of business consistent with past practices, make, change or revoke any material tax election, (B) other than in the ordinary course of business consistent with past practices, file or amend any tax return, (C) adopt or change a method of accounting in respect of taxes, (D) consent to any extension or waiver of the limitations period applicable to a tax return, (E) surrender any right to request a material refund of taxes or (F) settle or otherwise agree to a resolution of any material claim or assessment relating to taxes;

●	except for transactions among Command and its subsidiaries, transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any assets or businesses of Command or its subsidiaries, including capital stock of any of its subsidiaries, in each case which is material to Command and its subsidiaries taken as a whole, other than equipment, inventory, supplies and other assets in the ordinary course of business and other than pursuant to contracts in effect prior to the date of the merger agreement;

●

except as required pursuant to any contracts in effect prior to the date of the merger agreement, or any benefit plans in effect prior to the date of the merger agreement or replacement benefit plans entered into after the date of the merger agreement and prior to the effective time in the ordinary course of business, or as otherwise required by applicable laws, (A) grant or provide any severance or termination payments or benefits to any director, officer or other employee of Command or any of its subsidiaries, except in the ordinary course of business or consistent with past practice or pursuant to existing contracts, (B) increase the compensation or make any new equity awards to any director, officer or other employee of Command or any of its subsidiaries, except in the ordinary course of business or consistent with past practice, or (C) establish, adopt, terminate or materially amend any benefit plan, other than changes that are made in the ordinary course of business or consistent with past practice that do not materially increase the costs to Command of any such benefit plan; or

●	agree, authorize or commit to do any of the foregoing.

Command Shareholders’ Meeting and Recommendation of Command’s Board of Directors

The Command board has unanimously determined that the merger is advisable, fair to, and in the best interests of Command and its shareholders, has authorized, approved and adopted the merger agreement and the transactions contemplated thereby and recommends that the Command shareholders vote “FOR” the approval of the merger agreement. Accordingly, the Command board has directed that the merger agreement be submitted to Command’s shareholders for their approval at a shareholders’ meeting duly called and held for such purpose, and has received the opinion of the Financial Advisor to the effect that the consideration to be received by Command’s shareholders in the merger is fair from a financial point of view.

In the merger agreement, Command agreed to take all actions to duly call, give notice of, convene and hold a special meeting of Command’s shareholders to consider and vote upon the approval of the merger agreement. Notwithstanding anything to the contrary contained in the merger agreement, Command shall not adjourn or postpone the special meeting without Parent’s consent, subject to certain exceptions.

The Command board has agreed to recommend that Command’s shareholders vote in favor of approval of the merger agreement. Nonetheless, prior to the Command shareholders adopting the merger agreement, the Command board may withhold, withdraw, qualify amend or modify its recommendation with respect to the merger in a manner adverse to Parent or approve, recommend or otherwise declare advisable any “acquisition proposal” (as described below) that is a “superior proposal” (as described below) (which we collectively refer to as a “change of recommendation”). In addition, the Command board may, at any time following the occurrence of the special meeting but solely to the extent that the Common shareholders did not adopt the merger agreement, and solely in response to an unsolicited superior proposal, cause Command to terminate the merger agreement to enter into an alternative acquisition agreement relating to any superior proposal.

In addition, the following conditions must be met:

●	Command has given at least five business days’ prior written notice to Parent of its intention to effect a change in its recommendation or terminate the merger agreement to enter into an agreement relating to a superior proposal;

●	following the end of the notice period, Command shall have considered in good faith any revisions to the terms of the merger agreement proposed in writing by Parent, and shall have determined that the superior proposal is still likely to constitute a superior proposal; and

●	in event of any amendment to the financial or other material terms of such superior proposal Command shall deliver an updated notice to Parent, which shall require a new five business day notice period.

For the purposes of the merger agreement:

●	An “acquisition proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction or (ii) any other direct or indirect acquisition, in the case of clause (i) or (ii), involving 15% or more of the total voting power or of any class of equity securities of Command, or 15% or more of the consolidated total assets (including equity securities of its subsidiaries) of Command, in each case other than the transactions contemplated by the merger agreement.

●	A “superior proposal” means a bona fide acquisition proposal involving more than 50% of the consolidated total assets (including equity securities of its subsidiaries) or the total voting power of any class of equity securities of Command that the Command board has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, and, if consummated, would result in a transaction more favorable to Command’s shareholders from a financial point of view than the transaction contemplated by the merger agreement.

Agreement Not to Solicit Other Offers

Command has agreed to immediately (i) cease and cause to be terminated any existing solicitation, initiation, encouragement, discussion or negotiation with any person conducted theretofore by Command, its subsidiaries or any of their representatives with respect to any acquisition proposal, (ii) request the prompt return or destruction of all confidential information previously furnished with respect to any acquisition proposal or potential acquisition proposal, (iii) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its affiliates or representatives is a party with respect to any acquisition proposal or potential acquisition proposal, and enforce the provisions of any such agreement, which shall include seeking any injunctive relief available to enforce such agreement.

In addition, Command has agreed that it will not, and will not cause any of its subsidiaries or its or their representatives to, directly or indirectly:

●	initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes an acquisition proposal (including by way of providing access to non-public information);

●	engage in or otherwise participate in any discussions or negotiations regarding any acquisition proposal; or

●	otherwise knowingly assist, participate in or knowingly facilitate any effort or attempt to make an acquisition proposal.

However, if prior to the approval of the merger agreement by Command’s shareholders, Command receives a bona fide, unsolicited written acquisition proposal under circumstances not involving any breach of the non-solicitation provisions in the merger agreement, and the Command board determines in good faith, after consultation with the outside financial advisor and outside legal counsel, that such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal, and in light of such acquisition proposal, the failure of the Command board to take action would reasonably constitute a violation of its fiduciary duties under applicable law, then Command may:

●	provide information in response to a request by a person who has made an unsolicited bona fide written acquisition proposal if Command receives from the person so requesting such information an executed confidentiality agreement on terms substantially similar to, and no less favorable to Command than under the non-disclosure agreement, dated as of June 19, 2018, by and between Command and Parent, provided that Command must provide Parent a copy of each confidentiality agreement Command has executed (which may be reasonably and appropriately redacted with respect to identifying details and other sensitive information) and any non-public information provided to any such person shall have been previously provided to Parent or shall be provided to Parent prior to or concurrently with the time it is provided to such person; or

●	engage or participate in any discussions or negotiations with any person who has made an unsolicited bona fide written acquisition proposal.

Command has also agreed to promptly (and in any event within one business day) notify Parent of its receipt of any acquisition proposal, including the material terms and conditions thereof, and keep Parent informed, on a prompt basis, of the status and terms of any such acquisition proposal and the status of any such discussions or negotiations, including any change in Command’s intentions as previously notified.

The merger agreement provides that the above-described restrictions on Command do not prohibit the Command board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act.

Other Covenants and Agreements

Employee Matters

For twelve (12) months following the effective time of the merger, Parent will cause Command or the surviving corporation, as applicable, to provide the employees of Command and its subsidiaries (i) a base salary or regular hourly wage, as applicable, that is not less than the base salary or regular hourly wage provided to such employee by Command and its subsidiaries immediately prior to the effective time, (ii) cash target bonus opportunities (including annual and quarterly bonus opportunities that are no less favorable to such employees than those provided to such employees by Command and its subsidiaries immediately prior to the effective time, (iii) employee benefits that are no less favorable in the aggregate than those provided by Command and its subsidiaries immediately prior to the effective time and (iv) severance benefits that are no less favorable than those set forth in the Command Disclosure Letter.

With respect to any employee benefit plan maintained by Parent or any subsidiary of Parent (which we collectively refer to as “parent benefit plans”) in which any employee of Command or its subsidiaries or the beneficiaries and dependents thereof is otherwise eligible to participate effective as of the effective time, Parent will, or will cause the surviving corporation to, (i) recognize all service of such employees with Command or any of its subsidiaries, as the case may be, for purposes of determining eligibility to participate, vesting, accruals, and entitlement to benefits where length of service is relevant, other than benefit accruals under a defined benefit pension plan, to the extent credited under the corresponding Command benefit plan, (ii) use commercially reasonable efforts to seek to waive any pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements and (iii) use commercially reasonable efforts to provide credit for any co-payments and deductibles incurred prior to the effective time in the plan year in which the effective time occurs for purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any such parent benefit plans that may apply as of or following the effective time.

From and after the effective time, Command or the surviving corporation, as applicable, will, and Parent will cause Command or the surviving corporation, as applicable, to, honor, in accordance with their terms, all employment, severance, income continuity and change of control programs, plans or agreements between Command and any employee of Command and its subsidiaries including bonuses, incentives, severance payments or deferred compensation in existence on the date of the merger agreement. However, notwithstanding the foregoing, Command or the surviving corporation will not be prohibited from amending or terminating any such program, plan or agreement in accordance with its terms.

D&O Indemnification and Insurance

Under the merger agreement, all rights to indemnification existing in favor of each present and former director and officer of Command and its subsidiaries as provided in the charter or by-laws of Command or any of its subsidiaries in each case as in effect on the date of the merger agreement for acts or omissions occurring prior to the effective time will be assumed and performed by the surviving corporation and shall continue in full force and effect until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions, except as otherwise required by applicable law.

Prior to the effective time, Command will, and if Command is unable to, Parent will cause the surviving corporation as of the effective time to, obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Command’s existing directors’ and officers’ insurance policies and (ii) Command’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of six years from and after the effective time from an insurance carrier with the same or better credit rating as Command’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance with terms, conditions, retentions and limits of liability that are at least as favorable in the aggregate as Command’s existing policies.

If Command and the surviving corporation fail to obtain such “tail” insurance policies as of the effective time, the surviving corporation must, and Parent must cause the surviving corporation to, continue to maintain in effect for a period of six years from and after the effective time the directors’ and officers’ insurance in place as of the date of the merger agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in Command’s existing policies as of the date of the merger agreement, or the surviving corporation must, and Parent must cause the surviving corporation to, use reasonable best efforts to purchase comparable directors’ and officers’ insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in Command’s existing policies as of the date of the merger agreement. However, Parent or the surviving corporation will not be required to expend for such policies a premium amount on an annualized basis in excess of 150% of the annual premiums currently paid by Command for such insurance. In addition, if the annual premiums of such insurance coverage exceed such amount, the surviving corporation must obtain a policy with the greatest coverage available for a cost not exceeding such amount.

If Parent or the surviving corporation or any of their respective successors or assigns (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions must be made so that the successors and assigns of Parent or the surviving corporation must assume all of the obligations of Parent and the surviving corporation set forth under the merger agreement with regard to directors’ and officers’ indemnification and insurance.

Certain Additional Covenants

The merger agreement contains additional agreements of Parent, Merger Sub and Command relating to, among other things:

●	the filing of this proxy statement with the SEC (and cooperation in response to any comments from the SEC in respect to this proxy statement);

●	the calling, giving notice of, convening and holding the special meeting not later than 45 calendar days following the expiration of the 10-day waiting period provided under Rule 14a-6(a) promulgated under the Exchange Act or the date on which Command learns the SEC has no further comments on this proxy statement;

●	the joint submission of a draft and a final notice to CFIUS with respect to the transactions contemplated in the merger agreement;

●	the liquidation by Command of Command Security Corporation Ltd, a Bermuda subsidiary of Command;

●	the notification of certain matters in connection with the merger agreement, including matters relating to the proxy statement and any communications received from any third party and/or any governmental entity with respect to the transactions contemplated in the merger agreement;

●	the de-listing of Command common stock from NYSE American and deregistration under the Exchange Act;

●	the coordination of press releases and other public announcements or filings relating to the transactions contemplated by the merger agreement;

●	anti-takeover statutes or regulations that become applicable to the merger agreement; and

●	actions to cause the disposition of equity securities of Command held by each individual who is a director or officer of Command pursuant to the transactions contemplated by the merger agreement to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

Conditions to the Completion of the Merger

Each party’s obligation to consummate the merger is subject to the satisfaction or waiver of the following conditions:

●	the agreement shall have been approved by the holders of two-thirds of the outstanding Command common stock;

●	the approval from CFIUS shall have been obtained and all notices, reports and other filings required to be made prior to the effective time shall have been made or obtained, as applicable; and

●	no court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law that shall be in effect that restrains, enjoins or otherwise prohibits consummation of the merger.

Parent and Merger Sub’s obligation to consummate the merger is subject to the satisfaction or waiver of the following conditions:

●	(i) the representations and warranties of Command set forth in the merger agreement regarding organization, good standing and qualification to do business, capital structure, corporate authority, approval and fairness, and brokers and finders being true and correct in all material respects, (ii) all other representations and warranties of Command set forth in the merger agreement (without giving effect to any materiality or material adverse effect qualifications contained therein) being true and correct in all respects (except if such failure to be true and correct did not result in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Change), in the case of each of clauses (i) and (ii), as of the date of the merger agreement and as of the closing of the merger as though made on and as of the closing of the merger (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date);

●	Command having performed all obligations required to be performed by it under the merger agreement in all material respects at or prior to the closing date; and

●	no Company Material Adverse Change having occurred since the date of the merger agreement.

Command’s obligations to consummate the merger are subject to the satisfaction or waiver of the following conditions:

●	(i) the representations and warranties of Parent and Merger Sub set forth in the merger agreement regarding capitalization of Merger Sub being true and correct in all material respects, (ii) all other representations and warranties of Parent and Merger Sub set forth in the merger agreement (without giving effect to any materiality or material adverse effect qualifications contained therein) being true and correct in all respects (except if such failure to be true and correct has not had and would not reasonably be likely to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated in the merger agreement), in the case of each of clauses (i) and (ii), as of the date of the merger agreement and as of the closing of the merger as though made on and as of the closing of the merger (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); and

●	Parent and Merger Sub having performed all obligations required to be performed by them under the merger agreement in all material respects at or prior to the closing date.

Termination of the Merger Agreement

Command and Parent may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger, notwithstanding any approval of the merger agreement by our shareholders.

The merger agreement may be terminated at any time prior to the effective time of the merger by either Command or Parent if:

●	the merger has not been consummated by March 18, 2019 (which we refer to as the “outside date”), provided that if all conditions to the consummation of the merger, other than with respect to certain required regulatory approvals (including CFIUS approval), have been satisfied as of March 18, 2019 (except those conditions which by their nature are to be satisfied at the consummation of the merger), then the outside date shall be automatically extended to June 18, 2019;

●	our shareholders do not approve the merger agreement; and

●	any order permanently restraining, enjoining or otherwise prohibiting consummation of the merger becomes final and non-appealable, subject to certain exceptions.

The merger agreement may be terminated at any time prior to the effective time of the merger by Command:

●	at any time after the occurrence of the special meeting but prior to the approval by Command shareholders of the merger agreement, if the Command board authorizes Command to enter into, and Command enters into, an alternative acquisition agreement in compliance with the terms of the merger agreement;

●	if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in the merger agreement or if any representation or warranty of Parent or Merger Sub becomes untrue after the date of the merger agreement, and such breach or failure to be true gives rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of Parent and Merger Sub or compliance by Parent and Merger Sub with their respective obligations under the merger agreement, and such breach or failure to be true cannot be cured or, if curable, is not cured prior to the earlier of (i) 30 days after Command provides notice of such breach or failure to be true or (ii) the outside date; provided that Command is not in breach of any representation, warranty, covenant or agreement under the merger agreement such that a condition to the consummation of the merger would not be satisfied; or

●	at any time after the occurrence of the special meeting but prior to the approval by our shareholders of the merger agreement, if the Command board makes a change of recommendation.

The merger agreement may be terminated at any time prior to the effective time of the merger by Parent if:

●	the Command board makes a change of recommendation; or

●	there has been a breach of any representation, warranty, covenant or agreement made by Command in the merger agreement or if any representation or warranty of Command becomes untrue after the date of the merger agreement, and such breach or failure to be true gives rise to the failure of the condition to the closing of the merger relating to the accuracy of the representations and warranties of Command or compliance by Command with its obligations under the merger agreement, and such breach or failure to be true cannot be cured or, if curable, is not cured prior to the earlier of (i) 30 days after Parent provides notice of such breach or failure to be true or (ii) the outside date; provided that Parent or Merger Sub is not in breach of any representation, warranty, covenant or agreement under the merger agreement such that a condition to the consummation of the merger would not be satisfied.

Effect of Termination

In the event of termination of the merger agreement in accordance with the terms of the merger agreement, the merger agreement will become void (except that provisions relating to the effect of termination, payment of the termination fee and certain other miscellaneous provisions, together with the confidentiality agreement between Command and Parent, will survive any such termination), and there will be no liability on the part of any of the parties, except that no party will be relieved of liability for any fraud or willful breach of the merger agreement prior to such termination.

Termination Fee

The merger agreement provides that Command will pay Parent a termination fee of approximately $1.2 million if:

●	Command terminates the merger agreement at any time following the occurrence of a shareholders meeting at which the holders of Command common stock consider and vote upon the approval of the merger agreement but prior to the approval by Command shareholders of the merger agreement as a result of (i) the Command board authorizing Command, in compliance with the terms of the merger agreement, to enter into an alternative acquisition agreement with respect to a superior proposal; and (ii) Command entering into an alternative acquisition agreement with respect to a superior proposal immediately prior to or concurrently with the termination of the merger agreement;

●	Command terminates the merger agreement at any time following the occurrence of a shareholders meeting at which the holders of Command common stock consider and vote upon the approval of the merger agreement but prior to the approval by Command shareholders of the merger agreement, in connection with a change of recommendation by the Command board;

●	Parent terminates the merger agreement at any time prior to the effective time as a result of the Command board making a change of recommendation; and

●	Parent terminates the merger agreement at any time prior to the effective time as a result of a material breach of Command’s obligations under the merger agreement described under “—Command Shareholders’ Meeting and Recommendation of Command’s Board of Directors” and “—Agreement Not to Solicit Other Offers.”

Specific Performance

Each party is entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent a breach of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

Fees and Expenses

Except as otherwise expressly provided in the merger agreement (including the termination fee), all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring the cost or expense.

Governing Law

The merger agreement is governed by the laws of the State of New York and the Command board, the validity of any corporate action on the part of Command and any other matters relating to Command’s internal affairs are also governed by the laws of the State of New York.

THE VOTING AGREEMENT

The following summary describes the material provisions of the voting agreement. The descriptions of the voting agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the voting agreement, a copy of which is attached to this proxy statement as Annex B and incorporated into this proxy statement by reference. We encourage you to read the voting agreement carefully and in its entirety because this summary may not contain all the information about the voting agreement that is important to you. The rights and obligations of the parties to the voting agreement are governed by the express terms of the voting agreement and not by this summary or any other information contained in this proxy statement.

Concurrently with the execution of the merger agreement, Parent entered into a voting agreement with Craig P. Coy, Thomas P. Kikis, Wax Asset Management, LLC, Norman H. Pessin, Sandra F. Pessin and Brian L. Pessin, who, as of the date of the voting agreement, collectively beneficially owned 6,154,468 shares of Command common stock, or approximately 60.7% of the outstanding shares of Command common stock. The voting agreement generally requires these shareholders: (i) to be counted as present for purposes of determining quorum at any annual or special meeting of Command shareholders; (ii) to vote all shares of Command common stock beneficially owned by them in favor of the merger, the adoption of the merger agreement and any other matters necessary for consummation of the merger and the other transactions contemplated by the merger agreement, and against any action, proposal agreement or transaction (including any alternative to the merger) involving Command that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the merger agreement (including the merger); (iii) not to solicit, initiate, endorse, encourage or facilitate the making by any person of any acquisition proposal other than the merger; (iv) not to enter into or participate in any negotiations or any contract relating to any acquisition proposal other than the merger or participate in a solicitation of proxies or powers of attorney or similar rights to vote in order to facilitate any acquisition proposal other than the merger or to vote against the transactions contemplated by the merger agreement (including the merger); (v) not to tender, sell, transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of or enter into any contract, option, agreement or other arrangement with respect to, or create or permit to exist any encumbrance on the shares of Command common stock beneficially owned by them; (vi) not to enter into any voting agreement or voting trust or grant any proxies or powers of attorney; and (vii) not to knowingly take any action that would make any representation or warranty of such shareholder to untrue or inaccurate or have the effect of impairing these shareholders from performing their obligations under the voting agreement.

Under the voting agreement, each shareholder agreed to irrevocably appoint Parent, the executive officers of Parent, and any other designee of Parent as its proxy and attorney-in-fact to the full extent of such shareholder’s voting rights with respect to all shares of Command common stock beneficially owned by such shareholder to vote, and to execute written consents with respect to, all shares of Command common stock beneficially owned by such shareholder with respect to the matters described in the previous paragraph.

The voting agreement terminates upon the earliest of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms and (iii) written notice of termination of the voting agreement by Parent to the shareholders.

SPECIAL MEETING OF COMMAND SHAREHOLDERS

This section contains information about the special meeting of Command shareholders that has been called, among other reasons, to approve the merger agreement, and to approve, on an advisory (non-binding) basis, specified compensation that may be received by Command’s named executive officers in connection with the merger. This document is being furnished to Command shareholders in connection with the solicitation of proxies by the Command board to be used at the special meeting. Command is first mailing or making available, as the case may be, this document and enclosed proxy card on or about November 2, 2018.

Date, Time and Place of the Special Meeting

Command will be hosting the special meeting of Command shareholders live online. The special meeting is scheduled to be held on December 4, 2018 at 1:00 p.m. Eastern Time.

Admission to the Special Meeting

All Command shareholders are invited to attend the special meeting. Persons who are not Command shareholders may attend only if invited by Command. Any shareholder can attend the special meeting live online at www.virtualshareholdermeeting.com/moc2018sm. You will need the 16-digit control number included in your proxy card in order to be able to enter the special meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/moc2018sm.

Purpose of the Special Meeting

1.	To consider and vote upon a proposal to approve the merger agreement;

2.	To consider and cast an advisory (non-binding) vote on specified compensation that may be received by Command’s named executive officers in connection with the merger;

3.	To consider and vote upon any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement; and

4.	To transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.

Recommendation of the Command Board of Directors

After careful consideration of the numerous factors described in “The Merger (Proposal 1)—Reasons for the Merger and Recommendation of Command’s Board of Directors,” the Command board has unanimously determined that the merger is advisable, fair to, and in the best interests of, Command and its shareholders. Therefore, the Command board has authorized, approved and adopted the merger agreement and the transactions contemplated thereby and recommends that you vote “FOR” the approval of the merger agreement.

In addition, the Command board recommends that you vote “FOR” the proposal to approve, on an advisory (non-binding) basis, specified compensation that may be received by Command’s named executive officers in connection with the merger.

Finally, the Command board recommends that you vote “FOR” any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement.

Command shareholders should carefully read this document in its entirety for more detailed information concerning the merger agreement. In particular, Command shareholders are directed to the merger agreement, which is attached hereto as Annex A.

Record Date; Shareholders Entitled to Vote; Outstanding Shares Held

All Command shareholders who hold shares at the close of business on the record date, October 31, 2018, are entitled to receive notice of and to vote at the special meeting and any adjournment or postponement thereof, provided that such shares remain outstanding on the date of the special meeting. Only holders of record at the close of business on the record date are entitled to vote at the special meeting. At the close of business on the record date, there were 10,134,662 shares of common stock outstanding, held by approximately 86 holders of record. Each holder of Command common stock is entitled to one vote per each share held.

The SEC rules permit us to deliver a single Notice of Special Meeting or set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Special Meeting to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date or availability date, as the case may be. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of a Special Meeting and, if applicable, proxy materials, as requested, to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice of Special Meeting, proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a shareholder who shares an address with another shareholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered shareholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

Quorum

A quorum is the presence in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the meeting. There must be a quorum for the meeting to be held. Shares of Command common stock represented, but not voted, at the special meeting, including shares of Command common stock for which proxies have been received but from which shareholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Abstentions

Abstentions are not counted in the tally of votes for or against a proposal. Abstentions are counted as shares present and entitled to be voted and count for the purposes of determining whether a quorum is present.

Broker Non-Votes

NYSE American has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (which we refer to as “discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (which we refer to as “non-discretionary matters”). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting on non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters with respect to which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Under current NYSE American interpretations, Proposal 1 and Proposal 2 are considered non-discretionary matters. Broker non-votes will have no effect on the outcome of Proposal 1 or Proposal 2.

Required Vote

The merger agreement must be approved by the affirmative vote of holders of two-thirds of the outstanding shares of Command common stock entitled to vote on the proposal at the special meeting. Abstentions and broker non-votes will have the effect of a vote against the merger agreement.

Approval of the advisory vote on specified compensation that may be received by Command’s named executive officers in connection with the merger requires that the number of votes cast “FOR” the proposal by Command shareholders present in person or by proxy and entitled to vote at the special meeting exceeds the votes cast “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of the advisory vote.

Any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement requires that the number of votes cast “FOR” the proposal by Command shareholders present in person or by proxy and entitled to vote at the special meeting exceeds the votes cast “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of the adjournment vote.

We currently expect that all proposals being considered at the special meeting, other than the proposal to approve the merger agreement, will be approved without need for any additional votes of minority shareholders of Command.

Concurrently with the execution of the merger agreement, Parent entered into a voting agreement with Craig P. Coy, Thomas P. Kikis, Wax Asset Management, LLC, Norman H. Pessin, Sandra F. Pessin and Brian L. Pessin, who, as of the date of the voting agreement, collectively beneficially owned 6,154,468 shares of Command common stock, or approximately 60.7% of the outstanding shares of Command common stock. The voting agreement generally requires the shareholders party to the voting agreement to, among other things, vote their shares of Command common stock in favor of the proposal to approve the merger agreement and certain related matters, as applicable, and against alternative transactions. See “The Voting Agreement.”

Shares Beneficially Owned by Directors and Executive Officers

The members of the Command board and executive officers of Command beneficially owned an aggregate of 2,532,532 shares of Command common stock as of October 31, 2018. These shares represent in total approximately 25% of the total voting power of Command’s voting securities.

Proxies

If on October 31, 2018, your shares are registered directly in your name with our transfer agent, Computershare Investor Services, then you are a registered holder. If you are a registered holder, you may vote by granting a proxy. The proxy holders will vote your shares as you instruct. If you grant a proxy but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote in the manner set forth below:

1.	“FOR” the proposal to approve the merger agreement;

2.	“FOR” the proposal to approve, on an advisory (non-binding) basis, specified compensation that may be received by Command’s named executive officers in connection with the merger; and

3.	“FOR” any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement.

Voting instructions are included on your proxy card. If you properly give your proxy and submit it to Command in time for it to be voted, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposals or abstain from voting.

Shares Held in Street Name

Your bank, broker or other nominee will not be able to vote your Command common stock without instructions from you. Please follow the procedure your bank, broker or other nominee provides to vote your shares. The instructions set forth below apply to shareholders of record (which we refer to as “registered holders”) only and not those whose shares are held in the name of a nominee. Absent specific instructions from you, your broker is not empowered to vote your Command common stock. The shares not voted because brokers lack power to vote them without instructions are also known as “broker non-votes.”

How to Submit Your Proxy

You can vote by proxy electronically or by telephone or by mail by following the instructions set forth below:

Voting Electronically

You can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card. Proxies submitted electronically must be received by 11:59 p.m. Eastern Time on December 3, 2018.

The online voting procedures, which comply with New York law, are designed to authenticate shareholder’s identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting By Telephone

You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card. Proxies submitted by telephone must be received by 11:59 p.m. Eastern Time on December 3, 2018.

The telephone voting procedures, which comply with New York law, are designed to authenticate shareholder’s identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting By Mail

If you have received a printed copy of the proxy materials by mail, you may complete, sign and return by mail the proxy card sent to you together with the printed copies of the proxy materials. The proxy card should be mailed to Command Security Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail should be received by before 1:00 p.m. Eastern Time on December 4, 2018.

Revoking Your Proxy

At any time before the vote on a proposal, you can change your vote either by giving our Chief Executive Officer a written notice revoking your proxy, by attending the special meeting online, by signing, dating and returning to us a new proxy or by voting again electronically or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on December 3, 2018. We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the special meeting. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy.

Adjournments and Postponements

Any adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the merger agreement requires that the number of votes cast “FOR” the proposal by Command shareholders present in person or by proxy and entitled to vote at the special meeting exceeds the votes cast “AGAINST” the proposal. Unless the Command board fixes a new record date for the adjourned special meeting, or law otherwise requires, no notice of the adjourned special meeting will be given so long as the time and place to which the special meeting is adjourned are announced at the special meeting adjourning and, at the adjourned special meeting only such business is transacted as might have been transacted at the original special meeting.

In addition, at any time prior to convening the special meeting, the special meeting may be postponed without the approval of Command shareholders. If postponed, Command will publicly announce the new meeting date. Similar to adjournments, any postponement of the special meeting for the purpose of soliciting additional proxies will allow Command shareholders who have already sent in their proxies to revoke them at any time prior to their use.

Proxy Solicitation

This proxy solicitation is being made by Command on behalf of the Command board. Command has not hired a proxy solicitor. In addition to this mailing and the online availability of this proxy statement, as the case may be, proxies may be solicited by directors, officers or employees of Command or its affiliates in person or by telephone or electronic transmission. None of the directors, officers or employees will be directly compensated for such services.

Broadridge Financial Solutions, Inc. will tabulate and certify the votes and N. Paul Brost, the Chief Financial Officer of Command will serve as the inspector of election.

If you have any questions about the merger and the other matters contemplated by this document or how to submit your proxy or voting instruction card or if you need additional copies of this document or the enclosed proxy card or voting instruction card, you should contact Command Security Corporation, Attention: Investor Relations, 512 Herndon Parkway, Suite A, Herndon, Virginia 20170, telephone: (703) 464-4735.

Other Business

The Command board is not currently aware of any business to be acted upon at the special meeting other than the matters described in this document. If, however, other matters are properly brought before the special meeting, the persons appointed as proxies will have discretion to vote or act on those matters as in their judgment is in the best interest of Command and its shareholders.

ADVISORY VOTE ON SPECIFIED COMPENSATION
FOR NAMED EXECUTIVE OFFICERS (PROPOSAL 2)

The Proposal

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder (which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act”), Command is required to submit a proposal to Command shareholders for a (non-binding) advisory vote to approve specified compensation that may be paid or become payable to named executive officers of Command in connection with the merger.

The compensation that Command’s named executive officers may be entitled to receive in connection with the merger is summarized in in the section entitled “The Merger (Proposal 1)—Interests of Command’s Directors and Executive Officers in the Merger—Golden Parachutes.” All compensation and benefits that may be paid or become payable to our named executive officers in connection with the merger or pursuant to arrangements with Command are described in the table entitled “Golden Parachute Compensation” in the section referenced above.

Command is therefore asking shareholders to adopt the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Command’s named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled ‘Golden Parachute Compensation’ including the related narrative and tabular disclosures, and the agreements and arrangements pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

Approval of this proposal is not a condition to completion of the merger, and, as an advisory vote, the result will not be binding on Command or on Parent, or the board of directors or the compensation committees of Command or Parent. Therefore, if the merger is approved by the shareholders of Command and completed, the compensation based on or otherwise relating to the merger will be paid to Command’s named executive officers in accordance with the underlying plans and agreements, regardless of whether the shareholders of Command approve this proposal.

Vote Required and Board Recommendation

Approval of the advisory vote on specified compensation that may be received by Command’s named executive officers in connection with the merger requires that the number of votes cast “FOR” the proposal by Command shareholders present in person or by proxy and entitled to vote at the special meeting exceeds the votes cast “AGAINST” the proposal.

THE COMMAND BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE SPECIFIED COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO COMMAND’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.

VOTE ON ADJOURNMENT (PROPOSAL 3)

The Proposal

We may ask our shareholders to vote on a proposal to authorize the Command board, in its discretion, to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. Unless the Command board fixes a new record date for the adjourned special meeting, or law otherwise requires, no notice of the adjourned special meeting will be given so long as the time and place to which the special meeting is adjourned are announced at the special meeting adjourning and, at the adjourned special meeting, only such business is transacted as might have been transacted at the original special meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote to adjourn the meeting.

Vote Required and Board Recommendation

The approval of this Proposal 3 requires that the number of votes cast “FOR” the proposal by Command shareholders present in person or by proxy and entitled to vote at the special meeting exceeds the number of votes cast “AGAINST” the proposal.

The COMMAND BOARD UNANIMOUSLY recommends that the shareholders vote “FOR” the adjournment proposal, if a vote on the adjournment proposal is called.

Market Price Data

Command common stock is listed for trading traded on NYSE American LLC under the symbol “MOC.” The table below shows the high and low sales price of Command common stock, for the periods indicated, as reported on NYSE American.

	Common Stock Price ($)
	High	Low
Fiscal Year Ending March 31, 2019
First Quarter	3.15	1.50
Second Quarter	2.83	1.20
Third Quarter (through October 31, 2018)	2.80	2.77
Fiscal Year Ended March 31, 2018
First Quarter	3.41	2.41
Second Quarter	3.43	2.70
Third Quarter	3.37	2.81
Fourth Quarter	3.25	2.85
Fiscal Year Ended March 31, 2017
First Quarter	5.73	2.15
Second Quarter	4.15	2.58
Third Quarter	3.40	2.49
Fourth Quarter	3.18	2.41

On September 18, 2018, the day of the public announcement of the execution of the merger agreement (which was made after the closing of the U.S. financial markets on such date), the closing price of Command common stock on NYSE American was $1.90 per share. On October 31, 2018, the most recent practicable date before we commenced mailing this proxy statement to our shareholders, the closing price for Command common stock on NYSE American was $2.79 per share. You are encouraged to obtain current market quotations for Command common stock in connection with voting your shares of Command common stock.

To date, Command neither declared nor paid any cash dividends on shares of Command common stock.

Securities Ownership of Certain Beneficial Owners and Management

The following table presents information with respect to beneficial ownership of Command common stock as of October 31, 2018 by:

●	each person known by us to beneficially own more than 5% of outstanding shares of Command common stock;

●	the named executive officers;

●	each of our directors and nominees for director; and

●	all named executive officers, directors and director nominees as a group.

Except as otherwise noted, the address of each person/entity listed in the table is c/o Command Security Corporation, 512 Herndon Parkway, Suite A, Herndon, VA 20170. The table includes all shares of Command common stock that may be issued within 60 days of October 31, 2018 upon the exercise of options and other rights beneficially owned by the indicated shareholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes all shares of Command common stock as to which such persons have voting and investment power. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares of Command common stock stated as being beneficially owned. The applicable percentage of ownership for each shareholder is based on 10,134,662 shares of Command common stock outstanding as of October 31, 2018, together with applicable options or warrants exercisable for shares of Command common stock held by such shareholder. Command common stock that may be issued upon exercise of options and other rights beneficially owned (and that may be exercised within 60 days of October 31, 2018) are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

Certain Beneficial Owners

Norman H. Pessin and Sandra F. Pessin (3) 366 Madison Avenue 14th Floor New York, NY 10017	1,586,344	15.7%

Wax Asset Management LLC(4) Evan Wax 44 Cherry Lane Madison, CT 06443	1,931,426	19.1%

Named Executive Officers

Craig P. Coy (CEO) (5)	792,056	7.3%

N. Paul Brost (CFO) (6)	210,834	2.0%

Directors*

Thomas P. Kikis(7) Arcadia Securities 720 Fifth Avenue 10th Floor New York, New York 10019	2,622,300	25.4%

James P. Heffernan(8)	190,000	1.8%

Mark Sullivan(9)	75,000	0.7%

Jerry L. Johnson(10)	50,000	0.5%

All Executive Officers and Directors as a Group (6 Persons)	3,940,189	34.1%

*Information with respect to shares of Command common stock that are owned by Mr. Coy, who is also a member of the Command board, is set forth above in this table under the heading “Named Executive Officers.”

(1) Except as otherwise indicated below, each named person has voting and investment powers with respect to the securities owned by them.

(2) Based on 10,134,662 shares of Command common stock outstanding at October 31, 2018 calculated in accordance with Rule 13d-3(d)(1)(I) as promulgated under the Exchange Act.

(3) Information contained in the columns above and in this footnote is based on Schedule A to the voting agreement that was filed as an exhibit to the Current Report on Form 8-K filed by Command with the SEC on September 24, 2018. SEP IRA FBO Norman H. Pessin directly owns 1,326,144 shares of common stock and Sandra F. Pessin directly owns 260,200 shares of common stock.

(4) Information contained in the columns above and in this footnote is based on a report on Schedule 13G/A filed with the SEC on February 12, 2018 by Wax Asset Management LLC. Certain investment advisory clients of Wax Asset Management, LLC collectively own 1,931,426 shares of Command common stock. These securities may be deemed to be beneficially owned by Wax Asset Management, LLC, pursuant to its discretionary power to make investment decisions over such shares, and Evan Wax, as the President of Wax Asset Management, LLC.

(5) Consists of (i) 55,896 shares of Command common stock owned by the Coy Consulting 401K Profit Sharing Plan, of which Mr. Coy is a trustee and the sole beneficiary, (ii) 36,160 shares of Command common stock owned directly by Mr. Coy, and (iii) the following options to purchase shares of Command common stock held by Mr. Coy, each of which is exercisable within 60 days of October 31, 2018:

●	options to purchase 240,000 shares of Command common stock at an exercise price of $1.64 per share,
●	options to purchase 180,000 shares of Command common stock at an exercise price of $2.30 per share,
●	options to purchase 180,000 shares of Command common stock at an exercise price of $3.00 per share, and
●	options to purchase 100,000 shares of Command common stock at an exercise price of $1.79 per share.

(6) Consists of 5,834 shares owned directly by Mr. Brost, options exercisable within 60 days of October 31, 2018 to purchase 165,000 shares of Command common stock at an exercise price of $1.91 per share and to purchase 40,000 shares of Command common stock at an exercise price of $3.25 per share held by Mr. Brost.

(7) Consists of (i) 648,293 shares of Command common stock owned directly by Mr. Thomas Kikis, (ii) 213,032 shares of Command common stock held by Mr. Thomas Kikis’ wife and children for which Mr. Thomas Kikis has the discretion to vote and dispose, (iii) 85,000 shares of Command common stock held by the Kikis Family Foundation over which Mr. Thomas Kikis has discretionary investment authority, and (iv) the following options to purchase shares of Command common stock held by Mr. Thomas Kikis, each of which is exercisable within 60 days of October 31, 2018:

●	options to purchase 32,658 shares of Command common stock at an exercise price of $3.08 per share,
●	options to purchase 35,000 shares of Command common stock at an exercise price of $2.40 per share,
●	options to purchase 35,000 shares of Command common stock at an exercise price of $1.42 per share,
●	options to purchase 35,000 shares of Command common stock at an exercise price of $1.28 per share,
●	options to purchase 25,000 shares of Command common stock at an exercise price of $1.61 per share, and
●	options to purchase 25,000 shares of Command common stock at an exercise price of $1.80 per share.

Also includes 1,488,317 shares of Command common stock held by the Dynasty Trust under Article IX of the First Amended and Restated Peter Thomas Kikis Revocable Trust, i/u/d 6/17/2010.

(8) Consists of the following options to purchase shares of Command common stock held by Mr. Heffernan, each of which is exercisable within 60 days of October 31, 2018:

●	options to purchase 50,000 shares of Command common stock at an exercise price of $2.01 per share,
●	options to purchase 35,000 shares of Command common stock at an exercise price of $1.42 per share,
●	options to purchase 35,000 shares of Command common stock at an exercise price of $1.28 per share,
●	options to purchase 35,000 shares of Command common stock at an exercise price of $1.61 per share, and
●	options to purchase 35,000 shares of Command common stock at an exercise price of $1.80 per share.

(9) Consists of the following options to purchase shares of Command common stock held by Mr. Sullivan each of which is exercisable within 60 days of October 31, 2018:

●	options to purchase 50,000 shares of Command common stock at an exercise price of $1.43 per share, and
●	options to purchase 25,000 shares of Command common stock at an exercise price of $1.80 per share.

(10) Consists of the following options to purchase shares of Command common stock held by Mr. Johnson each of which is exercisable within 60 days of October 31, 2018:

●	options to purchase 50,000 shares of Command common stock at an exercise price of $2.66 per share.

NO APPRAISAL RIGHTS

Pursuant the NYBCL, no Command shareholder may dissent as to any shares of a security which, as of the date of effectuation of the transaction that would otherwise give rise to dissenters’ rights, is listed on a national securities exchange. Since Command common stock is and, through the closing of the transaction, will be listed on NYSE American, dissenters’ rights are not available in connection with the merger. If Command common stock ceases to be listed on NYSE American prior to the closing of the merger, dissenters’ rights may become available.

DELISTING AND DEREGISTRATION OF COMMAND COMMON STOCK AFTER THE TRANSACTIONS

Upon completion of the merger, the Command common stock will cease to be listed on NYSE American and will subsequently be deregistered under the Exchange Act.

COMMAND SHAREHOLDER PROPOSALS

Once the merger is completed, there will be no public participation in any future meetings of Command shareholders.

However, if the merger is not completed, we expect to hold an annual meeting of shareholders next year, in which case we will provide notice of or otherwise publicly disclose the date on which such 2019 annual meeting will be held (which we refer to as the “2019 annual meeting”). If the 2019 annual meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2019 annual meeting in accordance as described below.

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in a company’s proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to us in a timely manner. Accordingly, if Command holds its 2019 annual meeting, a proposal by a shareholder intended for inclusion in our proxy materials for the 2019 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received by us marked for the attention of the Chief Executive Officer, Command Security Corporation, 512 Herndon Parkway, Suite A, Herndon, VA 20170, on or before March 31, 2019 in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2019 annual meeting outside the framework of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by us at the above address not less than 120 calendar days nor more than 150 calendar days prior to the anniversary of the date this proxy statement was mailed to shareholders in connection with the 2019 annual meeting; provided that if the date of this year’s annual meeting of shareholders has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such proposal must be received by Command a reasonable time before Command solicits proxies for the election of directors. If we do not receive notice of the matter by the applicable date, the proxy holders will vote on the matter, if properly presented at the meeting, in their discretion.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at www.commandsecurity.com. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Command Security Corporation

512 Herndon Parkway, Suite A

Herndon, Virginia 20170

Attn: Investor Relations

Telephone: (703) 464-4735

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to Command’s contact information above; or from the SEC through the SEC website at the address provided above.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

●	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2018;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018;

●	Our Current Reports on Form 8-K as filed with the SEC on September 5, 2018 and September 24, 2018; and

●	Our Definitive Proxy Statement under Regulation 14A in connection with our Annual Meeting of Shareholders, filed with the SEC on July 30, 2018.

To the extent that any information contained in any Current Report on Form 8-K incorporated by referenced into this document under Item 2.02 or 7.01 of Form 8-K is deemed furnished rather than filed, with the SEC, such information or exhibit is specifically not incorporated by reference into this document.

Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes the statement.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED NOVEMBER 2, 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

By and Among

COMMAND SECURITY CORPORATION,

PROSEGUR SIS (USA) INC.

and

CRESCENT MERGER SUB, INC.

Dated as of September 18, 2018

A-1

A-2

ARTICLE VI
Termination

6.1 Termination by Mutual Consent	A-40
6.2 Termination by Either Parent or the Company	A-40
6.3 Termination by the Company	A-41
6.4 Termination by Parent	A-42
6.5 Effect of Termination and Abandonment	A-42

ARTICLE VII
Miscellaneous

7.1 Survival	A-43
7.2 Modification or Amendment	A-43
7.3 Waiver of Conditions	A-43
7.4 Counterparts	A-44
7.5 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL	A-44
7.6 Specific Performance	A-45
7.7 Notices	A-45
7.8 Entire Agreement	A-47
7.9 No Third-Party Beneficiaries	A-48
7.10 Obligations of Parent and of the Company	A-48
7.11 Definitions	A-48
7.12 Severability	A-48
7.13 Interpretation; Construction	A-48
7.14 Assignment	A-49

Annex A Defined Terms

Annex B Voting Agreement

Exhibit A Form of Charter of the Surviving Corporation

A-3

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 18, 2018, among Command Security Corporation, a New York corporation (the “Company”), Prosegur SIS (USA) Inc., a Florida corporation (“Parent”), and Crescent Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Parent (“Merger Sub,” the Company and Merger Sub sometimes being hereinafter collectively referred to as the “Constituent Corporations”).

RECITALS

WHEREAS, the board of directors of the Company (the “Company Board”) has (i) determined that this Agreement is in the best interests of the Company and its shareholders, and has adopted and approved this Agreement with Parent and Merger Sub providing for the merger of Merger Sub with and into the Company in accordance with the New York Business Corporation Law (the “NYBCL”), upon the terms and subject to the conditions set forth herein (the “Merger”), and (ii) resolved to recommend approval of this Agreement by the shareholders of the Company in accordance with Section 903 of the NYBCL;

WHEREAS, the respective boards of directors of Parent and Merger Sub have (i) each adopted, approved and declared it advisable to enter into this Agreement providing for the Merger in accordance with the NYBCL, upon the terms and subject to the conditions set forth herein, and (ii) in the case of Merger Sub, resolved to recommend approval of this Agreement to Parent, as the sole shareholder of Merger Sub, in accordance with Section 903 of the NYBCL;

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, each of Parent, Craig P. Coy, Thomas P. Kikis, Wax Asset Management, LLC, Norman H. Pessin, Brian L. Pessin and Sandra F. Pessin is entering into a voting agreement (the “Voting Agreement”), the form of which is attached hereto as Annex B.

NOW, THEREFORE, in consideration of the foregoing premises and of the representations, warranties, covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:

ARTICLE I
The Merger

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time and in accordance with the NYBCL, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company under the laws of the State of New York, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as otherwise set forth in this Article I.

A-4

1.2 Closing. Unless otherwise mutually agreed in writing between the Company and Parent, the closing for the Merger (the “Closing”) shall take place at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York, at 9:00 a.m. (Eastern Time) on the third business day (the “Closing Date”) following the day on which the last to be satisfied or waived of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement. For purposes of this Agreement, the term “business day” shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

1.3 Effective Time. As soon as practicable following the Closing, the Company and Parent will (a) cause the certificate of merger (the “NY Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of New York as provided in Section 904 of the NYBCL and (b) make all other filings and recordings required under the NYBCL to effect the Merger. The Merger shall become effective at the time that the NY Certificate of Merger shall have been duly filed with the Secretary of State of the State of New York or such other date and time as is agreed upon by the parties and specified in the NY Certificate of Merger in accordance with the NYBCL (the “Effective Time”).

1.4 Effects of the Merger. The Merger shall have the effects provided for in this Agreement, the NY Certificate of Merger and the applicable provisions of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time: (a) all property, rights, privileges, immunities, powers, franchises, licenses and authority of Company and Merger Sub will vest in the Surviving Corporation; and (b) all debts, Liabilities, obligations, restrictions and duties of each of Company and Merger Sub will become the debts, Liabilities, obligations, restrictions and duties of the Surviving Corporation.

1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (a) the certificate of incorporation of the Company shall be amended as a result of the Merger so as to read in its entirety as set forth in Exhibit A hereto and as so amended shall be the certificate of incorporation of the Surviving Corporation (the “Charter”), until duly amended as provided therein or by applicable Laws, and (b) the by-laws of the Company in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation (the “By-laws”), until thereafter amended as provided therein or by applicable Laws.

1.6 Directors and Officers of the Surviving Corporation. Subject to applicable Law, the directors of Merger Sub shall be the directors of the Surviving Corporation at the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-laws. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-laws.

A-5

ARTICLE II
Effect of the Merger on Capital Stock

2.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub or the Company or the holders of any capital stock of the Company:

(a) Merger Consideration. Each share of the common stock, par value $0.0001 per share, of the Company (a “Share” or, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and Shares owned by any direct or indirect wholly owned subsidiary of the Company, and in each case not held on behalf of third parties (each, an “Excluded Share” and collectively, “Excluded Shares”) shall be converted into the right to receive $2.85 per Share in cash (the “Per Share Merger Consideration”). At the Effective Time, all of the Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a “Certificate”) formerly representing any of the Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration, without interest.

(b) Cancellation of Excluded Shares. Each Excluded Share referred to in Section 2.1(a) and each Share, if any, owned by the Company shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall automatically be cancelled without payment of any consideration therefor and shall cease to exist.

(c) Merger Sub. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

(d) No Appraisal Rights. In accordance with Section 910 the NYBCL, no appraisal rights shall be available to the holders of the Shares in connection with the Merger.

2.2 Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed to act as a paying agent hereunder and approved in advance by the Company (such approval not to be unreasonably withheld or delayed) (and pursuant to an agreement in form and substance reasonably acceptable to the Company) (the “Paying Agent”), in trust for the benefit of the holders of Shares, a cash amount in immediately available funds necessary for the Paying Agent to make payments under Section 2.1(a) (such cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall invest the Exchange Fund as directed by Parent, provided that such investments shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States of America or any agency or instrumentality thereof. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 2.1(a) shall be promptly returned to the Surviving Corporation or Parent, as directed by Parent. To the extent that there are losses with respect to any such investments or the Exchange Fund diminishes for any reason below the level required to make prompt cash payment under Section 2.1(a), Parent shall, or shall cause the Surviving Corporation to, promptly replace, restore or increase the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such remaining payments under Section 2.1(a).

A-6

(b) Exchange Procedures.

(i) Promptly after the Effective Time (and in any event within three (3) business days), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record, as of immediately prior to the Effective Time, of Shares (other than holders of Excluded Shares) (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.2(e)) to the Paying Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.2(e)) or non-certificated Shares held in book-entry position (the “Book-Entry Shares”) in exchange for the Per Share Merger Consideration.

(ii) Upon surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 2.2(e)) or Book-Entry Shares to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a cash amount in immediately available funds equal to (x) the number of Shares represented by such Certificate (or affidavit of loss in lieu thereof as provided in Section 2.2(e)) or Book-Entry Shares multiplied by (y) the Per Share Merger Consideration, and such Certificate or Book-Entry Shares so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates or Book-Entry Shares, as applicable. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

(c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registrations of transfer on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article II. From and after the Effective Time, holders of Shares shall cease to have any rights as shareholders of the Company, except as provided herein or by Law.

A-7

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Company for one year after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article II shall thereafter look only to Parent and the Surviving Corporation for payment of the Per Share Merger Consideration upon due surrender of its Certificates (or affidavits of loss in lieu thereof as provided in Section 2.2(e)) or Book-Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount required to be delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. For purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature. For purposes of this Agreement, the term “Governmental Entity” shall mean any United States or non-U.S. governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

(e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount equal to the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Per Share Merger Consideration.

2.3 Treatment of Stock Plans.

(a) Options. At the Effective Time, each outstanding option to purchase Shares (a “Company Option”) under the Stock Plans, whether vested or unvested, shall be cancelled and shall only entitle the holder thereof to receive, as soon as reasonably practicable after the Effective Time (but in any event no later than ten (10) business days after the Effective Time), an amount in cash equal to (x) the total number of Shares subject to such Company Option, whether vested or unvested, immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share under such Company Option, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Company Option with an exercise price equal to or greater than the Per Share Merger Consideration shall be cancelled without any payment therefor.

(b) Restricted Shares. At the Effective Time, each outstanding share of restricted stock (a “Restricted Share”) and each outstanding restricted stock unit (a “Restricted Stock Unit”) under the Stock Plans, in each case, whether vested or unvested, shall be cancelled and shall only entitle the holder thereof to receive, as soon as reasonably practicable after the Effective Time (but in any event no later than ten (10) business days after the Effective Time), an amount in cash equal to (x) the total number of such Restricted Shares and Restricted Stock Units, whether vested or unvested, immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment.

A-8

2.4 Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted.

2.5 Withholding. Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement any amounts required to be deducted and withheld with respect to the making of such payment under any applicable Tax Law. To the extent any amounts are so deducted and withheld, such amounts shall be treated for all purposes as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III
Representations and Warranties

3.1 Representations and Warranties of the Company. Except as set forth in the Company Reports filed with the SEC or in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent), the Company hereby represents and warrants to Parent and Merger Sub that:

(a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or similar entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Change. The Company has made available to Parent complete and correct copies of the Company’s and its Significant Subsidiaries’ charters and by-laws or comparable governing documents, each as amended to and in effect on the date hereof. Neither the Company nor any of its Subsidiaries is a party to or is liable (including contingently) under a guarantee, indemnity, bond, letter of comfort or other agreement to provide surety in respect of the obligations of either OPS Acquisitions Limited or Ocean Protection Services Limited, except the guaranty, security agreement, and share charge, each dated as of March 5, 2014, as amended by the first amendment to guaranty, first amendment to security agreement, and deed of partial release, each dated as of September 2016, given by Ocean Protection Services, LLC in favor of Full Circle Capital Corporation, whereby Ocean Protection Services, LLC guaranteed the obligations of OPS Acquisitions Limited and Ocean Protection Services Limited to Full Circle Capital Corporation, under which Ocean Protection Services, LLC’s liability to pay is limited to Full Circle Capital Corporation’s sole recourse to Ocean Protection Services, LLC pledge of its shares in OPS Acquisitions Limited pursuant to the March 5, 2015 share charge and security agreement, as amended. Neither the Company nor any of its Subsidiaries is or, during the year prior to the date of this Agreement, has been a party to or concerned in any agreement or arrangement, or conducted itself (whether by omission or otherwise) in a manner, which has or is reasonably expected to result in Ocean Protection Services LLC being liable for any of the liabilities of OPS Acquisitions Limited beyond the amount (if any) unpaid on its shares in OPS Acquisitions Limited. Command Security Corporation Ltd., a Bermuda company, has neither conducted any business or had any other operations of any kind, in each case, since the date of its formation. As used in this Agreement, the terms (i) “Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries, (ii) “Significant Subsidiary” is as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) “Company Material Adverse Change” means any event, change, effect, development, or occurrence (each a “Change”) that, when considered individually or in the aggregate with all other Changes, is or would be reasonably likely to be materially adverse to (x) the ability of the Company to timely perform its obligations under, and consummate the transactions contemplated by, this Agreement or (y) the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, provided that no Change resulting from the following shall constitute or be taken into account in determining whether there has been a Company Material Adverse Change under clause (y) above:

A-9

(A) Changes generally affecting the securities, credit or financial markets in the United States or the European Union;

(B) Changes generally affecting the industry or industries in which the Company or any of its Subsidiaries operates (including such Changes resulting from general economic conditions);

(C) the announcement or pendency of this Agreement and the transactions contemplated hereby (including the Merger);

(D) Changes arising out of acts of terrorism, war (whether or not declared), the commencement, continuation or escalation of a war or military action, acts of hostility, weather conditions or other acts of God (including storms, earthquakes, floods or other natural disasters) or force majeure events;

(E) Changes in applicable Laws or interpretations thereof;

(F) Changes in GAAP or any non-U.S. equivalents thereof after the date hereof or the interpretations thereof;

(G) any action or omission (1) taken by Parent or its Affiliates, (2) required pursuant to the terms of this Agreement or (3) pursuant to the request or with the consent of Parent or its Affiliates;

A-10

(H) any item set forth in the Company Disclosure Letter to the extent such Change is reasonably foreseeable from such disclosure;

(I) any failure by the Company to meet any internal or public projections, forecasts or estimates of revenues or earnings for any period, provided that the exception in this clause shall not prevent or otherwise affect a determination that any Change underlying such failure has resulted in, or contributed to, a Company Material Adverse Change; and

(J) a decline in the price or trading volume of the Company’s common stock, provided that the exception in this clause shall not prevent or otherwise affect a determination that any Change underlying such decline has resulted in, or contributed to, a Company Material Adverse Change;

provided, that, with respect to clauses (A) through (I), the impact of such Change is not disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its Subsidiaries operate.

As used in this Agreement, “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

(b) Capital Structure. The authorized capital stock of the Company consists of 50,000,000 Shares, of which 10,134,662 Shares were outstanding as of the close of business on September 17, 2018, and 1,000,000 shares of Series A convertible preferred stock, par value $0.0001 per share, none of which were outstanding as of the date hereof. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. As of September 17, 2018, other than 47,200 Shares reserved for issuance under the Company’s 2000 Stock Option Plan (the “2000 Plan”), 527,986 Shares reserved for issuance under the Company’s 2005 Stock Incentive Plan (the “2005 Plan”) and 1,877,424 Shares reserved for issuance pursuant to awards outstanding and 1,555,111 Shares reserved for issuance pursuant to future awards under the Company’s 2009 Omnibus Equity Incentive Plan (the “2009 Plan,” and together with the 2000 Plan and the 2005 Plan, the “Stock Plans”), in each case, including pursuant to awards outstanding, the Company has no Shares reserved for issuance. Section 3.1(b) of the Company Disclosure Letter contains a correct and complete list of Company Options, Restricted Shares, Restricted Stock Units and Performance Units outstanding under the Stock Plans, including where applicable the holder, date of grant, term (in the case of Company Options), number of Shares and, where applicable, exercise price. Each of the outstanding shares of capital stock or other equity securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or one or more wholly owned Subsidiaries of the Company, free and clear of any lien, charge, pledge, security interest, claim or other encumbrance, other than Liens imposed by or arising under applicable law (each, a “Lien”). Other than the Voting Agreement, there are no voting agreements, voting trusts, stockholders agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of, restricting the transfer of, or providing for registration rights with respect to, the capital stock, equity interests or other ownership interests of the Company or any of its Subsidiaries.

A-11

(c) Corporate Authority; Approval and Fairness.

(i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, subject only to approval of this Agreement by the holders of at least two-thirds of the outstanding Shares entitled to vote on such matter at a shareholders’ meeting duly called and held for such purpose (the “Company Requisite Vote”) and the filing and recordation of appropriate merger documents as required by the NYBCL, to perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles regardless of whether enforcement is considered in a proceeding in equity or at law (the “Bankruptcy and Equity Exception”).

(ii) The Company Board has: (A) determined that this Agreement and the Merger are fair to, and in the best interests of, the Company and its shareholders, (B) adopted this Agreement and approved the Merger, (C) resolved, subject to Section 4.2(d), to recommend adoption of this Agreement by the shareholders of the Company (such recommendation, the “Company Recommendation”) and (D) directed that the adoption of this Agreement be submitted to a vote of the Company’s shareholders.

A-12

(d) Governmental Filings; No Violations; Certain Contracts.

(i) Other than (A) pursuant to Section 1.3, (B) with respect to the CFIUS Approval, (C) under the Exchange Act, (D) the filing with the Securities and Exchange Commission (the “SEC”) of the Proxy Statement relating to the adoption of this Agreement and approval of the Merger by the shareholders of the Company, (E) under the rules and regulations of the NYSE American (f/k/a NYSE MKT, LLC) (“NYSE American”) and (F) pursuant to any applicable non-U.S. or U.S. state securities or blue sky laws (collectively, clauses (A) through (F), the “Company Approvals”), no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not (x) individually or in the aggregate, be reasonably likely to result in a Company Material Adverse Change or (y) prevent, materially delay or impair the consummation of the transactions contemplated by this Agreement.

(ii) Assuming compliance with the matters referenced in Section 3.1(d)(i), receipt of the Company Approvals and the receipt of the Company Requisite Vote, the execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the charter or by-laws of the Company or the comparable governing instruments of any of its Significant Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, or the creation or acceleration of any material obligations pursuant to, any lease, license, contract, note, mortgage, indenture, agreement, arrangement or other instrument or obligation (each, a “Contract”) binding upon the Company or any of its Subsidiaries (including without limitation, the Government Contracts (as defined in Section 3.1(p)), or (C) a violation of any Laws to which the Company or any of its Subsidiaries is subject, except, in the case of clause (B) (other than with regard to Government Contracts) or (C) above, for any such breach, violation, termination, default, creation, acceleration or change that, individually or in the aggregate, is not reasonably likely to result in a Company Material Adverse Change or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

(e) Company Reports; Financial Statements.

(i) The Company has filed or furnished, as applicable, (A) its annual report on Form 10-K for the fiscal year ended March 31, 2018, (B) its quarterly reports on Form 10-Q for its fiscal quarters ended after March 31, 2018, (C) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held since March 31, 2018, and (D) all other forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), since April 1, 2018 (the “Applicable Date”) (clauses (A) through (D) collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (“SOX”), and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

A-13

(ii) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of its date, and each of the consolidated statements of operations, changes in stockholders’ equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and year-end adjustments), in each case in accordance with U.S. generally accepted accounting principles (“GAAP”), except as may be noted therein.

(iii) The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. No significant deficiency, material weakness or fraud that involves management or other employees was identified in management’s assessment of internal controls as of March 31, 2018. The Company maintains “disclosure controls and procedures” (as defined by Rule 13a-15 or 15d-15 under the Exchange Act) that are effective to ensure that material information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC.

(iv) Since April 1, 2017, the principal executive officer of the Company and the principal financial officer of the Company has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Company Reports, and the statements contained in such certifications were and are true and complete on the date such certifications were made and as of the date of this Agreement, respectively. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

(f) Absence of Certain Changes. Since June 30, 2018 and ending on the date hereof, (i) the Company, its Subsidiaries, and, to the Knowledge of the Company, except as set forth in Section 3.1(f) of the Company Disclosure Letter, each of OPS Acquisitions Limited and Ocean Protective Services Limited, have conducted their respective businesses in the ordinary course, (ii) there has not been any change in the business, financial condition or results of their operations that, individually or in the aggregate, has had or is reasonably likely to result in a Company Material Adverse Change and (iii) there has not been any action taken or agreed to be taken by the Company that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of clauses (i), (ii), (iii), (vii) and (x) of Section 4.1.

A-14

(g) Litigation and Liabilities.

(i) Except as set forth in Section 3.1(g) of the Company Disclosure Letter, as of the date of this Agreement, there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that (A) does not involve an amount in controversy in excess of $250,000 and (B) does not seek material injunctive or other non-monetary relief. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity which, individually or in the aggregate, is reasonably likely to result in a Company Material Adverse Change.

(ii) None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, either of OPS Acquisitions Limited and Ocean Protective Services Limited, has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, and whether or not required to be recorded or reflected on a balance sheet by GAAP), other than liabilities and obligations (A) set forth in the Company’s consolidated balance sheet as of June 30, 2018 included in the Company Reports (without giving effect to any amendment thereto filed on or after the date hereof) or (B) incurred in the ordinary course of business since June 30, 2018 and that are not material to the Company and its Subsidiaries taken as a whole.

The term “Knowledge” when used in this Agreement with respect to the Company shall mean the actual knowledge of those persons set forth in Section 3.1(g)(ii) of the Company Disclosure Letter assuming due inquiry.

(h) Employee Benefits.

(i) All material benefit and compensation plans, written Contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the “Company Employees”) and current or former directors of the Company under which there is a continuing financial obligation of the Company or with respect to which the Company has any direct or contingent liability, including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock-based, incentive and bonus plans (the “Benefit Plans”) are listed in Section 3.1(h)(i) of the Company Disclosure Letter, and each Benefit Plan that has received a favorable opinion letter from the Internal Revenue Service (the “IRS”) has been separately identified. True and complete copies of all written Benefit Plans listed in Section 3.1(h)(i) of the Company Disclosure Letter have been made available to Parent.

A-15

(ii) All Benefit Plans have been operated in and are in substantial compliance with their respective terms and with ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable Laws. Each Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or has applied to the IRS for such favorable determination or opinion letter under Section 401(a) of the Code, and the Company is not aware of any circumstances that could result in the loss of the qualification of such Pension Plan under Section 401(a) of the Code. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

(iii) No Benefit Plan is a “single-employer plan” within the meaning of Section 4001(a)(15) of ERISA or a “multiemployer plan” within the meaning of Section 3(37) of ERISA and neither the Company nor any of its Subsidiaries has or could reasonably be expected to incur any material liability under Subtitle C or D of Title IV of ERISA with respect to any such ongoing, frozen or terminated plan currently or formerly maintained by any of them, or such plan of any entity that is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”). The Company and its ERISA Affiliates have no unsatisfied liability under Title IV of ERISA. The Company has no obligation to provide post-employment welfare benefits except to the extent required by Section 4980B or other applicable Law.

(iv) As of the date hereof, there is no material pending or, to the Knowledge of the Company, threatened claims or litigation relating to the Benefit Plans, other than routine claims for benefits.

(v) Each Benefit Plan subject to Section 409A of the Code has complied in form and operation with the requirements of Section 409A of the Code, or applicable exemptions thereto, as in effect from time to time. No Company Option is subject to Section 409A of the Code The Company is not a party to any arrangement, oral or written, that would provide a gross-up to any employee or independent contractor for the cost of Taxes or penalties imposed under Section 409A, Section 457A or Section 4999 of the Code.

(vi) Except as set forth in Section 3.1(h) of the Company Disclosure Letter, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (i) entitle any current or former employee to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding of compensation or benefits, or increase the amount payable or trigger any other obligation, under any Benefit Plan or otherwise, or (iii) limit or restrict the right of the Company to merge, amend or terminate any Benefit Plan. No amount paid or payable under the Benefit Plans, or pursuant to any other agreement, contract or arrangement to which the Company is a party, to any “disqualified individual,” as defined in Section 280G(c) of the Code, of the Partnership or its Subsidiaries could fail to be fully deductible for federal income Tax purposes by virtue of Section 280G of the Code as a result of the transactions contemplated hereby.

A-16

(i) Compliance with Laws; Licenses. The businesses of each of the Company, its Subsidiaries and, to the Knowledge of the Company, each of OPS Acquisitions Limited and Ocean Protective Services Limited, have not been since the Applicable Date, and are not being, conducted in violation of any U.S. federal, state, local or non-U.S. law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, “Laws”), except for violations that, individually or in the aggregate, are immaterial to the Company, any of its Subsidiaries and/or either of of OPS Acquisitions Limited and Ocean Protective Services Limited (as applicable). Except with respect to regulatory matters covered by Section 4.5, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Change. Each of the Company, its Subsidiaries and, to the Knowledge of the Company, each of OPS Acquisitions Limited and Ocean Protective Services Limited has obtained and is in compliance with all permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (“Licenses”) necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, be reasonably likely to result in a Company Material Adverse Change.

(j) Takeover Statutes. Assuming that the representations and warranties of Parent and Merger Sub set forth in Section 3.2(i) are true and correct, no restrictions contained in any “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other similar anti-takeover statute (including Section 912 of the NYBCL) or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s charter or bylaws is applicable to the execution, delivery or performance of this Agreement, the Voting Agreement or the consummation of the Merger.

(k) Environmental Matters.

(i) Except for such matters that, individually or in the aggregate, are not reasonably likely to result in a Company Material Adverse Change: (A) to the Knowledge of the Company, the Company and its Subsidiaries are in compliance with all applicable Environmental Law; (B) to the Knowledge of the Company, the Company and its Subsidiaries possess all permits and licenses required under applicable Environmental Law for the operation of their respective businesses as presently conducted; (C) neither the Company nor any of its Subsidiaries has received any written claim, notice of violation or citation concerning any violation or alleged violation of any applicable Environmental Law during the past two years; and (D) there are no writs, injunctions, decrees, orders or judgments outstanding, or any complaints, suits or proceedings pending or, to the Knowledge of the Company, threatened, concerning compliance by the Company or any of its Subsidiaries with any Environmental Law.

A-17

(ii) Notwithstanding any other representation or warranty in Article III of this Agreement, the representations and warranties contained in this Section 3.1(k) constitute the sole representations and warranties of the Company relating to any Environmental Law.

As used herein, the term “Environmental Law” means any applicable law, regulation, code of any Governmental Entity (A) concerning the protection of the environment (including air, water, soil and natural resources) or (B) the release or disposal of any Hazardous Substances, in each case as presently in effect.

As used herein, the term “Hazardous Substance” means any substance presently listed or defined as a “hazardous” substance, “hazardous” material, or “hazardous” waste, “pollutant” or analogous terminology under any applicable Environmental Law.

(l) Taxes.

(i) The Company and each of its Subsidiaries (A) have prepared in good faith and duly and timely filed or caused to be timely filed (in each case taking into account any extension of time within which to file) all material Tax Returns required to be filed on or before the Closing by any of them or have had filed any such Tax Returns with respect to them, and all such filed Tax Returns are complete and accurate in all material respects, (B) have timely and properly paid all material Taxes that are required to be paid (after giving effect to any valid extensions of time in which to make such payment) or that the Company or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party (whether or not shown on a Tax Return), except with respect to matters contested in good faith in appropriate proceedings and for which adequate reserves have been established on the Financial Statements, and (C) have not waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

(ii) As of the date hereof, there are not pending or, to the Knowledge of the Company, otherwise threatened or asserted, any audits, examinations, investigations or other proceedings in respect of or otherwise relating to a material amount of Taxes or material Tax matters of the Company. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended March 31, 2018, 2017 and 2016.

(iii) No tax lien has been filed by any Taxing Authority against the Company or any of its Subsidiaries or any of their assets (other than liens for Taxes not yet due).

A-18

(iv) Each of the Company and its Subsidiaries has materially complied with all applicable Laws relating to the withholding and paying over of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442 and 3402 of the Code or any similar provision of any other Laws).

(v) Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than any such group the common parent of which is or was the Company) or (B) has liability for Taxes of any Person (other than the Company and its Subsidiaries under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Tax Law).

(vi) There are no Tax allocation, Tax sharing, Tax indemnity, Tax receivable or other similar agreements or arrangements to which the Company or any of its Subsidiaries is a party, in each case, other than customary provisions in agreements or arrangements the primary subject of which is not Taxes.

(vii) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” (as defined in Treasury Regulations Section 1.6011-4).

(viii) Neither the Company nor any of its Subsidiaries has within the five years preceding the date of this Agreement been a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(ix) In the past three years, no jurisdiction in which the Company or any of its Subsidiaries does not file Tax returns has asserted that the Company or a subsidiary that does not file Tax returns in that jurisdiction may be liable for income or franchise Tax in that jurisdiction.

As used in this Agreement, (A) the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean all U.S. federal, state, local and non-U.S. income, profits, franchise, gross receipts, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additional amounts imposed with respect to such amounts and any interest in respect of such penalties and additions, (B) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, claims for refund and information returns) supplied or required to be supplied to a Tax Authority relating to Taxes (including any schedules, attachments, supplements or amendments to any of the foregoing) and (C) the term “Tax Authority” means, with respect to any Tax, the governmental authority responsible for the imposition or collection of such Tax.

A-19

(m) Labor Matters. Except as set forth in Section 3.1(m) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of the Company, threatened, nor has there been since the Applicable Date, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout, or to the Knowledge of the Company, union organizing effort, in each case, involving the Company or any of its Subsidiaries.

(n) Intellectual Property.

(i) Except as would not be reasonably likely to result in a Company Material Adverse Change, the Company and each of its Subsidiaries own or have the right to use all Intellectual Property necessary for the conduct of the business of the Company and its Subsidiaries as conducted as of the date hereof (the “Material Intellectual Property”). Except as would not be reasonably likely to result in a Company Material Adverse Change: (A) no written claim of invalidity or conflicting ownership rights with respect to any Material Intellectual Property has been made by a third party and no such Material Intellectual Property is the subject of any pending or, to the Company’s Knowledge, threatened action, suit, claim, investigation or other proceeding; (B) no person or entity has given written notice to the Company or any of its Subsidiaries that the use of any Material Intellectual Property by the Company or any licensee is infringing any patent, trademark, copyright or design right, or that the Company or any of its Subsidiaries has misappropriated any trade secret; and (C) to the Knowledge of the Company, the use of the Material Intellectual Property by the Company and its Subsidiaries does not infringe any intellectual property right of any third party, and does not involve the misappropriation of any trade secrets of any third party.

(ii) Notwithstanding any other representation or warranty in Article III of this Agreement, the representations and warranties contained in this Section 3.1(n) constitute the sole representations and warranties of the Company relating to any Intellectual Property.

As used in this Agreement, “Intellectual Property” means all: (A) trademarks, service marks, certification marks, Internet domain names, logos, trade dress, trade names and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals thereof; (B) inventions and all patents, and applications therefor, including divisions, continuations, continuations-in-part, and all renewals, extensions, reexaminations and reissues thereof; (C) trade secrets; and (D) published and unpublished works of authorship, copyrights therein and thereto, and registrations and applications therefor, and all renewals and extensions thereof.

(o) Insurance. The Company and each of its Subsidiaries is covered by valid and currently effective insurance policies issued in favor of the Company or one or more of its Subsidiaries that are customary and adequate for companies of similar size in the industries and locations in which the Company operates. All insurance policies maintained by the Company or any of its Subsidiaries (“Insurance Policies”) that are material to the Company or any of its Subsidiaries are in full force and effect and all premiums due with respect to all Insurance Policies have been paid, with such exceptions that, individually or in the aggregate, are not reasonably likely to result in a Company Material Adverse Change.

A-20

(p) Material Contracts.

(i) Except as set forth in Section 3.1(p) of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by: (i) any Contract relating to indebtedness for borrowed money or any financial guaranty thereof in excess of $500,000, other than indebtedness between and among the Company and its Subsidiaries; (ii) any Contract that prohibits the Company from competing in any material respect in any business line or in any geographic area; (iii) any Contract that involves any exchange-traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument; (iv) any Contract that involved expenditures or receipts by the Company or any of its Subsidiaries of more than $250,000 in the last fiscal year or is expected to involve expenditures or receipts by the Company or any of its Subsidiaries of more than $250,000 in the current fiscal year; (v) any Contract that involved, since April 1, 2017, the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of another person (other than acquisitions or dispositions of (A) assets in the ordinary course of business, including acquisitions and dispositions of inventory, (B) assets, capital stock and other equity interests by and among the Company and its Subsidiaries, or (C) assets, capital stock and other equity interests with a value of not more than $250,000 individually or $500,000 in the aggregate); (vi) any Contract (other than this Agreement) that by its terms limits the payment of dividends or other distributions by the Company or any of its Subsidiaries; (vii) any material joint venture or partnership Contract; (viii) any Contract for the lease of real property material to the operation of the Company’s business; (ix) any Government Contract; (x) any Company Material Contract (including any Government Contract) that requires a consent to, or otherwise contains a provision that would prohibit or delay, the consummation of the transactions contemplated by this Agreement in the event of, a “change of control” or other change of ownership of the Company or any of its Subsidiaries; and (xi) any Contract deemed to be a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has been and was required to be filed with the SEC with the Company’s Annual Report on Form 10-K for the year ended March 31, 2018 or any Company Reports filed after the date of filing of such Form 10-K until the date hereof (all contracts of the type described in this Section 3.1(p)(i) being referred to herein as “Company Material Contracts”). For all purposes of this Agreement, (i) “Government Contract” means the contracts listed on Section 3.1(p)(ix) of the Company Disclosure Letter, which includes any prime contract, subcontract, teaming agreement, joint venture agreement, basic ordering agreement, blanket purchase agreement, letter agreement, purchase order, delivery order, task order, cooperative agreement, Bid, change order, arrangement or other commitment, in each case for which performance is active between the Company or any Subsidiary thereof and (A) a Governmental Entity, (B) any prime contractor to a Governmental Entity or (C) any subcontractor with respect to any contract described in clause (A) or (B); and (ii) “Bid” means any quotation, bid or proposal by the Company or any of its Subsidiaries which, if accepted, would lead to a contract with a Governmental Entity, or a prime contractor or a higher-tier subcontractor to a Governmental Entity, for the sale of goods or the provision of services by the Company or any Subsidiary thereof.

A-21

(ii) Neither the Company, any of its Subsidiaries, nor, to the Knowledge of the Company, any other party is in material breach of or material default under the terms of any Company Material Contract (including without limitation any exclusivity, non-competition, or “most favored customer” terms). Each Company Material Contract is a valid and binding obligation of the Company or its Subsidiaries which is party thereto and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect, except that such enforcement may be subject to the Bankruptcy and Equity Exception.

(q) Real Property. Except as would not be reasonably likely to result in a Company Material Adverse Change, the Company and its Subsidiaries hold valid leasehold interests in all real property material to the operation of the Company’s business. Neither the Company nor any of its Subsidiaries holds fee title to any real property.

(r) Brokers and Finders. Neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has employed Nomura Securities International, Inc. as its financial advisor.

(s) Opinion of Financial Advisor. Nomura Securities International, Inc. has delivered to the Company Board an opinion, to the effect that, as of the date thereof, and subject to the various assumptions, limitations and qualifications set forth therein, the Per Share Merger Consideration to be paid to the holders of the Shares (other than Excluded Shares) pursuant to this Agreement is fair from a financial point of view to such holders. A copy of such opinion has been provided to Parent or, if such written opinion is not available as of the date of this Agreement, will be provided to Parent promptly after the date of this Agreement, in either such case, solely for informational purposes.

(t) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 3.1 (as modified by the Company Disclosure Letter, as supplemented or amended), neither the Company nor any other Person on behalf of the Company or any Subsidiary of the Company makes any other express or implied representation or warranty with respect to the Company or any Subsidiary of the Company or the transactions contemplated by this Agreement and any other assets, rights or obligations to be transferred hereunder or pursuant hereto, and the Company disclaims any other representations or warranties, whether made by the Company or any of its Affiliates or its directors, officers, managers, employees, investment bankers, attorneys, accountants and other advisors and representatives (such directors, officers, managers, employees, investment bankers, attorneys, accountants and other advisors and representatives, collectively, the “Representatives”). Except for the representations and warranties contained in this Section 3.1 (as modified by the Company Disclosure Letter, as supplemented or amended), the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated, or furnished (orally or in writing) to Parent, Merger Sub or their respective Affiliates or Representatives (including any opinion, information, projection or advice that may have been or may be provided to Parent or Merger Sub by any director, officer, employee, agent, consultant, or Representative of the Company or any of its Affiliates). Notwithstanding anything contained in this Agreement to the contrary, the Company makes no representations or warranties to Parent or Merger Sub regarding any projections or the future or probable profitability, success, business, prospects, opportunities, relationships and operations of the Company and/or its Subsidiaries.

A-22

3.2 Representations and Warranties of Parent and Merger Sub. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent prior to entering into this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent), each of Parent and Merger Sub hereby represents and warrants to the Company that:

(a) Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or similar entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority, are not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. Parent has made available to the Company a complete and correct copy of the charter and by-laws or comparable governing documents of Parent and Merger Sub, each as in effect on the date of this Agreement.

(b) Corporate Authority. No vote of holders of capital stock of Parent is necessary to approve or adopt this Agreement, the Merger or the other transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, subject only to the adoption and approval of this Agreement by Parent as the sole shareholder of Merger Sub (the “Parent Requisite Vote”), which adoption and approval by Parent will occur immediately following execution of this Agreement, and the filing and recordation of appropriate merger documents as required by the NYBCL, to perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and is a valid and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

A-23

(c) Governmental Filings; No Violations; Certain Contracts.

(i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) with respect to the CFIUS Approval, (C) under the Exchange Act and (D) required to be made by Parent pursuant to any Government Contract (with respect to which Parent and Merger Sub have relied on the Company’s representations and warranties) (collectively, clauses (A) through (D), the “Parent Approvals”), no notices, reports or other filings are required to be made by Parent and Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent and Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, be reasonably likely to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(ii) Assuming compliance with the matters referenced in Section 3.2(c)(i) and receipt of the Parent Approvals, the execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or default under, the charter or by-laws or comparable governing documents of Parent or Merger Sub or the comparable governing instruments of any of Parent’s Subsidiaries (other than Merger Sub), (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, or the creation or acceleration of any obligations or the creation of a Lien on any of the assets of Parent or any of its Subsidiaries pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or (C) a violation of any Laws to which Parent or any of its Subsidiaries is subject, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, creation, acceleration or change that, individually or in the aggregate, would not be reasonably likely to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(d) Litigation. As of the date of this Agreement, there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the knowledge of the officers of Parent, threatened against Parent or Merger Sub that seek to enjoin or would be reasonably likely to have the effect of preventing, making illegal or otherwise interfering with the Merger and the other transactions contemplated by this Agreement.

(e) Availability of Funds. Parent has the financial ability and will have available at Closing sufficient cash in immediately available funds to pay the aggregate Merger consideration contemplated by this Agreement (including the payment by Parent pursuant to Section 2.2) and all costs, fees and expenses necessary to consummate the transactions contemplated by this Agreement. Parent expressly acknowledges and agrees that its obligation to consummate the transactions contemplated by this Agreement and the other agreements contemplated hereunder is not subject to any condition or contingency with respect to financing.

A-24

(f) Capitalization of Merger Sub. Merger Sub is a wholly owned Subsidiary of Parent that was formed solely for the purpose of engaging in the Merger. The authorized capital stock of Merger Sub consists solely of 200 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

(g) Brokers and Finders. Neither Parent nor any of its Subsidiaries (including Merger Sub) has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Merger or the other transactions contemplated in this Agreement.

(h) Solvency. Assuming satisfaction of the conditions to Parent’s obligation to consummate the Merger, or waiver of such conditions, and after giving effect to the transactions contemplated by this Agreement, including the payment of the aggregate Per Share Merger Consideration, payment of all amounts required to be paid in connection with the consummation of the transactions contemplated hereby and payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby. For purposes of this Agreement, the term “Solvent” when used with respect any Person means that, immediately following the Effective Time, (a)(i) the fair value of the assets of such Person will exceed the amount of all liabilities, contingent or otherwise, of such Person and (ii) the amount of the Present Fair Salable Value of its assets will, as of such time, exceed the probable value of all of its debts and liabilities on a consolidated basis, contingent or otherwise, as such debts and liabilities become absolute and matured, (b) the Person will not have, as of such time, an unreasonably small amount of capital for the business in which it is engaged or will be engaged and (c) the Person will be able to pay its Debts as they become absolute and mature. The term “Solvency” shall have its correlative meaning. For purposes of the definition of “Solvent,” (a) “Debt” means liability on a “Claim” and (b) “Claim” means any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. “Present Fair Salable Value” means the amount that may be realized if the aggregate assets of the Person (including goodwill) are sold as an entirety with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises. For purposes of this definition, “not have an unreasonably small amount of capital for the business in which it is engaged or will be engaged” and “able to pay its pay its Debts as they become absolute and mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due. No transfer is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub, the Company or any Subsidiary of Parent or the Company.

A-25

(i) Ownership of Company Capital Stock. None of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates owns (directly or indirectly, beneficially or of record) or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company or other securities convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity securities of the Company or any of its Subsidiaries (other than as contemplated by this Agreement). There are no agreements, arrangements or understandings between Parent, Merger Sub or any of their respective Subsidiaries or Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, that relate in any way to the transactions contemplated hereby. None of Parent, Merger Sub or any of their respective Subsidiaries is, or at any time during the last five (5) years has been, an “interested shareholder” of the Company (as defined in Section 912 of the NYBCL) (other than as contemplated by this Agreement).

(j) Proxy Statement. None of the information to be supplied in writing by Parent, Merger Sub or any Representative of Parent or Merger Sub for inclusion in the Proxy Statement, if any, will, at the time such document is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) Management Arrangements. To the Knowledge of the Company, as of the date hereof, other than the Voting Agreement, none of Parent, Merger Sub nor any of their Affiliates has entered into any Contract, agreement, arrangement or understanding with any of the directors or officers of the Company that is currently in effect or that would become effective in the future (upon consummation of the Merger or otherwise).

ARTICLE IV
Covenants

4.1 Interim Operations. (a) The Company covenants and agrees as to itself and its Subsidiaries that, from the date of this Agreement until the Effective Time (unless Parent shall otherwise approve in writing, such approval not to be unreasonably withheld, delayed or conditioned and except as otherwise expressly contemplated by this Agreement and except as required by applicable Laws), the business of it and its Subsidiaries shall be conducted in the ordinary course of business consistent with past practice and it and its Subsidiaries shall use their respective reasonable best efforts to preserve their business organizations intact and maintain its and their existing relations and goodwill with Governmental Entities, customers, suppliers, employees and business associates. Without limiting the generality of the foregoing and in furtherance thereof, from the date of this Agreement until the Effective Time, except (A) as otherwise contemplated or required by this Agreement, (B) as Parent may approve in writing (such approval not to be unreasonably withheld, delayed or conditioned in the case of clauses (v), (ix) and (xi) below), (C) as required by applicable Laws or any Governmental Entity or (D) as set forth in Section 4.1(a) of the Company Disclosure Letter, the Company will not, and will not permit its Subsidiaries, to:

(i) adopt any amendments to its charter or by-laws or other applicable governing instruments;

A-26

(ii) merge or consolidate the Company or any of its Subsidiaries with any other Person, sell or restructure, reorganize or completely or partially liquidate the Company or any of its Subsidiaries or directly or indirectly sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, in whole or in part, any of its material properties, assets or rights or any interest therein, except for any such transactions solely among Subsidiaries of the Company;

(iii) acquire assets outside of the ordinary course of business from any other Person, other than acquisitions pursuant to Contracts in effect as of the date of this Agreement and disclosed to Parent;

(iv) issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of capital stock of the Company or any of its Subsidiaries (other than (A) the issuance of Shares upon the exercise of Company Options and the settlement of Restricted Shares and Restricted Stock Units (and dividend equivalents thereon, if applicable) outstanding on the date of this Agreement in accordance with their terms) or (B) the issuance of shares of capital stock by a Subsidiary of the Company to the Company or another Subsidiary of the Company), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible, exchangeable or exercisable securities (including the grant or award of additional Company Options, Restricted Shares or Restricted Stock Units);

(v) make any loans, advances or capital contributions to or investments in any Person (other than the Company or any direct or indirect Subsidiary of the Company);

(vi) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect Subsidiary of the Company to the Company or to any other direct or indirect Subsidiary of the Company);

(vii) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than the acquisition of any Shares tendered by current or former employees or directors in order to pay Taxes in connection with the exercise of Company Options or the settlement of Restricted Shares or Restricted Stock Units);

(viii) incur any indebtedness for borrowed money or guarantee such indebtedness of another Person (other than a Subsidiary of the Company), or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for indebtedness for borrowed money incurred in the ordinary and usual course of business (including for the avoidance of doubt borrowings and issuances of letters of credit under the Company’s revolving credit facility and the financing of insurance premiums);

A-27

(ix) make or authorize any capital expenditure in excess of $250,000 in the aggregate;

(x) make any material changes with respect to accounting policies or procedures, except as required by changes in GAAP or a Governmental Entity;

(xi) settle any litigation or other proceedings before a Governmental Entity unless the settlement solely consists of a cash payment by the Company or any of its Subsidiaries not in excess of $100,000;

(xii) (A) other than in the ordinary course of business consistent with past practices, make, change or revoke any material Tax election, (B) other than in the ordinary course of business consistent with past practices, file or amend any Tax Return, (C) adopt or change a method of accounting in respect of Taxes, (D) consent to any extension or waiver of the limitations period applicable to a Tax Return, (E) surrender any right to request a material refund of Taxes or (F) settle or otherwise agree to a resolution of any material claim or assessment relating to Taxes;

(xiii) except for transactions among the Company and its Subsidiaries, transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any assets or businesses of the Company or its Subsidiaries, including capital stock of any of its Subsidiaries, in each case which is material to the Company and its Subsidiaries taken as a whole, other than equipment, inventory, supplies and other assets in the ordinary course of business and other than pursuant to Contracts in effect prior to the date of this Agreement;

(xiv) except as required pursuant to any Contracts in effect prior to the date of this Agreement, or any Benefit Plans in effect prior to the date of this Agreement or replacement Benefit Plans entered into after the date of this Agreement and prior to the Effective Time in the ordinary course of business, or as otherwise required by applicable Laws, (A) grant or provide any severance or termination payments or benefits to any director, officer or other employee of the Company or any of its Subsidiaries, except in the ordinary course of business or consistent with past practice or pursuant to existing Contracts, (B) increase the compensation or make any new equity awards to any director, officer or other employee of the Company or any of its Subsidiaries, except in the ordinary course of business or consistent with past practice, or (C) establish, adopt, terminate or materially amend any Benefit Plan, other than changes that are made in the ordinary course of business or consistent with past practice that do not materially increase the costs to the Company of any such Benefit Plan; or

(xv) agree, authorize or commit to do any of the foregoing.

(b) Parent shall not knowingly take or permit any of its Subsidiaries to take any action that could reasonably be likely to prevent or delay the consummation of the Merger.

A-28

4.2 Acquisition Proposals. (a) Subject to Sections 4.2(c) and 4.2(d), on the date hereof, the Company shall (i) cease and cause to be terminated any existing solicitation, initiation, encouragement, discussion or negotiation with any Person conducted theretofore by the Company, its Subsidiaries or any of their Representatives with respect to any Acquisition Proposal, (ii) request the prompt return or destruction of all confidential information previously furnished with respect to any Acquisition Proposal or potential Acquisition Proposal, (iii) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its Affiliates or Representatives is a party with respect to any Acquisition Proposal or potential Acquisition Proposal, and shall enforce the provisions of any such agreement, which shall include seeking any injunctive relief available to enforce such agreement.

(b) Until the Closing or, if earlier, the termination of this Agreement in accordance with Article VI, the Company shall not, and shall not direct, authorize or permit any of its Subsidiaries or any of their Representatives to, directly or indirectly, (i) initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes an Acquisition Proposal (including by way of providing access to non-public information), (ii) engage in or otherwise participate in any discussions or negotiations regarding any Acquisition Proposal, and (iii) otherwise knowingly assist, participate in or knowingly facilitate any effort or attempt to make an Acquisition Proposal.

(c) Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the time the Company Requisite Vote is obtained, the Company may (i) provide information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to, and no less favorable to the Company than under the non-disclosure agreement, dated as of June 19, 2018, by and between the Company and Parent (it being understood that such confidentiality agreement need not prohibit the making, or amendment, of an Acquisition Proposal); provided, that the Company shall provide Parent a copy of each confidentiality agreement the Company has executed in accordance with this Section 4.2, each of which may be reasonably and appropriately redacted with respect to identifying details and other sensitive information; provided, further that any non-public information provided to any such Person shall have been previously provided to Parent or shall be provided to Parent prior to or concurrently with the time it is provided to such Person; or (ii) engage or participate in any discussions or negotiations with any Person who has made such an unsolicited bona fide written Acquisition Proposal, in each case if and only to the extent that, (A) prior to taking any action described in clause (c)(i) or (c)(ii) above, (1) the Company Board receives a written Acquisition Proposal that the Company Board believes in good faith to be bona fide, (2) such Acquisition Proposal was unsolicited and did not otherwise result from a breach of this Section 4.2 and (3) the Company Board determines, in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, and (B) in each such case referred to in clause (c)(i) or (c)(ii) above, the Company Board has determined in good faith based on the information then available and after consultation with its independent financial advisor that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal.

A-29

(d) Notwithstanding anything to the contrary set forth in this Agreement, the Company Board may, if the Company Board determines in good faith, after consultation with its outside counsel, that failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Law, (i) at any time prior to the time the Company Requisite Vote is obtained, withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify), in a manner adverse to Parent, the Company Recommendation with respect to the Merger or approve, recommend or otherwise declare advisable any Superior Proposal made after the date hereof (a “Change of Recommendation”) or (ii) at any time following the occurrence of the Shareholders Meeting but solely to the extent that the Company Requisite Vote is not obtained, and solely in response to a Superior Proposal received after the date hereof that was unsolicited and did not otherwise result from a breach of this Section 4.2, cause the Company to terminate this Agreement to enter into an acquisition agreement, merger agreement or similar definitive agreement (an “Alternative Acquisition Agreement”) relating to any Superior Proposal; provided, however, that the Company may not make a Change of Recommendation, terminate this Agreement pursuant to Section 6.3(a), or enter into an Alternative Acquisition Agreement unless:

(i)	the Company notifies Parent in writing at least five Business Days before taking that action of its intention to do so, and specifies the reasons therefor, including the terms and conditions of, and the identity of the Person making, such Superior Proposal, and contemporaneously furnishes a copy (if any) of the proposed Alternative Acquisition Agreement and any other relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by the Company and a new five Business Day period); and

(ii)	if Parent makes a proposal during such five Business Day period to adjust the terms and conditions of this Agreement, the Company Board, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by Parent, continues to determine in good faith (after consultation with outside counsel and its financial advisor) that such Superior Proposal continues to be a Superior Proposal and that the failure to make an Change of Recommendation or terminate this Agreement, as applicable, would be inconsistent with the directors’ fiduciary duties under applicable Law.

(e) The Company agrees that it will promptly (and in any event within one Business Day) notify Parent if any proposals or offers with respect to an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the material terms and conditions of any proposals or offers (other than the name of the Person making such proposal or offer) and thereafter shall keep Parent informed, on a prompt basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

A-30

(f) Nothing contained in this Agreement shall be deemed to prohibit the Company or the Company Board from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act (or any similar communication to the shareholders of the Company) or (ii) making any “stop-look-and-listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the shareholders of the Company).

(g) For purposes of this Agreement, “Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction or (ii) any other direct or indirect acquisition, in the case of clause (i) or (ii), involving 15% or more of the total voting power or of any class of equity securities of the Company, or 15% or more of the consolidated total assets (including equity securities of its Subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement.

(h) For purposes of this Agreement, “Superior Proposal” means a bona fide Acquisition Proposal involving more than 50% of the consolidated total assets (including equity securities of its Subsidiaries) or the total voting power of any class of equity securities of the Company that the Company Board has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, and, if consummated, would result in a transaction more favorable to the Company’s shareholders from a financial point of view than the transaction contemplated by this Agreement.

4.3 Information Supplied. The Company shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement, a proxy statement in preliminary form relating to the Shareholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company agrees, as to itself and its Subsidiaries, that, at the date of mailing to shareholders of the Company and at the time of the Shareholders Meeting, (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

A-31

4.4 Shareholders Meeting. As promptly as practicable after the Proxy Statement is cleared by the SEC for mailing to the Company’s shareholders, the Company shall (i) duly call, give notice of, convene and hold a meeting of the holders of Shares (the “Shareholders Meeting”) to consider and vote upon the approval of this Agreement and (ii) use all reasonable efforts to solicit from the holders of Shares proxies in favor of the approval of the Agreement (and such Shareholders Meeting shall in any event be no later than 45 calendar days after (i) the 10th calendar day after the preliminary Proxy Statement therefor has been filed with the SEC if by such date the SEC has not informed the Company that it intends to review the Proxy Statement or (ii) if the SEC has, by the 10th calendar day after the preliminary Proxy Statement therefor has been filed with the SEC, informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement). The Company may postpone or adjourn the Shareholders Meeting solely (i) with the consent of Parent; (ii) (A) due to the absence of a quorum or (B) if the Company has not received proxies representing a sufficient number of Shares for the Company Requisite Vote, whether or not a quorum is present, to solicit additional proxies; or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Shareholders Meeting; provided, that the Company may not postpone or adjourn the Shareholders Meeting more than a total of two times pursuant to clause (ii)(A) and/or clause (ii)(B) of this Section. Notwithstanding the foregoing, the Company shall, at the request of Parent, to the extent permitted by Law, adjourn the Shareholders Meeting to a date specified by Parent for the absence of a quorum or if the Company has not received proxies representing a sufficient number of Shares for the Company Requisite Vote; provided that the Company shall not be required to adjourn the Shareholders Meeting more than one time pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding 10 Business Days. Except in the case of an Change of Recommendation specifically permitted by Section 4.2, the Company, through the Company Board, shall (i) recommend to its shareholders that they adopt this Agreement and the transactions contemplated hereby, (ii) include such recommendation in the Proxy Statement and (iii) publicly reaffirm such recommendation within 24 hours after a request to do so by Parent or Merger Sub.

4.5 Filings; Other Actions; Notification. (a) Proxy Statement. The Company shall promptly (and in any event within one Business Day) notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC, and the Company shall cause the definitive Proxy Statement to be mailed promptly after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

(b) Cooperation. Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws, to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (including, without limitation, pursuant to any Government Contract). Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement). In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable.

A-32

(c) CFIUS.

(i) Each of the Company and Parent shall jointly submit a draft and a final notice to the Committee on Foreign Investment in the United States and its member agencies (“CFIUS”) with respect to the transactions contemplated by this Agreement as promptly as practicable following the date hereof. Each of the Company and Parent shall respond fully, appropriately and timely to any request for information from CFIUS throughout the CFIUS process and in accordance with the CFIUS regulations. In addition, as consistent with any CFIUS requests for confidentiality, each party shall cooperate and each party shall have the opportunity to attend (or have its representatives participate in) any meetings with CFIUS member agencies, attend any on-site visit by CFIUS member agencies to a party’s facility (if requested by a CFIUS member agency), and take any other commercially reasonable action in furtherance of receipt of the CFIUS Approval. For the purposes of this Agreement, “CFIUS Approval” means the Company and Parent shall have received written notice from CFIUS stating that: (i) CFIUS has concluded that the transaction is not a “covered transaction” and not subject to review under applicable Law; or (ii) the review of the transaction contemplated by this Agreement under Section 721 of the U.S. Defense Production Act of 1950 has been concluded, and there are no unresolved national security concerns with respect to the transaction contemplated by this Agreement; or (iii) CFIUS has sent a report to the President of the United States requesting the President’s decision on the CFIUS notice submitted by the Company and Parent and either (A) the period under the Defense Production Act of 1950 during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the transactions contemplated hereby has expired without any such action being threatened, announced or taken or (B) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated hereby.

(ii) Each of the Company and Parent shall, and shall cause each of their respective Affiliates to, take any and all commercially reasonable actions necessary, proper or advisable, to obtain CFIUS Approval as soon as practicable and feasible, in accordance with the CFIUS timetable; provided, however, that such efforts with respect to Parent shall not require Parent to agree to take or accept any condition or mitigation measures proposed by CFIUS that (A) in Parent’s reasonable business judgment, would or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations or prospects of Parent or its Affiliates (including the Company and its Subsidiaries from and after the Closing) or (B) are not conditioned upon the consummation of the transactions contemplated hereby.

A-33

(iii) Each of the Company and Parent shall keep the other party reasonably apprised of the content and status of any communications with, and communications from, CFIUS and shall permit the other party to review in advance (and shall consider any comments made by the other party in relation to) any proposed substantive communication by such party to CFIUS (except to the extent such communication contains confidential or proprietary information not directly related to the transactions contemplated by this Agreement).

(d) Liquidation of Bermuda Subsidiary. As promptly as possible following the date hereof, the Company shall commence the liquidation, winding-up and dissolution of Command Security Corporation Ltd., a Bermuda company, in accordance with the procedures required by the Companies Act 1981 and/or the Companies (Winding Up) Rules 1982 and other applicable Laws. From and after the date hereof, the Company shall use commercially reasonable efforts to complete such liquidation, winding-up and dissolution of Command Security Corporation Ltd. prior to the Closing without liability to the Company.

(e) Information. Subject to applicable Laws, each of the Company and Parent shall, upon request by the other, furnish the other with all information concerning itself, its respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

(f) Status. Subject to applicable Laws and the instructions of any Governmental Entity, each of the Company and Parent shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company or any of their respective Subsidiaries from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Neither the Company nor Parent shall permit any of its officers or any other Representatives to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry with respect to the Merger and the other transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate therein.

4.6 Access and Reports. Subject to applicable Laws, upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, afford Parent’s officers and other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, Contracts and records and, during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this Section 4.6 shall affect or be deemed to modify any representation or warranty made by the Company herein; provided further that the foregoing shall not require the Company to (i) permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality, (ii) disclose (A) any privileged information of the Company or any of its Subsidiaries, (B) any information that is competitively sensitive or (C) any information that would violate Law, or (iii) permit Parent or any of its Representatives to conduct any environmental investigation. All requests for information made pursuant to this Section 4.6 shall be directed to the executive officer of or other Person designated by the Company. All such information shall be governed by the terms of the Confidentiality Agreement.

A-34

4.7 NYSE American De-listing. Prior to the Closing Date, the Company shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NYSE American to enable the delisting by the Surviving Corporation of the Shares from NYSE American and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

4.8 Publicity. The initial press release regarding the Merger shall be a joint press release and thereafter the Company and Parent each shall consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by applicable Laws or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity; provided that the Company shall be permitted (without consulting with, or obtaining the consent of, Parent) to make such statements and announcements to its employees as the Company shall deem to be reasonably necessary, proper or advisable. Notwithstanding the foregoing, (a) nothing in this Section 4.8 shall limit the Company’s or the Company Board’s rights under Section 4.2, (b) the Company will no longer be required to consult with Parent in connection with any such press release or public statement if the Company Board has effected a Change of Recommendation or shall have resolved to do so and (c) the requirements of this Section 4.8 shall not apply to any disclosure by the Company or Parent of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Merger or the other transactions contemplated by this Agreement.

4.9 Employee Benefits. (a) Subject to the terms of any collective bargaining agreement, Parent agrees that, for twelve (12) months following the Effective Time, Parent will cause the Company or the Surviving Corporation, as applicable, to provide the employees of the Company and its Subsidiaries (i) a base salary or regular hourly wage, as applicable, that is not less than the base salary or regular hourly wage provided to such employee by the Company and its Subsidiaries immediately prior to the Effective Time, (ii) cash target bonus opportunities (including annual and quarterly bonus opportunities that are no less favorable to such employees than those provided to such employees by the Company and its Subsidiaries immediately prior to the Effective Time, (iii) employee benefits that are no less favorable in the aggregate than those provided by the Company and its Subsidiaries immediately prior to the Effective Time and (iv) severance benefits that are no less favorable than those set forth in Section 4.9(a) of the Company Disclosure Letter.

A-35

(b) With respect to any employee benefit plan maintained by Parent or any Subsidiary of Parent (collectively, “Parent Benefit Plan”) in which any employee of the Company or its Subsidiaries or the beneficiaries and dependents thereof is otherwise eligible to participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, (i) recognize all service of such employees with the Company or any of its Subsidiaries, as the case may be, for purposes of determining eligibility to participate, vesting, accruals, and entitlement to benefits where length of service is relevant, other than benefit accruals under a defined benefit pension plan, to the extent credited under the corresponding Benefit Plan, (ii) use commercially reasonable efforts to seek to waive any pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements and (iii) use commercially reasonable efforts to provide credit for any co-payments and deductibles incurred prior to the Effective Time in the plan year in which the Effective Time occurs for purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any such Parent Benefit Plans that may apply as of or following the Effective Time.

(c) From and after the Effective Time, the Company or the Surviving Corporation, as applicable, will, and Parent will cause the Company or the Surviving Corporation, as applicable, to, honor, in accordance with their terms, all employment, severance, income continuity and change of control programs, plans or agreements between the Company and any employee of the Company and its Subsidiaries including bonuses, incentives, severance payments or deferred compensation in existence on the date hereof; provided, that nothing herein shall be deemed to prohibit the Company or the Surviving Corporation from amending or terminating any such program, plan or agreement in accordance with its terms.

(d) Parent hereby acknowledges that a “change in control” or “change of control” within the meaning of each Stock Plan and Benefit Plan, as applicable, will occur at the Effective Time

(e) Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of the Company or the Surviving Corporation to terminate, any employee for any reason, (ii) require the Company or the Surviving Corporation to continue any Benefit Plan or prevent the amendment, modification or termination thereof after the Effective Time, or (iii) amend any Benefit Plan or any other employee benefit plan, program or arrangement.

(f) No provision of this Agreement shall create any third party beneficiary rights in any employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any employee by the Company, Parent or the Surviving Corporation or under any Benefit Plan or any other employee benefit plan which the Company, Parent or the Surviving Corporation may maintain.

4.10 Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent in connection with the transactions contemplated in Article II, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Sections 4.5(c), 4.11(b) and 6.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

A-36

4.11 Indemnification; Directors’ and Officers’ Insurance. (a) From and after the Effective Time, each of Parent and the Surviving Corporation agrees that all rights to indemnification existing in favor of each present and former director and officer of the Company and its Subsidiaries (collectively, the “Indemnified Parties”, and individually, an “Indemnified Party”) as provided in the charter or by-laws of the Company or any of its Subsidiaries in each case as in effect on the date of this Agreement for acts or omissions occurring prior to the Effective Time shall be assumed and performed by the Surviving Corporation and shall continue in full force and effect until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions, except as otherwise required by applicable Law.

(b) Prior to the Effective Time, the Company shall, and if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the extension of (i) the Side A and Side B coverage parts (directors’ and officers’ liability) of the Company’s existing directors’ and officers’ insurance policies and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable in the aggregate as the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of his or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of six years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date hereof; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies a premium amount on an annualized basis in excess of 150% of the annual premiums currently paid by the Company for such insurance; and provided further that, if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 4.11.

A-37

(d) The provisions of this Section 4.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties. Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations under this Section 4.11.

4.12 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent, Merger Sub, the Company and the members of their respective boards of directors shall, to the fullest extent practicable, grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

4.13 Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

4.14 Section 16 Matters. Assuming that the Company delivers to Parent, in a timely fashion prior to the Effective Time, all requisite information necessary for Parent to take the actions contemplated by this Section 4.14, each of the Company and Parent shall take all such steps as may be necessary or appropriate to ensure that any dispositions of Shares (including derivative securities related to such stock) resulting from the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time are exempt pursuant to Rule 16b-3 under the Exchange Act.

4.15 Additional Matters. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, Parent and Merger Sub shall, and shall cause the Surviving Corporation to, take all such necessary action.

ARTICLE V

Conditions

5.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a) Shareholder Approval. This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote in accordance with applicable Laws and the charter and by-laws of the Company.

A-38

(b) Regulatory Consents. (i) The CFIUS Approval shall have been obtained in accordance with Section 4.5(c); and (ii) all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (including, without limitation, pursuant to any Government Contract) (collectively, “Governmental Consents”) in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company and Parent shall have been made or obtained (as the case may be).

(c) No Order. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an “Order”).

5.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.1(a), Section 3.1(b), Section 3.1(c) and Section 3.1(r) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects (without regard to any “materiality”, “in all material respects”, or Company Material Adverse Change or similar qualifications contained therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that, notwithstanding anything herein to the contrary, the condition set forth in this Section 5.2(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the Company are not so true and correct unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has had or is reasonably likely to result in a Company Material Adverse Change; and (iii) Parent shall have received at the Closing a certificate signed on behalf of the Company by an executive officer of the Company to the effect that such officer has read this Section 5.2(a) and the conditions set forth in this Section 5.2(a) have been satisfied.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Change, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

A-39

5.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement in Section 3.2(f) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) each of the other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects (without regard to any materiality or qualifications contained therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that, notwithstanding anything herein to the contrary, the condition set forth in this Section 5.3(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of Parent and Merger Sub are not so true and correct unless the failure of such representations and warranties of Parent and Merger Sub to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated hereby; and (iii) the Company shall have received at the Closing a certificate signed on behalf of Parent by an executive officer of Parent to the effect that such officer has read this Section 5.3(a) and the conditions set forth in this Section 5.3(a) have been satisfied.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent and Merger Sub to such effect.

ARTICLE VI

Termination

6.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of this Agreement by the shareholders of the Company referred to in Section 5.1(a), by mutual written consent of the Company and Parent.

6.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company if:

A-40

(a) the Merger shall not have been consummated on or before the date that is six months from the date hereof (the “Outside Date”), whether such date is before or after the date of approval of this Agreement by the shareholders of the Company referred to in Section 5.1(a); provided that if, on the Outside Date, one or more of the conditions to the Closing set forth in Sections 5.1(b) or 5.1(c) (to the extent relating to the CFIUS Approval) shall not have been fulfilled but all other conditions to Closing shall have been satisfied (other than any condition that by its nature cannot be satisfied until the Closing but that is expected to be satisfied at the Closing), then the Outside Date shall, without any action on the part of the parties hereto, be extended to the date that is nine months from the date hereof; provided further that the right to terminate this Agreement pursuant to this Section 6.2(a) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such date; provided further that the parties agree that Parent shall have no right to terminate this Agreement pursuant to this Section 6.2(a) during the pendency of legal proceedings by the Company for specific performance pursuant to Section 7.6;

(b) the approval of this Agreement by the shareholders of the Company referred to in Section 5.1(a) shall not have been obtained at the Shareholders Meeting, including any adjournment or postponement thereof; or

(c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of this Agreement by the shareholders of the Company referred to in Section 5.1(a)); provided that the right to terminate this Agreement pursuant to this Section 6.2(c) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, such action or event.

6.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company:

(a) at any time following the occurrence of a Shareholders Meeting at which the holders of Shares consider and vote upon the approval of this Agreement, but prior to the time the Company Requisite Vote is obtained, if: (i) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; (ii) immediately prior to or concurrently with the termination of this Agreement, the Company enters into an Alternative Acquisition Agreement with respect to a Superior Proposal; and (iii) the Company immediately prior to or concurrently with such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 6.5;

(b) if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that (i) Section 5.3(a) or 5.3(b) would not be satisfied and (ii) such breach or failure to be true is not curable by the Outside Date or, if capable of being cured by the Outside Date, shall not have been cured prior to the earlier of (x) thirty (30) days after written notice thereof is given by the Company to Parent or (y) the Outside Date (provided that the Company is not then in breach of any representation, warranty, covenant or agreement such that Section 5.2(a) or 5.2(b) would not be satisfied); or

A-41

(c) at any time following the occurrence of a Shareholders Meeting at which the holders of Shares consider and vote upon the approval of this Agreement, but prior to the time the Company Requisite Vote is obtained, if the Company Board shall have made a Change in Recommendation.

6.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of Parent if:

(a) the Company Board shall have made a Change of Recommendation; or

(b) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that (i) Section 5.2(a) or 5.2(b) would not be satisfied and (ii) such breach or failure to be true is not curable by the Outside Date or, if capable of being cured by the Outside Date, shall not have been cured prior to the earlier of (x) thirty (30) days after written notice thereof is given by Parent to the Company or (y) the Outside Date (provided that Parent or Merger Sub is not then in breach of any representation, warranty, covenant or agreement such that Section 5.3(a) or 5.3(b) would not be satisfied).

6.5 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VI, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, that (i) subject to Section 6.5(b), no such termination shall relieve any party hereto of any liability or damages to the other party hereto (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by a party’s shareholders (taking into consideration relevant matters, including the total amount payable to such shareholders under this Agreement, lost combination opportunities and the time value of money)) resulting from any willful or intentional material breach of this Agreement and (ii) the provisions set forth in Section 7.1 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing shall impair the rights of the Company, if any, to obtain the relief set forth in Section 7.6 prior to any termination of this Agreement.

(b) Fees and Expenses.

(i)	Whether or not the Merger is consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(ii)	In the event that (x) the Company shall have terminated this Agreement pursuant to Section 6.3(a) or Section 6.3(c) or (y) Parent shall have terminated this Agreement pursuant to Section 6.4(a) or Section 6.4(b) (but solely to the extent that the breach giving rise to Parent’s right to terminate pursuant to Section 6.4(b) is a material breach of Section 4.2) then the Company shall promptly pay to Parent a termination fee of $1,247,709 (the “Parent Termination Fee”).

A-42

(iii)	The parties hereto agree that the provisions contained in this Section 6.5(b) are an integral part of the transactions contemplated by this Agreement, that the damages resulting from the termination of this Agreement as set forth in Section 6.5(b)(ii) of this Agreement are uncertain and incapable of accurate calculation and that the amount payable pursuant to Section 6.5(b)(ii) hereof is a reasonable forecast of the actual damages which may be incurred Parent under such circumstances. The amount payable pursuant to Section 6.5(b)(ii) hereof constitutes liquidated damages and not a penalty and shall be the sole monetary remedy in the event of termination of this Agreement on the bases specified in such Section.

ARTICLE VII

Miscellaneous

7.1 Survival. This Article VII and the agreements of the Company, Parent and Merger Sub contained in Article II and Sections 4.9 (Employee Benefits), 4.10 (Expenses), 4.11 (Indemnification; Directors’ and Officers’ Insurance) and 4.15 (Additional Matters) shall survive the consummation of the Merger. This Article VII and the agreements of the Company, Parent and Merger Sub contained in Sections 4.8 (Publicity), 4.10 (Expenses) and 6.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

7.2 Modification or Amendment. Subject to the provisions of the applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

7.3 Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

A-43

7.4 Counterparts. This Agreement may be executed in any number of original, facsimile or PDF counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

7.5 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES THEREOF. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, in accordance with Section 7.7 or in such other manner as may be permitted by Law, of copies of such process to such party, and nothing in this Section 7.5 shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) irrevocably and unconditionally consents and submits itself and its property in any action or proceeding to the exclusive general jurisdiction of any New York federal court sitting in the Borough of Manhattan of The City of New York or, if such federal court does not have jurisdiction over such action or proceeding, any state court sitting in the Borough of Manhattan of The City of New York, in the event any dispute arises out of, in connection with or relating to this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any actions or proceedings arising out of, in connection with or relating to this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in any New York federal court sitting in the Borough of Manhattan of The City of New York or, if such federal court does not have jurisdiction over such action or proceeding, any state court sitting in the Borough of Manhattan of The City of New York, (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any action arising out of, in connection with or relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5(b).

A-44

7.6 Specific Performance. The parties acknowledge and agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or in the event of any actual or threatened breach of this Agreement, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that, except where this Agreement is validly terminated in accordance with Article VI, the parties (on behalf of themselves and the third party beneficiaries of this Agreement provided in Section 7.9) shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof and any other agreement or instrument executed in connection herewith. The parties hereby further acknowledge and agree that such relief shall include the right of the Company to cause Parent and Merger Sub to consummate the transactions contemplated hereby, in each case, if each of the conditions set forth in Section 5.1 and Section 5.2 have been satisfied or waived (other than conditions which by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions at the Closing). The parties further agree that (a) by seeking the remedies provided for in this Section 7.6, a party shall not in any respect waive its right to seek any other form of relief, at law or in equity, that may be available to a party under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 7.6 are not available or otherwise are not granted and (b) nothing contained in this Section 7.6 shall require any party to institute any action or proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 7.6 before exercising any termination right under Article VI (and pursuing damages after such termination), nor shall the commencement of any action or proceeding pursuant to this Section 7.6 or anything contained in this Section 7.6 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VI or pursue any other remedies under this Agreement that may be available then or thereafter. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Each of the parties hereby acknowledges and agrees (i) that it hereby irrevocably waives any requirement for the security or posting of any bond in connection with such relief and (ii) that the prevailing party in any such action or proceeding shall be entitled to reimbursement of all costs and expenses associated with seeking such relief, including all attorneys’ fees.

7.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile or email:

A-45

If to Parent or Merger Sub:

Prosegur SIS (USA) Inc.

c/o Prosegur Compañía de Seguridad, S.A.
24 Pajaritos Street, 28007, Madrid, Spain

Attention: Manuel Núñez
email: manuel.nunez@prosegur.com

or

Crescent Merger Sub, Inc.

c/o Prosegur Compañía de Seguridad, S.A.
24 Pajaritos Street, 28007, Madrid, Spain

Attention: Manuel Núñez
email: manuel.nunez@prosegur.com

with a copy to

Gibson, Dunn & Crutcher LLP
200 Park Avenue

New York, NY 10166
Attention: Jose W. Fernandez
fax: (212) 351-6276

email: JFernandez@gibsondunn.com

If to the Company:

Command Security Corporation
512 Herndon Parkway, Suite A
Herndon, VA 20170

Attention: N. Paul Brost, Craig P. Coy
fax: 703-543-0631

email: pbrost@commandsecurity.com; ccoy@commandsecurity.com

with a copy to

Winston & Strawn LLP
200 Park Avenue

New York, NY 10166
Attention: David A. Sakowitz
fax: (212) 294-4700

email: DSakowitz@winston.com

and

Winston & Strawn LLP
1700 K St NW

Washington, DC 20006
Attention: Thomas L. Mills
fax: (202) 282-5100

email: TMills@winston.com

A-46

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile or email (provided that if given by facsimile or email such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

7.8 Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Letter and the Confidentiality Agreement, dated June 19, 2018, between Parent and the Company (the “Confidentiality Agreement”) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH OF PARENT AND MERGER SUB ACKNOWLEDGES AND AGREES THAT IT (I) HAS MADE ITS OWN INQUIRY AND INVESTIGATION INTO, AND, BASED THEREON, HAS FORMED AN INDEPENDENT JUDGMENT CONCERNING, THE COMPANY AND ITS SUBSIDIARIES, THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND THE COMPANY’S AND ITS SUBSIDIARIES’ CUSTOMERS AND THE EFFECTS ON THE BUSINESS RESULTING FROM THE KNOWLEDGE OF PERSONS OTHER THAN THE PARTIES HERETO OF THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE IDENTITY OF PARENT AND MERGER SUB) AND (II) HAS BEEN FURNISHED WITH, OR GIVEN ADEQUATE ACCESS TO, SUCH INFORMATION ABOUT THE COMPANY AND ITS SUBSIDIARIES AS IT HAS REQUESTED. EACH OF PARENT AND MERGER SUB FURTHER ACKNOWLEDGES AND AGREES THAT (I) (A) THE ONLY REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE BY THE COMPANY ARE THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS MADE IN THIS AGREEMENT AND (B) NONE OF PARENT OR MERGER SUB HAS RELIED UPON ANY OTHER REPRESENTATIONS OR OTHER INFORMATION MADE OR SUPPLIED BY OR ON BEHALF OF THE COMPANY, ANY OF ITS SUBSIDIARIES OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES, INCLUDING ANY FINANCIAL PROJECTIONS OR ANY INFORMATION PROVIDED BY OR THROUGH THEIR BANKERS, INCLUDING MANAGEMENT PRESENTATIONS, THE COMPANY’S ELECTRONIC DATA ROOM OR OTHER DUE DILIGENCE INFORMATION AND NONE OF PARENT OR MERGER SUB WILL HAVE ANY RIGHT OR REMEDY ARISING OUT OF ANY SUCH REPRESENTATION OR OTHER INFORMATION, (II) ANY CLAIMS PARENT OR MERGER SUB MAY HAVE FOR BREACH OF REPRESENTATION OR WARRANTY SHALL BE BASED SOLELY ON THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY SET FORTH IN SECTION 3.1 HEREOF (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER, AS SUPPLEMENTED OR AMENDED) AND (III) NEITHER PARENT NOR ANY OF ITS AFFILIATES SHALL HAVE ANY CLAIM FOR LOSSES TO THE EXTENT RESULTING FROM, OR CAUSED BY, THE KNOWLEDGE OF PERSONS OTHER THAN THE PARTIES HERETO OF THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE IDENTITY OF PARENT). FOR THE AVOIDANCE OF ANY DOUBT AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH OF PARENT AND MERGER SUB ACKNOWLEDGES AND AGREES THAT THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE FINANCIAL PROJECTIONS, THAT PARENT AND MERGER SUB ARE FAMILIAR WITH SUCH UNCERTAINTIES, THAT PARENT AND MERGER SUB ARE TAKING FULL RESPONSIBILITY FOR MAKING THEIR OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL PROJECTIONS SO FURNISHED TO THEM AND ANY USE OF OR RELIANCE BY PARENT AND MERGER SUB ON SUCH PROJECTIONS SHALL BE AT THEIR SOLE RISK, AND PARENT AND MERGER SUB SHALL NOT HAVE ANY CLAIM AGAINST ANYONE WITH RESPECT THERETO.

A-47

7.9 No Third-Party Beneficiaries. Except (a) as provided in Section 4.11 (Indemnification; Directors’ and Officers’ Insurance) and (b) following the Effective Time, for the provisions of Article II, Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

7.10 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

7.11 Definitions. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

7.12 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.13 Interpretation; Construction. (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

A-48

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) Each party hereto has or may have set forth information in its respective Disclosure Letter in a section thereof that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in a Disclosure Letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement.

7.14 Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that prior to the mailing of the Proxy Statement to the Company’s shareholders, Parent may designate, by written notice to the Company, another affiliate that is a wholly owned direct or indirect subsidiary of Prosegur Compañía de Seguridad, S.A. to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation, provided that any such designation shall not impede or delay the consummation of the transactions contemplated by this Agreement or otherwise materially impede the rights of the shareholders of the Company under this Agreement. Any purported assignment in violation of this Agreement is void.

7.15 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto (including any third party beneficiaries hereto) and none of (a) Parent’s or any of its Affiliates’ stockholders, members, managers, directors, officers, employees, agents, representatives, financing sources or assignees of any of the foregoing or (b) the Company’s or any of its Affiliates’ stockholders, members, managers, directors, officers, employees, agents, representatives, financing sources or assignees of any of the foregoing, in each case, shall have any liability for any obligations or liabilities of the other parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith, except in each case as pursuant to the Voting Agreement.

A-49

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

COMMAND SECURITY CORPORATION

By	/s/ Craig P. Coy
Name:	Craig P. Coy
Title:	Chief Executive Officer

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

PROSEGUR SIS (USA) INC.

By	/s/ Manuel Núñez Armas
Name:	Manuel Núñez Armas
Title:	Vice President

CRESCENT MERGER SUB, INC.

By	/s/ Manuel Núñez Armas
Name:	Manuel Núñez Armas
Title:	President and Treasurer

A-50

ANNEX A

DEFINED TERMS

Terms	Page
2000 Plan	A-11
2005 Plan	A-11
2009 Plan	A-11
Acquisition Proposal	A-29
Affiliate	A-11
Agreement	A-4
Alternative Acquisition Agreement	A-29
Applicable Date	A-13
Bankruptcy and Equity Exception	A-12
Benefit Plans	A-15
Bid	A-21
Book-Entry Shares	A-7
business day	A-5
By-laws	A-5
Certificate	A-6
CFIUS	A-33
CFIUS Approval	A-33
Change	A-9
Change of Recommendation	A-30
Charter	A-5
Closing	A-5
Closing Date	A-5
Code	A-16
Company Approvals	A-13
Company Board	A-4
Company Disclosure Letter	A-9
Company Employees	A-15
Company Material Adverse Change	A-23
Company Material Contracts	A-21
Company Option	A-8
Company Recommendation	A-12
Company Reports	A-13
Company Requisite Vote	A-12
Confidentiality Agreement	A-47
Constituent Corporations	A-4
Contract	A-13
D&O Insurance	A-37
Effective Time	A-5
Environmental Law	A-18
ERISA	A-15
ERISA Affiliate	A-16

A-51

ERISA Plan	A-16
Exchange Act	A-9
Exchange Fund	A-6
Excluded Share	A-6
Excluded Shares	A-6
GAAP	A-14
Government Contract	A-21
Governmental Consents	A-39
Governmental Entity	A-8
Hazardous Substance	A-18
Indemnified Parties	A-37
Indemnified Party	A-37
Insurance Policies	A-20
Intellectual Property	A-20
IRS	A-15
Knowledge	A-15
Laws	A-17
Licenses	A-17
Lien	A-11
Material Intellectual Property	A-20
Merger Sub	A-4
NY Certificate of Merger	A-5
NYBCL	A-4
NYSE American	A-13
Order	A-39
Outside Date	A-41
Parent	A-4
Parent Approvals	A-24
Parent Benefit Plan	A-36
Parent Disclosure Letter	A-23
Parent Requisite Vote	A-23
Paying Agent	A-6
Pension Plan	A-16
Per Share Merger Consideration	A-6
Person	A-8
Present Fair Salable Value	A-25
Proxy Statement	A-26
Representatives	A-22
Restricted Share	A-8
Restricted Stock Unit	A-8
SEC	A-13
Securities Act	A-13
Shareholders Meeting	A-32
Shares	A-6
Significant Subsidiary	A-9
Solvent	A-25
SOX	A-13
Stock Plans	A-11
Subsidiary	A-9
Superior Proposal	A-31
Surviving Corporation	A-4
Takeover Statute	A-17
Tax	A-19
Tax Authority	A-19
Tax Return	A-19
Taxes	A-19
Voting Agreement	A-4

A-52

ANNEX B

VOTING AGREEMENT

[Attached.]

A-53

EXHIBIT A

FORM OF CHARTER OF THE SURVIVING CORPORATION

[Attached.]

A-54

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COMMAND SECURITY CORPORATION

(under Section 402 of the Business Corporation Law)

Article I: The name of the corporation is Command Security Corporation (the “Corporation”).

Article II: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

Article III: The office of the Corporation is to be located in the County of New York, State of New York. The location of the business to be conducted is County of New York, State of New York.

Article IV: The corporation shall have authority to issue one class of shares. The aggregate number of shares that the Corporation shall have authority to issue is 200 common shares, without par value.

Article V: The names and business addresses of the subscribers and the number of shares each subscriber shall have in the Corporation is:

Name	Address	Number of Shares

Prosegur SIS (USA), Inc.	c/o Prosegur Compañía de Seguridad S.A. 24 Pajaritos Street, 28007, Madrid, Spain	200

Article VI: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served and the post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

c/o Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, NY 10016

A-55

Article VII: To the fullest extent permissible by the Business Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Any amendment, alteration or repeal of this Article VII that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Article VIII: The period of duration of the Corporation shall be perpetual.

c/o Prosegur Compañía de Seguridad S.A.

24 Pajaritos Street, 28007, Madrid, Spain

A-56

IN WITNESS WHEREOF, this Certificate has been signed the sole shareholder of the Corporation this [_] day of [MONTH], 201[_].

PROSEGUR SIS (USA) INC.

By:
Title:

A-57

ANNEX B

VOTING AGREEMENT

VOTING AGREEMENT, dated as of September 18, 2018 (this “Agreement”), among Prosegur SIS (USA) Inc., a Florida corporation (“Parent”), and the stockholders of Command Security Corporation, a New York corporation (the “Company”), listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, Parent, Crescent Merger Sub, Inc., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”);

WHEREAS, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of shares of common stock, par value $0.0001 per share, of the Company (“Shares”) as set forth on Schedule A hereto (with respect to each Stockholder, the “Owned Shares”; the Owned Shares and any additional Shares of which such Stockholder acquires record and/or beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, such Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to Parent and Merger Sub’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent and the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if any Stockholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Stockholders hereby agree as follows:

1. Agreement to Vote. Prior to the Termination Date (as defined herein), each Stockholder irrevocably and unconditionally agrees that it shall at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of stockholders of the Company, except as otherwise approved in writing by Parent, (a) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any, and (b) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (i) in favor of the Merger, the adoption of the Merger Agreement and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement (whether or not recommended by the Company Board) and (ii) subject to Section 4.2(d)(ii) of the Merger Agreement, against (A) any Acquisition Proposal, (B) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other Person (other than the Merger) or (C) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement or any transaction that results in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company or any of its Subsidiaries under the Merger Agreement.

B-1

2. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE EXECUTIVE OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN SECTION 1. EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE COVERED SHARES (THE STOCKHOLDER REPRESENTING TO THE COMPANY THAT ANY SUCH PROXY IS NOT IRREVOCABLE).

(b) The proxy granted in this Section 2 shall automatically expire upon the termination of this Agreement

3. No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

4. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) written notice of termination of this Agreement by Parent to the Stockholders (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 8 and 12 through 26 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

B-2

5. Representations and Warranties of Stockholders. Each Stockholder, as to itself (severally and not jointly), hereby represents and warrants to Parent as follows:

(a) Such Stockholder is the record and/or beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of Liens other than as created by this Agreement. Such Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares, such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. The Covered Shares are not subject to any voting trust agreement or other Contract to which such Stockholder is a party restricting or otherwise relating to the voting or Transfer (as defined below) of the Covered Shares. Such Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Shares, except as contemplated by this Agreement.

(b) Each such Stockholder which is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; each such Stockholder who is a natural person has full legal power and capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. The execution, delivery and performance of this Agreement by each such Stockholder which is an entity, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). If such Stockholder is married, and any of the Covered Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder’s spouse and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

B-3

(c) Except for the applicable requirements of the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of any such Stockholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Stockholder pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Stockholder to perform its obligations hereunder.

(d) There is no action, suit, investigation, complaint or other proceeding pending against any such Stockholder or, to the knowledge of such Stockholder, any other Person or, to the knowledge of such Stockholder, threatened against any Stockholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e) Except as provided in the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Stockholder.

(f) Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

6. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

(a) Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Parent, the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by Parent and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder or the consummation by Parent of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery the Stockholders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

B-4

(b) Except as contemplated by the Merger Agreement and for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Parent for the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of Parent, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any property or asset of Parent is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of Parent’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of Parent to perform its obligations hereunder.

(c) There is no action, suit, investigation, complaint or other proceeding pending against Parent or, to the knowledge of Parent, any other Person or, to the knowledge of Parent, threatened against Parent or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by any party of its obligations under this Agreement.

7. Certain Covenants of Stockholders. Each Stockholder, for itself (severally and not jointly), hereby covenants and agrees as follows, in each case except as otherwise approved in writing by Parent:

(a) Prior to the Termination Date, such Stockholder shall not, and shall not authorize or permit any of its Subsidiaries or Representatives, directly or indirectly, to:

(i) solicit, initiate, endorse, encourage or facilitate the making by any Person (other than the other parties to the Merger Agreement) of any Acquisition Proposal;

(ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal;

B-5

(iii) execute or enter into any Contract constituting or relating to any Acquisition Proposal, or approve or recommend or propose to approve or recommend any Acquisition Proposal or any Contract constituting or relating to any Acquisition Proposal (or authorize or resolve to agree to do any of the foregoing actions); or

(iv) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the Securities and Exchange Commission (the “SEC”)) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of the Shares intending to facilitate any Acquisition Proposal or cause stockholders of the Company not to vote to approve the Merger or any other transaction contemplated by the Merger Agreement.

(b) Such Stockholder will immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any of the matters described in Section 6(a) above.

(c) Prior to the Termination Date, and except as contemplated hereby, such Stockholder shall not (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iv) knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement. Any Transfer in violation of this provision shall be void. Such Stockholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares. If so requested by Parent, such Stockholder agrees that the certificates representing Covered Shares shall bear a legend stating that they are subject to this Agreement and to the irrevocable proxy granted in Section 2(a).

(d) Prior to the Termination Date, in the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Shares held by such Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such Shares or voting interests shall automatically become subject to the terms of this Agreement. Each Stockholder shall promptly notify Parent and the Company of any such event.

8. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a stockholder of the Company, and nothing in this Agreement shall restrict or limit the ability of any Stockholder who is a director or officer of the Company to take any action in his or her capacity as a director or officer of the Company to the extent specifically permitted by the Merger Agreement.

B-6

9. Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under applicable Laws.

10. Disclosure. Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

11. Further Assurances. From time to time, at the request of Parent and without further consideration, each Stockholder shall take such further action as may reasonably be deemed by Parent to be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

12. Non-Survival of Representations and Warranties. The representations and warranties of the Stockholders contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

13. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party and otherwise as expressly set forth herein.

14. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) If to a Stockholder, to the address set forth opposite such Stockholder’s name on Schedule A hereto.

B-7

(ii) If to Parent:

Prosegur SIS (USA) Inc.

c/o Prosegur Compañía de Seguridad, S.A.

24 Pajaritos Street, 28007, Madrid, Spain

Attention: Manuel Núñez

email: manuel.nunez@prosegur.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention: Jose W. Fernandez

fax: (212) 351-6276

email: JFernandez@gibsondunn.com

16. Entire Agreement. This Agreement, the Merger Agreement (including the Exhibits thereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

17. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

18. Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

19. Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined only in any New York federal court sitting in the Borough of Manhattan of The City of New York or, if such federal court does not have jurisdiction over such action or proceeding, any state court sitting in the Borough of Manhattan of The City of New York, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

B-8

20. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent; provided further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

21. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York federal court sitting in the Borough of Manhattan of The City of New York or, if such federal court does not have jurisdiction over such action or proceeding, any state court sitting in the Borough of Manhattan of The City of New York, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

22. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Laws, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Laws or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

23. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

B-9

24. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party; provided, however, that if any of the Stockholders fail for any reason to execute this Agreement, then this Agreement shall become effective as to the other Stockholders who execute this Agreement.

25. Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

26. Confidentiality. The Stockholders agree (a) to hold any non-public information regarding this Agreement and the Merger in strict confidence and (b) except as required by law or legal process, not to divulge any such non-public information to any third Person.

27. No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

B-10

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

PROSEGUR SIS (USA) INC.

/s/ Manuel Núñez Armas
Name:	Manuel Núñez Armas
Title:	Vice President

STOCKHOLDER:

/s/ Brian L. Pessin
Name:	Brian L. Pessin

STOCKHOLDER:

Wax Asset Management, LLC

/s/ Evan Wax
Name:	Evan Wax
Title:	President

STOCKHOLDER:

/s/ Sandra F. Pessin
Name:	Sandra F. Pessin

STOCKHOLDER:

/s/ Norman H. Pessin
Name:	Norman H. Pessin

B-11

STOCKHOLDER:

Thomas Kikis, for Thomas Kikis and for the benefit of Peter Kikis, Elena Kikis and Terrell Kikis

/s/ Thomas P. Kikis
Name:	Thomas Kikis

STOCKHOLDER:

Dynasty Trust

/s/ Thomas P. Kikis
Name:	Thomas Kikis
Title:	Trustee

STOCKHOLDER:

Kikis Family Foundation

/s/ Thomas P. Kikis
Name:	Thomas Kikis
Title:	Trustee

/s/ Charles P. Kontulis
Name:	Charles Kontulis
Title:	Trustee

STOCKHOLDER:

/s/ Craig P. Coy
Name:	Craig Coy

STOCKHOLDER:

Coy Consulting 401K Profit Sharing Plan

/s/ Craig P. Coy
Name:	Craig Coy
Title:	Trustee

B-12

SCHEDULE A

Stockholder	Address	Owned Shares
Craig P. Coy		36,160
Coy Consulting 401K Profit Sharing Plan		55,896
Wax Asset Management, LLC		1,931,426
Norman and Sandy Pessin		IRA: 1,326,144 Sandy Pessin: 260,200
Brian Pessin		110,000
Thomas P. Kikis		698,293
Thomas P. Kikis for the benefit of Peter Kikis		50,000
Thomas P. Kikis for the benefit of Elena Kikis		50,000
Thomas P. Kikis for the benefit of Terrell Kikis		50,000
Kikis Family Foundation		125,794
Dynasty Trust		1,460,555

B-13

ANNEX C

September 16, 2018

The Board of Directors

Command Security Corporation

512 Herndon Parkway Suite A

Herndon, VA 20170

Ladies and Gentlemen:

We understand that Command Security Corporation, a New York corporation (the “Company”), is considering a transaction whereby Prosegur SIS (USA) Inc., a Florida corporation (“Parent”) will effect a merger with the Company. Pursuant to the terms of a draft, dated September 14, 2018, of an Agreement and Plan of Merger (the “Agreement”) among Parent, Crescent Merger Sub, Inc., a New York corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub will merge with and into the Company, as a result of which the Company will become a wholly owned subsidiary of Parent (the “Transaction”), and each issued and outstanding share (each, a “Share”) of the Company’s common stock, par value $ 0.0001 per share (“Company Common Stock”), other than Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and Shares owned by the Company or any direct or indirect wholly owned subsidiary of the Company, and in each case not held on behalf of third parties (“Excluded Shares”), will be converted into the right to receive, for each such outstanding share of Company Common Stock, $2.85 in cash (the “Consideration”). We understand that Parent is a wholly-owned subsidiary of Prosegur Compañía de Seguridad, S.A. The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Shares (other than the holders of Excluded Shares) of the Consideration to be received by the holders of Shares in the Transaction.

Nomura Securities International, Inc. (“Nomura”) has acted as financial advisor to the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a portion of which is contingent upon consummation of the Transaction. In addition, the Company has also agreed to reimburse Nomura’s expenses and indemnify Nomura against certain liabilities arising out of its engagement. During the past two years, Nomura and its affiliates have not provided investment banking or other financial services to either the Company or Parent unrelated to the proposed Transaction, for which Nomura and its affiliates have received compensation; provided, however, that Nomura and its affiliates may in the future provide investment banking and other financial services to the Company or Parent for which Nomura and its affiliates may receive compensation. Nomura and its affiliates are engaged in financial services, including, without limitation, investment banking, financial advisory, corporate finance, retail banking, securities and derivatives trading, asset finance, merchant banking and asset management. In the ordinary course of business, Nomura, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, the equity, debt or other securities or financial instruments (including bank loans and other obligations) of the Company or Parent or their respective subsidiaries or any currency or commodity that may be involved in the Transaction and, accordingly, may at any time hold a long or short position in such securities, instruments, currencies or commodities (or in related derivatives).

C-1

Although this opinion was approved by our Fairness Opinion Committee, our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available to the Company or the Company’s underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Transaction. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, (ii) the Company, Parent and Merger Sub will comply with all material terms of the Agreement, and (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company, Parent or the expected benefits of the Transaction in any way meaningful to our analysis. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and its advisors with respect to such issues.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the businesses and financial prospects of the Company that were provided to us by the management of the Company and not publicly available, including financial forecasts and estimates prepared by management of the Company; (iii) conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company; (iv) performed a discounted cash flow analysis of the Company in which we analyzed the future cash flows of the Company using financial forecasts and estimates prepared by the management of the Company; (v) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (vi) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vii) reviewed current and historical market prices of Company Common Stock; (viii) reviewed the Agreement; and (x) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate. At your request, in 2016, we contacted third parties, including Parent, to solicit indications of interest in a potential strategic transaction with the Company. At your direction, we have not undertaken a more recent systematic outreach to third parties in connection with a possible strategic transaction with the Company.

C-2

In connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the information provided to or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. We also have not evaluated, and do not express an opinion as to the impact of the Transaction on, the solvency, viability or fair value of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters or the ability of the Company to pay its obligations when they become due. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We express no opinion regarding the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the public shareholders of the Company, in connection with the Transaction. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Shares (other than holders of Excluded Shares) in the Transaction is fair, from a financial point of view, to such holders.

This opinion is provided for the benefit of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Transaction.

Very truly yours,

/s/ Nomura Securities International, Inc.

C-3

COMMAND SECURITY CORPORATION CSC AVIATION SAFEGUARDS

512 HERNDON PARKWAY
SUITE A
HERNDON, VA 20170

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/moc2018sm**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E52489-S77776 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMMAND SECURITY CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date